FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-12

Dated January 16, 2026	BMO 2026-C14

Collateral Term Sheet
BMO 2026-C14 Mortgage Trust
$631,631,861 (Approximate Mortgage Pool Balance)

BMO Commercial Mortgage Securities LLC Depositor
Commercial Mortgage Pass-Through Certificates, Series 2026-C14

Bank of Montreal

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

Argentic Real Estate Finance 2 LLC

UBS AG New York Branch

Natixis Real Estate Capital LLC

Zions Bancorporation, N.A.

Citi Real Estate Funding Inc.

Goldman Sachs Mortgage Company

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Citigroup	Goldman Sachs & Co. LLC	UBS Securities LLC	Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Blaylock Van, LLC	Drexel Hamilton	Natixis
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated January 16, 2026	BMO 2026-C14

This material is for your information, and none of BMO Capital Markets Corp., SG Americas Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Blaylock Van, LLC, Drexel Hamilton, LLC and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-C14 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated January 16, 2026	BMO 2026-C14

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Collateral Term Sheet	BMO 2026-C14
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
BMO	11	19	$203,056,889	32.1%	$356,951,716	56.5%
SMC	2	4	$31,300,000	5.0%	$69,112,500	10.9%
SGFC	0	0	$0	0.0%	$53,978,362	8.5%
AREF2	1	7	$41,940,894	6.6%	$41,940,894	6.6%
UBS AG	3	4	$34,350,000	5.4%	$34,350,000	5.4%
Natixis	1	1	$13,500,000	2.1%	$29,541,667	4.7%
ZBNA	1	1	$20,800,000	3.3%	$20,800,000	3.3%
CREFI	1	1	$15,000,000	2.4%	$15,000,000	2.4%
GSMC	1	21	$9,956,723	1.6%	$9,956,723	1.6%
BMO, SGFC	4	28	$151,727,355	24.0%	-	-
BMO, Natixis	1	1	$55,000,000	8.7%	-	-
SMC, BMO	1	1	$55,000,000	8.7%	-	-
Total:	27	88	$631,631,861	100.0%	$631,631,861	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$631,631,861
Number of Mortgage Loans:	27
Number of Mortgaged Properties:	88
Average Cut-off Date Balance per Mortgage Loan:	$23,393,773
Weighted Average Current Mortgage Rate:	6.34065%
10 Largest Mortgage Loans as % of IPB:	67.6%
Weighted Average Remaining Term to Maturity:	117 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.73x
Weighted Average UW NOI Debt Yield:	12.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	58.5%
Weighted Average Maturity Date/ARD LTV:	54.6%

Other Statistics
% of Mortgage Loans with Additional Debt:	6.5%
% of Mortgage Loans with Single Tenants(1):	0.0%
% of Mortgage Loans secured by Multiple Properties:	33.9%

Amortization
Weighted Average Original Amortization Term:	330 months
Weighted Average Remaining Amortization Term:	328 months
% of Mortgage Loans with Interest-Only:	56.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	19.9%
% of Mortgage Loans with Amortizing Balloon:	12.5%

Lockboxes
% of Mortgage Loans with Hard Lockboxes:	66.1%
% of Mortgage Loans with Springing Lockboxes:	20.3%
% of Mortgage Loans with Soft Lockboxes:	13.6%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	60.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	31.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	64.0%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	49.8%

(1) Excludes mortgage loans that are secured, in whole or in part, by multiple properties leased to separate single tenants.

(2) Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, industrial, retail and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Collateral Term Sheet	BMO 2026-C14
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	U-Haul AREC RW Portfolio	Various, Various	BMO, SGFC	18	$62,727,355	9.9%	733,516	Self Storage	1.40x	10.6%	52.0%	39.8%
2	Landstown Commons	Virginia Beach, VA	BMO	1	$55,000,000	8.7%	407,261	Retail	1.58x	10.5%	69.8%	69.8%
3	Birch Run Premium Outlets	Birch Run, MI	BMO, Natixis	1	$55,000,000	8.7%	593,930	Retail	1.91x	15.2%	56.7%	50.8%
4	One Commerce Plaza	Albany, NY	SMC, BMO	1	$55,000,000	8.7%	736,998	Office	1.44x	13.1%	68.1%	59.6%
5	East Coast Hotel Portfolio	Various, Various	AREF2	7	$41,940,894	6.6%	808	Hospitality	1.77x	15.0%	58.0%	50.1%
6	BioMed MIT Portfolio	Cambridge, MA	BMO, SGFC	8	$41,000,000	6.5%	1,314,481	Mixed Use	2.75x	16.6%	35.3%	35.3%
7	Citadel - Hollywood Storage of Thousand Oaks	Thousand Oaks, CA	BMO	1	$36,500,000	5.8%	144,354	Self Storage	1.35x	8.6%	72.0%	72.0%
8	255 Greenwich	New York, NY	BMO, SGFC	1	$30,000,000	4.7%	626,617	Office	1.90x	12.9%	52.5%	52.5%
9	Houston Multifamily Portfolio	Houston, TX	SMC	3	$25,000,000	4.0%	628	Multifamily	1.33x	10.0%	65.6%	65.6%
10	Park Center Plaza I, II, III	Independence, OH	BMO	1	$24,935,042	3.9%	422,262	Office	1.66x	18.1%	52.2%	39.6%

	Top 3 Total/Weighted Average			20	$172,727,355	27.3%			1.62x	12.0%	59.2%	52.9%
	Top 5 Total/Weighted Average			28	$269,668,249	42.7%			1.61x	12.7%	60.8%	53.8%
	Top 10 Total/Weighted Average			42	$427,103,290	67.6%			1.70x	12.9%	58.5%	53.4%
	Non-Top 10 Total/Weighted Average			46	$204,528,570	32.4%			1.78x	12.4%	58.5%	57.3%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Collateral Term Sheet	BMO 2026-C14
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	U-Haul AREC RW Portfolio	BMO, SGFC	$62,727,355	$40,822,564	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$41,000,000
2	Landstown Commons	BMO	$55,000,000	$18,400,000	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$18,400,000
3	Birch Run Premium Outlets	BMO, Natixis	$55,000,000	$35,000,000	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$35,000,000
4	One Commerce Plaza	SMC, BMO	$55,000,000	$9,000,000	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$9,000,000
6	BioMed MIT Portfolio	BMO, SGFC	$41,000,000	$806,000,000	BX 2025-LIFE	KeyBank	KeyBank	BX 2025-LIFE Benchmark 2025-B41 BBCMS 2025-C35 MSBAM 2025-C35 BMO 2025-C13 WFCM 2025-C65 BANK 2025-BNK51 Future Securitization(s)	$437,000,000 $63,000,000 $75,000,000 $59,500,000 $77,500,000 $57,500,000 $23,500,000 $13,000,000
8	255 Greenwich	BMO, SGFC	$30,000,000	$117,000,000	BANK 2025-BNK51	Midland	Rialto	BANK 2025-BNK51 Future Securitization(s)	$90,000,000 $27,000,000
9	Houston Multifamily Portfolio	SMC	$25,000,000	$11,000,000	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$11,000,000
10	Park Center Plaza I, II, III	BMO	$24,935,042	$6,981,812	BMO 2026-C14	Trimont	Rialto	Future Securitization(s)	$7,000,000
12	Ellenton Premium Outlets	BMO, SGFC	$18,000,000	$102,000,000	BANK 2025-BNK51	Midland	Rialto	BANK 2025-BNK51 Future Securitization(s)	$84,000,000 $18,000,000
14	Dartmouth Mall	BMO	$16,000,000	$40,000,000	BMO 2025-C13	Midland	Rialto	BMO 2025-C13	$40,000,000
15	525 7th Avenue	CREFI	$15,000,000	$110,000,000	BBCMS 2025-C39	Midland	LNR Partners, LLC	BBCMS 2025-C39 Future Securitizations(s)	$75,000,000 $35,000,000
20	Cummins Station	UBS AG	$10,000,000	$125,000,000	BANK5 2024-5YR8	Trimont	Greystone	BANK5 2024-5YR8 BANK5 2024-5YR9 WFCM 2024-5C1 Future Securitization(s)	$60,000,000 $25,000,000 $25,000,000 $15,000,000
21	UHaul Portfolio	GSMC	$9,956,723	$68,645,631	BBCMS 2025-C39(2)	Midland(2)	LNR Partners, LLC(2)	BBCMS 2025-C39 Future Securitization(s)	$30,000,000 $38,944,000
22	Washington Square	BMO	$9,550,000	$330,450,000	BMO 2025-C12	Trimont	Rialto	BMO 2025-C12 BBCMS 2025-C35 Benchmark 2025-B41 BANK 2025-BNK50 MSBAM 2025-C35 BMO 2025-C13 Future Securitization(s)	$64,000,000 $70,000,000 $54,783,334 $49,000,000 $20,833,333 $41,000,000 $30,833,333

(1)	In the case of Loan No. 6, the Aggregate Pari Companion Passu Loan Cut-off Data Balance and Related Pari Passu Companion Loan(s) Original Balance exclude the related subordinate companion loan(s).
(2)	In the case of Loan No. 21, until the securitization of the related controlling pari passu companion loan, the related whole loan is being serviced and administered pursuant to the pooling and servicing agreement for the BBCMS 2025-C39 securitization transaction by the parties thereto. Upon the securitization of the related controlling pari-passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future securitization transaction, which servicing agreement will become the Controlling Pooling/Trust & Servicing Agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Collateral Term Sheet	BMO 2026-C14
Collateral Characteristics
Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date/ARD LTV
Retail	Anchored	8	$121,871,847	19.3%	1.60x	11.1%	66.9%	66.1%
	Outlet Center	2	73,000,000	11.6%	2.01x	15.2%	57.7%	53.2%
	Super Regional Mall	2	25,550,000	4.0%	1.83x	13.9%	56.3%	54.4%
	Subtotal / Weighted Average:	12	$220,421,847	34.9%	1.76x	12.8%	62.6%	60.5%
Office	CBD	4	110,000,000	17.4%	1.64x	12.8%	61.0%	56.7%
	Suburban	1	24,935,042	3.9%	1.66x	18.1%	52.2%	39.6%
	Subtotal / Weighted Average:	5	$134,935,042	21.4%	1.64x	13.8%	59.3%	53.6%
Self Storage	Self Storage	42	$115,534,078	18.3%	1.39x	10.0%	58.7%	51.0%
	Subtotal / Weighted Average:	42	$115,534,078	18.3%	1.39x	10.0%	58.7%	51.0%
Multifamily	Garden	12	$58,000,000	9.2%	1.62x	11.3%	58.7%	58.7%
	Independent Living	1	13,500,000	2.1%	1.94x	12.1%	60.0%	60.0%
	Subtotal / Weighted Average:	13	$71,500,000	11.3%	1.68x	11.4%	59.0%	59.0%
Hospitality	Limited Service	6	$36,049,197	5.7%	1.77x	15.0%	58.0%	50.1%
	Extended Stay	1	5,891,697	0.9%	1.77x	15.0%	58.0%	50.1%
	Subtotal / Weighted Average:	7	$41,940,894	6.6%	1.77x	15.0%	58.0%	50.1%
Mixed Use	Lab / Office	8	$41,000,000	6.5%	2.75x	16.6%	35.3%	35.3%
	Subtotal / Weighted Average:	8	$41,000,000	6.5%	2.75x	16.6%	35.3%	35.3%
Manufactured Housing	RV Park	1	$6,300,000	1.0%	2.00x	13.0%	44.7%	44.7%
	Subtotal / Weighted Average:	1	$6,300,000	1.0%	2.00x	13.0%	44.7%	44.7%
Total / Weighted Average:		88	$631,631,861	100.0%	1.73x	12.7%	58.5%	54.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

U-Haul AREC RW Portfolio
U-Haul at I-20 & 360 Grand Prairie, TX
U-Haul at North Sam Houston & Aldine Houston, TX
U-Haul at Fall River at I-195 Fall River, MA
U-Haul of Eastgate & U-Haul of Irvington Indianapolis, IN
U-Haul of West Hartford West Hartford, CT
U-Haul of Anchorage Anchorage, AK
U-Haul of Southern Plaza Indianapolis, IN
U-Haul of Newark Newark, OH
U-Haul Storage Of Clackamas Town Center Happy Valley, OR
U-Haul of Levittown Levittown, PA
U-Haul of Eastland Columbus, OH
U-Haul of Lynwood Lynwood, CA
U-Haul of New River Jacksonville, NC
U-Haul of Redwood City Redwood City, CA
U-Haul Storage Othello Station Seattle, WA
U-Haul of Verde Valley Cottonwood, AZ
U-Haul of Springfield Springfield, OH
U-Haul of Rainier Valley Seattle, WA
SEATTLE
PORTLAND
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
LAS VEGAS
PHOENIX
TUCSON
ALBUQUERQUE
DENVER
EL PASO
Pacific Ocean
BUFFALO
NEW YORK
BOSTON
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
WASH. DC
VIRGINIA
NORFOLK
NORTH CAROLINA
CHARLOTTE
SOUTH CAROLINA
Atlantic Ocean
OKLAHOMA
ARKANSAS
LOUISIANA
TEXAS
FORT WORTH
DALLAS
AUSTIN
HOUSTON
SAN ANTONIO
Gulf of Mexico
Arctic Ocean
RUSSIA
ALASKA
CANADA
ANCHORAGE
Fairbanks
Juneau
MICHIGAN
MILWAUKEE
CHICAGO
DETROIT
CLEVELAND
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
CINCINNATI
LOUISVILLE
KENTUCKY
Lake Michigan
Lake Huron
Lake Erie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$63,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,727,355	Property Type - Subtype:	Self-Storage – Self-Storage
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	733,516
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers:	AREC RW, LLC and UHIL RW, LLC	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	U-Haul Holding Company	Occupancy:	93.1%
Interest Rate(2):	5.58000%	Occupancy Date:	7/1/2025
Note Date:	11/6/2025	4th Most Recent NOI (As of):	$10,716,168 (3/31/2023)
Anticipated Repayment Date(2):	11/6/2035	3rd Most Recent NOI (As of):	$11,004,553 (3/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$11,006,418 (3/31/2025)
Original Term:	120 months	Most Recent NOI (As of):	$11,096,328 (TTM 7/31/2025)
Original Amortization Term:	300 months	UW Economic Occupancy:	92.9%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$15,597,038
Call Protection(3):	L(27),DorYM1(86),O(7)	UW Expenses:	$4,670,392
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$10,926,646
Additional Debt(1):	Yes	UW NCF:	$10,816,619
Additional Debt Balance(1):	$40,822,564	Appraised Value / Per SF(6):	$199,300,000 / $272
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	9/23/2025

Escrows and Reserves(4)				Financial Information(1)(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$141
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$108
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	52.0%
Replacement Reserve:	$0	Springing	$55,014	Maturity Date LTV(6):	39.8%
				UW NCF DSCR:	1.40x
				UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$104,000,000	100.0%	Return of Equity	$56,309,230	54.1%
			Loan Payoff	46,166,684	44.4
			Closing Costs	1,524,087	1.5
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	The U-Haul AREC RW Portfolio Mortgage Loan (as defined below) is part of the U-Haul AREC RW Portfolio Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of approximately $103,549,919. The U-Haul AREC RW Portfolio Whole Loan was originated by Bank of Montreal (“BMO”). The financial information presented above is based on the U-Haul AREC RW Portfolio Whole Loan.
(2)	The U-Haul AREC RW Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035 (the “ARD”) and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%. The financial information above is calculated based on the ARD.
(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on December 6, 2025. Defeasance or prepayment of the U-Haul AREC RW Portfolio Whole Loan with a simultaneous payment of yield maintenance is permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul AREC RW Portfolio Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the expected BMO 2026-C14 securitization closing date in February 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	See “Portfolio Summary” below.
(6)	Based on the portfolio appraised value of $199,300,000 (the “Portfolio Appraised Value”), prepared as of September 23, 2025, which is inclusive of an approximately 4.6% portfolio premium and reflects the “as-is” values of the U-Haul AREC RW Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate totals $190,530,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV and Maturity Date LTV of the U-Haul AREC RW Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 54.3% and 41.7%, respectively.

The Loan. The largest mortgage loan (the “U-Haul AREC RW Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul AREC RW Portfolio Whole Loan”) secured by the borrowers’ fee interests in 18 self-storage properties, totaling 8,584 units and 733,516 square feet, located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania (the “U-Haul AREC RW Portfolio Properties”). The U-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

Haul AREC RW Portfolio Whole Loan is evidenced by six promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $103,549,919. The U-Haul AREC RW Portfolio Whole Loan was originated on November 6, 2025 by BMO and accrues interest at a fixed rate of 5.58000% per annum on an Actual/360 basis. The U-Haul AREC RW Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. The U-Haul AREC RW Portfolio Whole Loan is structured with an ARD of November 6, 2035, and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%, until the final maturity date of November 6, 2050. The U-Haul AREC RW Portfolio Mortgage Loan is evidenced by the controlling Note A-1-1, contributed by BMO, and the non-controlling Note A-4, contributed by Societe Generale Financial Corporation, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $62,727,355.

The U-Haul AREC RW Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 trust securitization. The relationship between the holders of notes evidencing the U-Haul AREC RW Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the U-Haul AREC RW Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$58,000,000	$57,748,993	BMO 2026-C14	Yes
A-1-2(1)	$2,000,000	$1,991,345	BMO	No
A-2-1(1)	$20,000,000	$19,913,446	SGFC	No
A-2-2(1)	$4,000,000	$3,982,689	BMO	No
A-3(1)	$15,000,000	$14,935,085	SGFC	No
A-4	$5,000,000	$4,978,362	BMO 2026-C14	No
Whole Loan	$104,000,000	$103,549,919
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The U-Haul AREC RW Portfolio Properties consist of 18 self-storage properties, totaling 8,584 units and 733,516 square feet, located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The U-Haul AREC RW Portfolio Properties were built between 1923 and 2023 and have an average facility size of approximately 40,751 square feet in net rentable area. As of July 1, 2025, the U-Haul AREC RW Portfolio Properties were 93.1% occupied. The U-Haul AREC RW Portfolio Properties unit mix includes 3,345 climate-controlled units, as well as 130 RV units and 123,878 square feet of commercial space leased to intercompany and third-party tenants located at the U-Haul of New River, U-Haul Storage Othello Station, U-Haul of Lynwood, U-Haul at Fall River at I-195, U-Haul of Anchorage, U-Haul of Eastgate & U-Haul of Irvington, U-Haul Storage of Clackamas Town Center and U-Haul at North Sam Houston & Antoine Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

The following table presents geographical information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties(2)	Square Feet	% of Total Square Feet	Units	% of Units
Texas	2	180,010	24.5%	1,674	19.5%
Massachusetts	1	69,575	9.5%	671	7.8%
Indiana	2	121,779	16.6%	1,579	18.4%
Connecticut	1	60,135	8.2%	709	8.3%
Alaska	1	36,477	5.0%	453	5.3%
Oregon	1	12,586	1.7%	266	3.1%
Ohio	3	120,295	16.4%	1,373	16.0%
California	2	26,489	3.6%	587	6.8%
North Carolina	1	23,575	3.2%	296	3.4%
Washington	2	21,645	3.0%	305	3.6%
Arizona	1	20,035	2.7%	185	2.2%
Pennsylvania	1	40,915	5.6%	486	5.7%
Total	18	733,516	100.0%	8,584	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Source: Appraisals.

The following table presents certain information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Whole Loan Amounts ($)	Total Units(2)	Total Occ. %(2)	Year Built / Renovation(1)	As-is Appraised Value(2)	UW NOI(2)
U-Haul at I-20 & 360	Grand Prairie, TX	$15,245,600	1,006	91.2%	2000, 2023 / NAP	$25,420,000	$1,398,734
U-Haul at North Sam Houston & Antoine	Houston, TX	12,532,600	668	93.4%	2001 / NAP	21,000,000	1,299,394
U-Haul at Fall River at I-195	Fall River, MA	8,918,700	671	93.1%	2004 / NAP	14,900,000	927,291
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	7,715,700	714	87.1%	1956, 1969, 2021 / 2005, 2019	12,900,000	805,598
U-Haul of West Hartford	West Hartford, CT	7,312,000	709	94.1%	1955, 2019 / NAP	12,500,000	760,701
U-Haul of Anchorage	Anchorage, AK	7,248,700	453	95.4%	1982 / NAP	11,140,000	750,653
U-Haul of Southern Plaza	Indianapolis, IN	6,981,700	865	86.0%	1956, 1968, 1991 / 1991, 2015	11,200,000	729,361
U-Haul of Newark	Newark, OH	5,972,600	533	96.8%	1979-2022 / NAP	9,580,000	620,922
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	4,731,700	266	83.8%	1970 / NAP	8,740,000	624,264
U-Haul of Levittown	Levittown, PA	4,568,400	486	80.5%	1984 / 2005	8,000,000	446,917
U-Haul of Eastland	Columbus, OH	4,289,800	521	91.0%	1981 / NAP	8,850,000	548,532
U-Haul of Lynwood	Lynwood, CA	4,251,300	353	90.4%	1962 / NAP	7,250,000	465,972
U-Haul of New River	Jacksonville, NC	3,271,500	296	96.6%	1950-2002 / NAP	5,450,000	372,055
U-Haul of Redwood City	Redwood City, CA	2,866,100	234	93.2%	1953 / NAP	8,210,000	334,848
U-Haul Storage Othello Station	Seattle, WA	2,858,600	191	97.9%	1955 / NAP	10,440,000	295,608
U-Haul of Verde Valley	Cottonwood, AZ	2,103,900	185	100.0%	1980 / NAP	3,350,000	219,288
U-Haul of Springfield	Springfield, OH	1,581,700	319	78.1%	1923, 1953 / NAP	2,870,000	165,718
U-Haul of Rainier Valley	Seattle, WA	1,549,400	114	93.9%	1981 / NAP	8,730,000	160,789
Total		$104,000,000	8,584	90.7%		$190,530,000	$10,926,646
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated July 1, 2025. Total Occ. % presented above is based on Total Units.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

The following table presents certain information relating to the unit mix at the U-Haul AREC RW Portfolio Properties:

U-Haul AREC RW Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(3)
U-Haul at I-20 & 360	1,006	11.7%	95,120	13.0%	44.4%	45.8%	91.2%
U-Haul at North Sam Houston & Antoine	668	7.8%	84,890	11.6%	53.3%	25.2%	93.4%
U-Haul at Fall River at I-195	671	7.8%	69,575	9.5%	32.5%	20.9%	93.1%
U-Haul of Eastgate & U-Haul of Irvington	714	8.3%	61,535	8.4%	78.0%	75.0%	87.1%
U-Haul of West Hartford	709	8.3%	60,135	8.2%	0.0%	0.0%	94.1%
U-Haul of Anchorage	453	5.3%	36,477	5.0%	0.0%	0.0%	95.4%
U-Haul of Southern Plaza	865	10.1%	60,244	8.2%	36.4%	37.4%	86.0%
U-Haul of Newark	533	6.2%	46,163	6.3%	54.2%	38.8%	96.8%
U-Haul Storage of Clackamas Town Center	266	3.1%	12,586	1.7%	69.9%	55.2%	83.8%
U-Haul of Levittown	486	5.7%	40,915	5.6%	19.5%	13.8%	80.5%
U-Haul of Eastland	521	6.1%	53,387	7.3%	48.6%	25.4%	91.0%
U-Haul of Lynwood	353	4.1%	16,106	2.2%	98.6%	98.9%	90.4%
U-Haul of New River	296	3.4%	23,575	3.2%	88.5%	86.2%	96.6%
U-Haul of Redwood City	234	2.7%	10,383	1.4%	0.0%	0.0%	93.2%
U-Haul Storage Othello Station	191	2.2%	11,568	1.6%	0.0%	0.0%	97.9%
U-Haul of Verde Valley	185	2.2%	20,035	2.7%	0.0%	0.0%	100.0%
U-Haul of Springfield	319	3.7%	20,745	2.8%	6.0%	5.4%	78.1%
U-Haul of Rainier Valley	114	1.3%	10,077	1.4%	0.0%	0.0%	93.9%
Total	8,584	100.0%	733,516	100.0%	39.0%	32.7%	90.7%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Available SF excludes 123,878 square feet of commercial space.
(3)	Current Occupancy presented above is based on Available Units.

The following table presents certain information relating to the historical and current occupancy of the U-Haul AREC RW Portfolio Properties:

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
93.3%	91.5%	91.4%	93.1%
(1)	Historical occupancies are as of March 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

Appraisals. According to the appraisals as of various dates between August 28, 2025 and September 11, 2025 and the aggregate portfolio appraisal dated September 23, 2025, the U-Haul AREC RW Portfolio Properties had a Portfolio Appraised Value of $199,300,000, which is inclusive of an approximately 4.6% aggregate “as-is” portfolio premium and reflects the “as-is” value of the U-Haul AREC RW Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC RW Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $190,530,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul at I-20 & 360	$25,420,000	6.09%
U-Haul at North Sam Houston & Antoine	$21,000,000	6.25%
U-Haul at Fall River at I-195	$14,900,000	6.25%
U-Haul of Eastgate & U-Haul of Irvington	$12,900,000	6.50%
U-Haul of West Hartford	$12,500,000	6.50%
U-Haul of Anchorage	$11,140,000	6.50%
U-Haul of Southern Plaza	$11,200,000	6.25%
U-Haul of Newark	$9,580,000	6.25%
U-Haul Storage of Clackamas Town Center	$8,740,000	6.25%
U-Haul of Levittown	$8,000,000	5.75%
U-Haul of Eastland	$8,850,000	5.75%
U-Haul of Lynwood	$7,250,000	5.75%
U-Haul of New River	$5,450,000	6.25%
U-Haul of Redwood City(2)	$8,210,000	5.00%
U-Haul Storage Othello Station	$10,440,000	5.25%
U-Haul of Verde Valley	$3,350,000	6.00%
U-Haul of Springfield	$2,870,000	6.00%
U-Haul of Rainier Valley	$8,730,000	5.25%
Total / Wtd. Avg.	$190,530,000	6.05%
Portfolio Appraised Value	$199,300,000	5.46%
(1)	Source: Appraisals.
(2)	Based on the concluded market value.

Environmental Matters. According to the Phase I environmental reports, dated between September 8, 2025 and September 15, 2025, there was no evidence of any recognized environmental conditions at any of the U-Haul AREC RW Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul AREC RW Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	2024	2025	TTM July 2025	UW	Per Unit	PSF	%(2)
Gross Potential Rent	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$14,903,710	$1,736	$20.32	119.8%
In-Place Vacancy	0	0	0	0	0	0	0	(1,058,581)	(123)	(1.44)	(8.5%)
Collection Loss	0	0	0	0	0	0	0	(1,400,561)	(163)	(1.91)	(11.3%)
Net Rental Income	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$12,444,568	$1,450	$16.97	100.0%
Other Income(3)	2,704,956	3,042,635	3,448,853	3,340,323	3,195,683	3,097,964	3,145,000	3,152,471	367	4.30	25.3%
Effective Gross Income	$11,265,555	$11,899,162	$13,963,316	$15,068,044	$15,414,565	$15,450,652	$15,589,568	$15,597,038	$1,817	$21.26	125.3%

Management Fees	563,278	594,958	698,166	753,402	770,728	772,533	779,478	779,852	91	1.06	5.0%
Real Estate Taxes	1,231,514	1,253,722	1,369,338	1,421,984	1,422,872	1,444,528	1,452,722	1,629,500	190	2.22	10.4%
Insurance	105,989	122,871	127,046	146,002	141,161	173,698	192,806	192,806	22	0.26	1.2%
Other Expenses(4)	1,884,237	1,901,691	1,990,119	2,030,487	2,075,250	2,053,476	2,068,233	2,068,233	241	2.82	13.3%
Total Expenses	$3,785,018	$3,873,241	$4,184,669	$4,351,875	$4,410,011	$4,444,234	$4,493,240	$4,670,392	$544	$6.37	29.9%

Net Operating Income	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,926,646	$1,273	$14.90	70.1%
Replacement Reserves	0	0	0	0	0	0	0	110,027	13	0.15	0.7%
Net Cash Flow	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,816,619	$1,260	$14.75	69.4%
(1)	Based on the underwritten rent roll dated July 1, 2025. Historical cash flows are based on a trailing twelve-month period ending March 31 for each respective year.
(2)	% column reflects percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of commercial income, miscellaneous income and net sales.
(4)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies, telephone costs and other operating expenses.

The Market. The U-Haul AREC RW Portfolio Properties are located within Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The following table includes information regarding the demographics of each immediate trade area for the individual U-Haul AREC RW Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
U-Haul at I-20 & 360	Grand Prairie, TX	13,365	131,383	324,731	$74,604	$76,742	$73,708
U-Haul at North Sam Houston & Antoine	Houston, TX	14,232	121,895	324,933	$66,415	$70,113	$61,178
U-Haul at Fall River at I-195(3)	Fall River, MA	36,168	75,953	96,535	$49,651	$54,254	$59,609
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	5,563	65,369	211,368	$65,137	$62,025	$57,088
U-Haul of West Hartford(3)	West Hartford, CT	10,528	42,465	123,706	$85,992	$88,968	$80,049
U-Haul of Anchorage	Anchorage, AK	9,866	103,226	206,602	$88,588	$88,053	$92,412
U-Haul of Southern Plaza	Indianapolis, IN	10,254	73,208	219,498	$60,050	$62,476	$66,864
U-Haul of Newark	Newark, OH	6,375	32,189	66,951	$60,512	$61,911	$60,978
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	13,767	121,374	315,949	$63,965	$90,560	$96,317
U-Haul of Levittown	Levittown, PA	6,179	76,272	181,144	$75,251	$87,951	$93,906
U-Haul of Eastland	Columbus, OH	9,483	90,655	236,005	$44,642	$53,373	$58,113
U-Haul of Lynwood	Lynwood, CA	42,000	359,880	925,111	$72,445	$70,227	$70,235
U-Haul of New River	Jacksonville, NC	1,611	31,898	72,311	$54,157	$61,221	$61,562
U-Haul of Redwood City	Redwood City, CA	41,763	136,148	276,553	$117,262	$174,324	$180,784
U-Haul Storage Othello Station	Seattle, WA	32,740	109,972	361,772	$111,744	$120,598	$118,114
U-Haul of Verde Valley	Cottonwood, AZ	6,583	25,531	32,485	$48,282	$59,628	$58,979
U-Haul of Springfield	Springfield, OH	8,707	52,128	81,572	$39,167	$48,674	$53,146
U-Haul of Rainier Valley	Seattle, WA	27,755	186,078	439,136	$126,788	$114,463	$132,160
Wtd. Avg.(4)		15,540	101,570	251,083	$69,936	$76,025	$75,851
(1)	Source: Appraisals.
(2)	Population and Median Household Income reflect 2024 values.
(3)	Fall River at I-195 and West Hartford have a Population based on a 1-, 2- and 3-mile radius and a Median Household Income within the same radii.
(4)	Wtd. Avg. numbers are based on UW NOI.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

The Borrowers. The borrowers are AREC RW, LLC and UHIL RW, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC RW Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company (“U-Haul”), a Nevada corporation. U-Haul has more than 24,000 locations in all 50 United States and 10 Canadian provinces. The U-Haul fleet contains more than 192,100 trucks, 137,500 trailers and 39,700 towing devices. U-Haul offers more than 1,079,000 rentable storage units and more than 93.7 million square feet of storage space at owned and managed facilities throughout North America.

Property Management. The U-Haul AREC RW Portfolio Properties are managed by U-Haul Co. of Alaska, an Alaska corporation, U-Haul Co. of Arizona, an Arizona corporation, U-Haul Co. of California, a California corporation, U-Haul Co. of Connecticut, a Connecticut corporation, U-Haul Co. of Indiana, Inc., an Indiana corporation, U-Haul Co. of Massachusetts and Ohio, Inc., a Massachusetts corporation, U-Haul Co. of North Carolina, a North Carolina corporation, U-Haul Co. of Oregon, an Oregon corporation, U-Haul Co. of Pennsylvania, a Pennsylvania corporation, U-Haul Co. of Texas, a Texas corporation, and U-Haul Co. of Washington, a Washington corporation, each a borrower affiliated property management company.

Escrows and Reserves.

Tax Reserve. During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. Notwithstanding the foregoing, the borrowers’ obligation to deposit the aforementioned amounts on a monthly basis will be suspended provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers or (B) if the U-Haul AREC RW Portfolio Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC RW Portfolio Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve. During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.15 per rentable square foot per annum at the U-Haul AREC RW Portfolio Properties (initially estimated to be approximately $9,169 per month), and such payments will cease upon the total funds in the replacement reserve exceeding approximately $55,014.

Lockbox / Cash Management. The U-Haul AREC RW Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the U-Haul AREC RW Portfolio Properties (individually or collectively as the context may require, the “Blocked Account”) and, upon a Cash Sweep Period, the lender is required to establish, on the borrowers’ behalf, a cash management account. The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the self-storage and/or any other non-commercial and/or retail components at the U-Haul AREC RW Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Blocked Account. Upon the occurrence and continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied as provided in the U-Haul AREC RW Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) the date that the debt service coverage ratio falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, (c) with regard to clause (A)(iii), the borrowers have provided evidence of payment of real estate taxes to the lender or has provided evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, as applicable and (d) with regard to clause (A)(iv), the borrowers enter into a replacement management agreement; provided that (x) no (other) event of default has occurred and is continuing under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) a Cash Sweep Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC RW Portfolio Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC RW Portfolio Whole Loan has not been repaid in full.

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the U-Haul AREC RW Portfolio Whole Loan documents at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Permitted Par Prepayment Date (as defined below), the borrowers may deliver defeasance collateral and obtain release of one or more individual U-Haul AREC RW Portfolio Properties, in each case, provided that, among other conditions, (I) if immediately following a release of the any individual U-Haul AREC RW Portfolio Properties, the loan-to-value ratio is greater than 125%, the principal balance of the undefeased note must be paid down by an amount not less than the greater of (i) the Individual Property Release Amount (as defined below) or (ii) the least of one of the following amounts: (A) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (B) the fair market value of the released individual property at the time of the release, or (C) an amount such that the loan-to-value ratio after the release of the applicable individual property is not greater than the loan-to-value ratio of the U-Haul AREC RW Portfolio Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable individual property, (II) the borrowers deliver a REMIC opinion, (III) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 10.4%, and (b) the debt yield for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date, and (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 1.40x, and (b) the debt service coverage ratio for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date.

The “Permitted Par Prepayment Date” means the first business day on or after the payment date which is six months prior to the ARD .

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Collateral Term Sheet	BMO 2026-C14
No. 1 – U-Haul AREC RW Portfolio

The “Individual Property Release Amount” means (i) 110% of the allocated loan amount for the individual U-Haul AREC RW Portfolio Property being released plus (ii) the pro rata amount of any accrued and unpaid interest on the U-Haul AREC RW Portfolio Whole Loan and/or any other sums payable to the lender.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

BUILDING "A"
BUILDING "B"
BUILDINGS "E", "F" & "G"
BUILDING "E" 2ND LEVEL
BUILDING "D"
BUILDING "C"
DAM NECK ROAD
KOHL'S
ROSS
BEST BUY
Sentara
VACANT
carter's
LANE BRYANT
ULTA
IHOP
DOLLAR TREE
Anchor / Major
Inline
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

Landstown Commons
3300 and 3352 Princess Anne Road
Virginia Beach, VA 23456
VIRGINIA BEACH
Chesapeake Bay
Atlantic Ocean
CHESAPEAKE BAY BRIDGE-TUNNEL
Fort Story
First Landing State Park
Shore Dr
Chic's Beach Shopping Center
Bayville Golf Club
Broad Bay
Lynnhaven Bay
Broad Bay Country Club
Great Neck Park
Alanton
Kings Grant
Sentara Independence
Sentara Virginia Beach General Hospital
N. Great Neck Rd
Independence Blvd
Atlantic Ave
Navy SEAL Monument
31 Ocean
Cavalier Golf and Yacht Club
Hilltop East Shopping Ctr.
Marketplace at Hilltop
London Bridge Plaza
DOWNTOWN VIRGINIA BEACH
Virginia Beach Convention Ctr.
Lynnhaven
Pembroke Square
Town Center of Virginia Beach
Virginia Beach Blvd
Birdneck Shopping Center
Atlantic Fun Park
Norfolk 9 miles
Windsor Woods
The Timberland Company
Amazon Flex
Oceana Naval Air Station
Oceana Blvd
VA Aquarium & Marine Science Ctr.
S. Rosemont Rd
Bow Creek Country Club
Lynnhaven Mall
STIHL Inc.
Lynnhaven Crossing
S. Plaza Trl
Gen. Booth Blvd
Red Wing Lake Golf Course
Aeropines Golf Course
Dam Neck
Booth Hill Shopping Ctr.
Tidewater Comm. Coll. Virginia Beach
Dam Neck Rd
General Booth Plaza
GEICO Corp. Office
London Bridge Rd
Woodhouse Corner
Independence Blvd
Sentara Princess Anne Hospital
US Navy Amphibious Base
Veterans United Home Loans Amphitheater at Virginia Beach
Princess Anne Rd
Strawbridge Marketplace
Red Mill Commons
Red Mill Walk
Lake Tecumseh
Virginia Beach National Golf Club
Sandbridge Commons
N. Landing Rd
Heron Ridge Golf Club
Indian River Rd
Pungo
W. Neck Rd
West Neck Creek
Princess Anne Rd
North Landing River
Naval Auxiliary Landing Field Fentress
Chesapeake
13
60
279
58
264
225
165
149
Poquoson
Hampton
Chesapeake Bay
Atlantic Ocean
Newport News
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	8.7%	Net Rentable Area (SF)(5):	407,261
Loan Purpose:	Acquisition	Location:	Virginia Beach, VA
Borrower:	Yale Landstown, LLC	Year Built / Renovated:	1981 / 2008
Borrower Sponsor:	Yale I. Paprin	Occupancy:	94.6%
Interest Rate:	6.10000%	Occupancy Date:	1/14/2026
Note Date:	1/12/2026	4th Most Recent NOI (As of):	$6,273,018 (12/31/2022)
Maturity Date:	2/6/2036	3rd Most Recent NOI (As of):	$6,724,455 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$7,642,234 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$7,603,115 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.6%
Amortization Type:	Interest Only	UW Revenues:	$10,461,465
Call Protection(2):	L(11),YM1(13),DorYM1(89),O(7)	UW Expenses:	$2,791,144
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,670,321
Additional Debt(1):	Yes	UW NCF:	$7,181,608
Additional Debt Balance(1):	$18,400,000	Appraised Value / Per SF(5)(6):	$105,200,000 / $258
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/19/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(5):	$180
Taxes:	$0	$64,605	N/A	Maturity Date Loan / SF(5):	$180
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Deferred Maintenance:	$1,846,020	$0	N/A	Maturity Date LTV:	69.8%
Replacement Reserves:	$0	$3,394	N/A	UW NCF DSCR:	1.58x
Rollover Reserve:	$1,400,000	Springing	$1,400,000	UW NOI Debt Yield:	10.5%
Other Reserves(4):	$1,412,973	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$73,400,000	68.7%	Purchase Price	$97,605,177	91.3%
Sponsor Equity	33,514,170	31.3	Upfront Reserves	4,658,993	4.4
			Skechers Lease Holdback(6)	3,000,000	2.8
			Closing Costs	1,650,000	1.5
Total Sources	106,914,170	100.0%	Total Uses	106,914,170	100.0%
(1)	The Landstown Commons Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $73,400,000 (the “Landstown Commons Whole Loan”). The financial information presented in the chart above is based on the Landstown Commons Whole Loan.
(2)	The lockout period will be at least 11 payment dates beginning with and including the first payment date on March 6, 2026. Defeasance of the Landstown Commons Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Landstown Commons Whole Loan to be securitized and (ii) March 15, 2028. In addition, after the permitted prepayment date, voluntary prepayment of the Landstown Commons Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in September 2035, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Landstown Commons Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 11 payments is based on the expected BMO 2026-C14 securitization closing date in February 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Other Reserves include upfront deposits of (i) $1,253,535 for approved TI/LC expenses and (ii) $159,438 for rent replication funds in connection with the Skechers tenant lease.
(5)	The Landstown Commons Property (as defined below) includes 407,261 square feet of Collateral SF (as defined below) and 87,607 square feet non-collateral square feet, for a total of 494,868 square feet. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the Collateral SF of 407,261.
(6)	See “Appraisal” and “Escrows and Reserves” below for further discussion of considerations related to the execution of the Skechers tenant lease.

The Loan. The second largest mortgage loan (the “Landstown Commons Mortgage Loan”) is part of a fixed rate whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $73,400,000. The Landstown Commons Whole Loan is secured by the borrower’s fee interest in a 494,868 square foot

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

retail center (407,261 collateral square feet) in Virginia Beach, Virginia (the “Landstown Commons Property”). The Landstown Commons Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $55,000,000. The Landstown Commons Whole Loan was originated by Bank of Montreal (“BMO”) on January 15, 2026. The Landstown Commons Mortgage Loan has a 10-year term, is interest only for the full term, and accrues interest at a per annum rate of 6.10000% on an Actual/360 basis. The Landstown Commons Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization. The relationship between the holders of notes evidencing the Landstown Commons Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Landstown Commons Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BMO 2026-C14	Yes
A-2(1)	$10,000,000	$10,000,000	BMO	No
A-3(1)	$8,400,000	$8,400,000	BMO	No
Whole Loan	$73,400,000	$73,400,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Landstown Commons Property is a 494,868 square foot retail center, which includes 407,261 of collateral square feet (“Collateral SF”) and an 87,607 square foot Kohl’s that owns its own improvements and land. The Landstown Commons Property was originally constructed in 1981 and renovated in 2008. The Landstown Commons Property is anchored by Kohl’s (non-collateral), Best Buy, Ross Dress for Less, Burlington Coat Factory, HomeSense and Office Max. As of January 14, 2026, the Landstown Commons Property was 94.6% leased based on Collateral SF by 55 tenants. No single tenant represents more than 6.8% of underwritten base rent and no single tenant represents more than 7.4% of the Collateral SF. The Landstown Commons Property contains 2,501 parking spaces yielding a parking ratio of approximately 6.14 spaces per 1,000 square feet of Collateral SF. The Landstown Commons Property is situated on 48.89 acres of land and is made up of 15 buildings.

Major Tenants. The three largest tenants based on underwritten base rent are PetSmart, Ross Dress for Less (“Ross”) and Walgreens.

PetSmart (19,938 square feet; 4.9% of NRA; 6.8% of underwritten base rent). PetSmart is a pet products and services chain with more than 1,660 locations in North America that provides pet food, treats, toys and apparel, as well as services including training, grooming and boarding. PetSmart has been a tenant at the Landstown Commons Property since March 2008. PetSmart is on a lease expiring February 29, 2028 with one, five-year renewal option and no termination options.

Ross (29,912 square feet; 7.3% of NRA; 5.3% of underwritten base rent). Ross is a chain of discount department stores that has been operating for over 40 years in the United States. Ross has over 100,000 employees throughout its over 2,200 locations. Ross has been a tenant at the Landstown Commons Property since May 2008. Ross is on a lease expiring January 31, 2029 with two, five-year renewal options and no termination options.

Walgreens (14,550 square feet; 3.6% of NRA; 4.4% of underwritten base rent). Walgreens is a retail pharmacy chain providing pharmacy and healthcare services, virtual healthcare and general retail that has been operating for nearly 125 years across all of the United States and Puerto Rico. Walgreens has approximately 211,000 employees, including nearly 90,000 healthcare service providers across its 8,000 locations. Walgreens has been a tenant at the Landstown Commons Property since March 2009. Walgreens is on a lease expiring February 28, 2084 with no renewal options. Walgreens has the right to terminate its lease effective February 28, 2034, and as of the last day of any month thereafter, upon providing at least 12 months’ notice. If the Walgreens lease would expire during the months of October, November or December of any year, Walgreens may elect to extend the lease term until the immediately following January 31 upon providing at least 9 months’ notice; and (ii) if the effective date of termination by Walgreens occurs during the month of October, November or December of any year, then Walgreens may elect to extend the effective date of termination until the immediately following January 31 upon providing notice three months prior to the effective date of termination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

The following table presents certain information relating to the historical and current occupancy at the Landstown Commons Property:

Historical and Current Occupancy(1)
2022	2023	2024	TTM 9/30/2025	Current(2)
90.9%	97.0%	96.6%	96.5%	94.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated January 14, 2026.

Appraisal. According to the appraisal, the Landstown Commons Property had an “as-is” appraised value of $105,200,000 as of November 19, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$105,200,000(2)	7.75%
(1)	Source: Appraisal.
(2)	The appraisal assumes the Skechers tenant lease (2.5% of NRA) has been executed, however, at origination the Skechers tenant lease remained unsigned. No appraised value is available reflecting the Skechers tenant lease as outstanding, however, the Skechers tenant lease was not included in UW Base Rent and is not reflected in either UW NCF DSCR and UW NOI Debt Yield. The Skechers tenant lease is out for signature and $3,000,000 in Proceeds are being held back with the originating title company pursuant to the terms of a tri-party escrow agreement subject to execution of the Skechers tenant lease. See “Escrows and Reserves” below for further information related to the execution of the Skechers tenant lease.

Environmental. According to the Phase I environmental assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the Landstown Commons Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

The following table presents certain information relating to the largest tenants by underwritten base rent (of which, certain tenants may have co-tenancy provisions) at the Landstown Commons Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	U/W Base Rent(3)	% of Total UW Base Rent	Renewal Options	Lease Expiration Date
Anchor Tenant (Non-Collateral)
Kohl’s(4)	BBB-/Ba2/BB+	87,607	NAP	$0.00	$0	0.0%		NAV
Total/Wtd. Avg.		87,607	NAP	$0.00	$0	0.0%

Top 10 Tenants
PetSmart	NR/B3/B+	19,938	4.9%	$28.80	$574,214	6.8%	1 x 5yr	2/29/2028
Ross Dress for Less	NR/A2/BBB+	29,912	7.3	$15.00	448,680	5.3	2 x 5yr	1/31/2029
Walgreens	NR/Ba2/BBB-	14,550	3.6	$25.62	372,750	4.4	None	2/28/2084(5)
Burlington Coat Factory	NR/NR/BB+	27,971	6.9	$13.00	363,623	4.3	3 x 5yr	2/28/2033
Best Buy	NR/A3/BBB+	30,000	7.4	$12.00	360,000	4.2	2 x 5yr	3/31/2028
HomeSense	NR/A2/A	24,185	5.9	$13.95	337,381	4.0	3 x 5yr	10/31/2033
Office Max	NR/NR/NR	18,000	4.4	$17.50	315,000	3.7	2 x 5yr	3/31/2028
Ulta	NR/NR/NR	9,870	2.4	$29.75	293,633	3.5	1 x 5yr	2/28/2034
Virginia Defenders	NR/NR/NR	12,065	3.0	$23.06	278,219	3.3	2 x 5yr	10/31/2032(6)
Old Navy	NR/Ba3/BB	15,363	3.8	$15.96	245,193	2.9	2 x 5yr	11/30/2029
Total/Wtd. Avg.		201,854	49.6%	$17.78	$3,588,693	42.4%

Non-Major Tenants		183,571	45.1	$26.60	4,883,164	57.6

Occupied Collateral Total		385,425	94.6%	$21.98	$8,471,857	100.0%
Vacant Space		21,836	5.4
Total/Wtd. Avg.		407,261	100.0%
(1)	Based on the underwritten rent roll dated as of January 14, 2026.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	U/W Base Rent and UW Base Rent PSF includes $127,861 of rent steps through December 2026.
(4)	Kohl’s owns its own improvements and land and is not part of the collateral for the Landstown Commons Whole Loan.
(5)	Walgreens has the right to terminate its lease effective February 28, 2034, and as of the last day of any month thereafter, upon providing at least 12 months’ notice. If the Walgreens lease would expire during the month of October, November or December of any year, Walgreens may elect to extend the lease term until the immediately following January 31 upon providing at least 9 months’ notice; and (ii) if the effective date of termination by Walgreens occurs during the months of October, November or December of any year, then Walgreens may elect to extend the effective date of termination until the immediately following January 31 upon providing notice three months prior to the effective date of termination.
(6)	Virginia Defenders may elect to terminate its lease at the end of the initial term upon providing a minimum of six months' written notice prior to the expiration of the initial term or extension option term, as may be applicable, or at any time during any renewal term upon providing a minimum of six months' prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

The following table presents certain information relating to the lease rollover schedule at the Landstown Commons Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,836	5.4%	NAP	NAP	21,836	5.4%	NAP	NAP
2026 & MTM	5	9,790	2.4	$305,349	3.6%	31,626	7.8%	$305,349	3.6%
2027	6	23,374	5.7	$622,851	7.4	55,000	13.5%	$928,199	11.0%
2028	9	86,296	21.2	$1,781,136	21.0	141,296	34.7%	$2,709,335	32.0%
2029	7	64,505	15.8	$1,205,231	14.2	205,801	50.5%	$3,914,566	46.2%
2030	6	32,051	7.9	$853,384	10.1	237,852	58.4%	$4,767,950	56.3%
2031	3	15,789	3.9	$379,106	4.5	253,641	62.3%	$5,147,056	60.8%
2032	5	27,988	6.9	$649,153	7.7	281,629	69.2%	$5,796,209	68.4%
2033	8	77,586	19.1	$1,497,178	17.7	359,215	88.2%	$7,293,386	86.1%
2034	3	21,859	5.4	$495,130	5.8	381,074	93.6%	$7,788,516	91.9%
2035	2	11,637	2.9	$310,591	3.7	392,711	96.4%	$8,099,107	95.6%
2036	0	0	0.0	$0	0.0	392,711	96.4%	$8,099,107	95.6%
2037 & Beyond	1	14,550	3.6	$372,750	4.4	407,261	100.0%	$8,471,857	100.0%
Total	55	407,261	100.0%	$8,471,857	100.0%
(1)	Based on the underwritten rent roll dated January 14, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

The following table presents certain information relating to the operating history and underwritten cash flows at the Landstown Commons Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents In Place	$7,375,438	$7,746,211	$8,167,396	$8,256,177	$8,343,997	$20.49	74.8%
Rent Steps	0	0	0	0	127,861	0.31	1.1
Vacancy Lease-Up	0	0	0	0	710,225	1.74	6.4
Recoveries	1,479,656	1,745,434	1,954,111	2,112,995	1,979,437	4.86	17.7
Total Gross Income	$8,855,094	$9,491,645	$10,121,506	$10,369,172	$11,161,519	$27.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(710,225)	(1.74)	(6.4)
Other Income(4)	149,801	28,985	78,062	10,171	10,171	0.02	0.1
Effective Gross Income	$9,004,895	$9,520,630	$10,199,569	$10,379,343	$10,461,465	$25.69	93.7%
Real Estate Taxes	790,277	761,710	775,261	748,532	775,261	1.90	7.4
Insurance	121,613	133,657	173,457	257,359	375,413	0.92	3.6
Other Expenses(5)	1,819,987	1,900,808	1,608,617	1,770,337	1,640,471	4.03	15.7
Total Expenses	$2,731,877	$2,796,175	$2,557,335	$2,776,228	$2,791,144	$6.85	26.7%
Net Operating Income	$6,273,018	$6,724,455	$7,642,234	$7,603,115	$7,670,321	$18.83	73.3%
Total TI/LC	0	0	0	0	407,261	1.00	3.9
Capex/RR	0	0	0	0	81,452	0.20	0.8
Net Cash Flow	$6,273,018	$6,724,455	$7,642,234	$7,603,115	$7,181,608	$17.63	68.6%
(1)	TTM represents the trailing 12-month period ending September 30, 2025.
(2)	Based on the underwritten rent roll dated January 14, 2026.
(3)	% column represents a percentage of Total Gross Income for all income line items and a percentage of Effective Gross Income for all other line items.
(4)	Other Income includes late charges.
(5)	Other Expenses include management fees, common area maintenance, repairs and maintenance, utilities, payroll, non-recoverable expenses and direct recoverable expenses.

The Market. The Landstown Commons Property is located in Virginia Beach, Virginia, within the Virginia Beach-Chesapeake-Norfolk, VA-NC metropolitan statistical area (“Virginia Beach MSA”). According to the appraisal, as of 2024, the Virginia Beach MSA had a population of 1,806,164 and an average household income of $110,042. The Virginia Beach MSA includes a total of 908,504 employees and has a 4.0% unemployment rate. The top three industries within the Virginia Beach MSA are health care/social assistance, retail trade and educational services, which is a combined total of 34% of the workforce.

According to the appraisal, as of the third quarter of 2025, the Norfolk – VA USA retail market had an inventory of 8,351,057 square feet, a vacancy rate of 5.0%, and an average asking rent of $25.56 per square foot. The VA Beach Courthouse retail submarket, where the Landstown Commons Property is located, had an inventory of 446,136 square feet, a lower vacancy rate of 1.5%, and a higher average asking rent of $39.45 per square foot as of the same period.

According to the appraisal, within a one-, three-, and five-mile radius of the Landstown Commons Property, the 2024 population was 3,381, 81,326 and 185,093, respectively. Within these same radii, the estimated 2024 average annual household income was $164,963, $129,081 and $121,156, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

The following table presents certain information relating to sales of comparable retail centers for the Landstown Commons Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Sale Price per SF	Sale Cap Rate
Landstown Commons 3300 and 3352 Princess Anne Road Virginia Beach, VA 23456	1981 / 2008	407,261(2)	94.6%(2)	NAP	NAP
The Ridge Marketplace 92 Farmington Road Rochester, NH 03867	2016 / 2023	220,966	97.1%	$232.16	7.25%
The Promenade 3821 Promenade Parkway D’Iberville, MS 39540	2009 / 2014	397,466	97.2%	$209.07	8.85%
Westgate Shopping Center 3181 Westgate Mall Drive Fairview Park, OH 44126	2007 / NAP	216,940	96.0%	$237.39	7.65%
Ridge Shopping Center 1501, 1505, 1507 and 1529 North Parham Road Richmond, VA 23229	1968 / 2007	94,646	81.0%	$223.27	8.74%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll for Collateral SF dated as of January 14, 2026.

The Borrower. The borrower is Yale Landstown, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Landstown Commons Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Yale I. Paprin. Mr. Paprin is the president and sole owner of Yale Realty Services Corp (“Yale Realty”), an asset and property management group founded in 1990. Yale Realty has acquired 25 properties in Connecticut, Florida, Kentucky, Massachusetts, New York, Pennsylvania, Rhode Island, South Carolina, and Virginia, representing approximately 3 million square feet of gross leasable area.

Property Management. The Landstown Commons Property is managed by Yale Realty, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $1,846,020 into a deferred maintenance reserve account, (ii) $1,400,000 into a rollover funds account, (iii) $1,253,535 for approved TI/LC expenses and (iv) $159,438 for rent replication funds in connection with the Skechers tenant lease.

Tax Escrows – On each payment date, the borrower is required to deposit into a tax reserve account an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially approximately $64,605).

Insurance Escrows – On each payment date, if a blanket policy is not in place, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by in place insurance policies at least 30 days prior to their expiration. As of origination, a blanket policy was in place for the Landstown Commons Property.

Replacement Reserves – On each payment date, the borrower is required to deposit an amount equal to approximately $3,394 into a replacement reserve account.

Rollover Reserve – On each payment date upon the occurrence or during the continuance of a Rollover Reserve Trigger Period (as defined below), the borrower is required to make monthly rollover reserve deposits of approximately $33,938, provided that such monthly deposits are not required at any time that the balance in the rollover reserve account exceeds $1,400,000 (the “Rollover Reserve Cap”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Collateral Term Sheet	BMO 2026-C14
No. 2 – Landstown Commons

Skechers Holdback Reserve – At origination, $3,000,000 of the Purchase Price for the Landstown Commons Property was deposited into a holdback reserve held with the originating title company related to the unsigned Skechers tenant lease. Pursuant to the terms of a tri-party escrow agreement, the seller is required to deliver the executed Skechers tenant lease to the lender within six months of the origination date. In the event the Skechers tenant lease is delivered within such six month period, $2,307,812 of the reserve will be released to the seller and the remaining $629,188 will be deposited with the lender as a TI/LC and free rent reserve for the Skechers tenant lease. If the Skechers tenant lease is not delivered within such six month period, the $3,000,000 holdback reserve will be deposited with the lender as a TI/LC and CapEx reserve for the Landstown Commons Property.

A “Rollover Reserve Trigger Period” will commence on any monthly payment date when the aggregate amount of rollover reserve funds in rollover reserve account are equal to or less than $600,000 and end on any monthly payment date (after giving effect to the then monthly payment of the rollover reserve deposit) when the aggregate amount of the rollover reserve funds is greater than the Rollover Reserve Cap.

Lockbox / Cash Management. The Landstown Commons Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants of the Landstown Commons Property to remit any rent and all other sums due under the applicable leases directly to the lender-controlled lockbox account. During the occurrence of any Trigger Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits into the tax reserve subaccount, (ii) to make required deposits into the insurance reserve subaccount, (iii) to make required payments of interest on the outstanding principal balance of the Landstown Commons Whole Loan, (iv) to make required deposits into the capital expenditure subaccount, (v) to deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vi) to deposit funds to the lender for any other amount due and payable under the Landstown Commons Whole Loan documents. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the earliest among any of the following: (i) the occurrence of an event of default under the Landstown Commons Whole Loan documents or (ii) the debt yield being less than 8.5% as of any calculation period. A Trigger Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure and (b) with regard to clause (ii), upon the Landstown Commons Property achieving a debt yield greater than or equal to 8.50%.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

Saginaw
Saginaw Twp. South
Buena Vista
Shiawassee National Wildlife Refuge
Bridgeport
E. Holland Rd
S. Airport Rd
S. Portsmouth Rd
S. Gera Rd
Curtis Rd
Frankenmuth
SAGINAW COUNTY
Sheridan Rd
E Rd
Flint River
Dixie Hwy
Clio Rd
Bray Rd
Millington Rd
TUSCOLA COUNTY
Birch Run Rd
Birch Run
Burt
Birch Run Premium Outlets
12240 South Beyer Road
Birch Run, MI 48415
Lincoln Rd
Montrose
Clio
Center Rd
Vienna Rd
Alkay Airport
GENESEE COUNTY
New Lothrop
Mount Morris Rd
Mount Morris
Genesee Recreation Area
Dort Hwy
Genesee Rd
Belsay Rd
McKinley Rd
Linden Rd
Jennings Rd
Beecher
SHIAWASSEE COUNTY
Carpenter Rd
Flushing
Saginaw St
Dalton Airport
Hallwood Plaza
Richfield Rd
Potter Rd
Pasadena Ave
FLINT
Seymour Rd
Beecher Rd
Flushing Rd
Univ. of Michigan-Flint
Mott Comm. College
Davison Rd
AMTRAK
Calkins Rd
Courtland Ctr.
Kettering University
FLINT AMTRAK
Lapeer Rd
W. Court St
McLaren Flint Hospital
Corunna Rd
Eastridge Commons
Burton
Lennon
Lennon Rd
Atherton Rd
Detroit 67 miles
Lake Superior
Marquette
Sault Ste. Marie
ONTARIO
WISCONSIN
Iron Mountain
Charlevoix
Alpena
Traverse City
Lake Huron
Green Bay
Appleton
Manistee
Cadillac
Oshkosh
Manitowoc
Ludington
Harbor Beach
Sheboygan
Bay City
Midland
MICHIGAN
Saginaw
Birch Run
Flint
Port Huron
MILWAUKEE
Muskegon
Grand Rapids
Lake Michigan
East Lansing
Lansing
Troy
DETROIT
Battle Creek
Ann Arbor
Rockford
Waukegan
Kalamazoo
Benton Harbor
Windsor
IL
CHICAGO
Lake Erie
Gary
South Bend
IN
Toledo
OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets
Mortgage Loan Information		Property Information
Loan Sellers:	BMO, Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Retail – Outlet Center
% of Pool by IPB:	8.7%	Net Rentable Area (SF)(4):	593,930
Loan Purpose:	Refinance	Location:	Birch Run, MI
Borrower:	Birch Run Outlets II, L.L.C.	Year Built / Renovated:	1986 / 2010
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(4):	90.1%
Interest Rate:	6.46000%	Occupancy Date:	10/8/2025
Note Date:	1/6/2026	4th Most Recent NOI (As of):	$13,723,261 (12/31/2022)
Maturity Date:	2/1/2036	3rd Most Recent NOI (As of):	$14,632,281 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$14,746,978 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$14,200,903 (TTM 9/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$18,084,842
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$4,367,495
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,717,346
Additional Debt(1):	Yes	UW NCF:	$13,004,630
Additional Debt Balance(1):	$35,000,000	Appraised Value / Per SF(4):	$158,700,000 / $267
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/19/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$152
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.8%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.91x
				UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	72.3%	Loan Payoff	$123,448,650	99.2%
Sponsor Equity	34,432,592	27.7	Closing Costs	983,941	0.8
Total Sources	$124,432,592	100.0%	Total Uses	$124,432,592	100.0%
(1)	The Birch Run Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $90,000,000 (the “Birch Run Premium Outlets Whole Loan”). The financial information presented in the chart above is based on the Birch Run Premium Outlets Whole Loan.
(2)	Defeasance of the Birch Run Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Birch Run Premium Outlets Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) February 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 24 payments is based on the expected BMO 2026-C14 securitization trust closing date in February 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Occupancy and Appraised Value / Per SF include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 square feet. Occupancy excluding temporary tenants is 73.5%.

The Loan. The third largest mortgage loan (the “Birch Run Premium Outlets Mortgage Loan”) is part of a fixed-rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The Birch Run Premium Outlets Whole Loan is secured by the borrower’s fee interest in a 593,930 square foot outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”). The Birch Run Premium Outlets Whole Loan was co-originated by Bank of Montreal (“BMO”) and Natixis Real Estate Capital LLC (“NREC”) on January 6, 2026. The Birch Run Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1, contributed by BMO, and the non-controlling Note A-4, contributed by NREC, with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The Birch Run Premium Outlets Whole Loan has an initial term of 120 months, is interest only for the first 24 months of the 120-month term and accrues interest on an Actual/360 basis at a rate of 6.46000% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

The Birch Run Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization. The relationship between the holders of notes evidencing the Birch Run Premium Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Birch Run Premium Outlets Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,500,000	$36,500,000	BMO 2026-C14	Yes
A-2(1)	$17,000,000	$17,000,000	BMO	No
A-3(1)	$6,500,000	$6,500,000	BMO	No
A-4	$18,500,000	$18,500,000	BMO 2026-C14	No
A-5(1)	$8,000,000	$8,000,000	NREC	No
A-6(1)	$3,500,000	$3,500,000	NREC	No
Whole Loan	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Birch Run Premium Outlets Property is a 593,930 square foot outlet center located in Birch Run, Michigan. The largest tenants at the Birch Run Premium Outlets Property by NRA are Pottery Barn, Lee Wrangler and Old Navy, with other major tenants including Bridal By Viper Apparel, Nike Factory Store, Polo Ralph Lauren, Gap Outlet, Goodwill, Shoe Dept. Encore, and many more. Built in 1986 and renovated in 2010, the Birch Run Premium Outlets Property is situated on a 91.75-acre parcel and contains 4,823 parking spaces, which results in a parking ratio of approximately 8.12 spaces per 1,000 square feet of NRA. As of October 8, 2025, the Birch Run Premium Outlets Property was 90.1% leased based on NRA (including temporary tenants) and 73.5% leased, excluding temporary tenants, by 76 tenants. Temporary tenants occupy approximately 16.6% of the NRA and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per square foot as of August 31, 2025 is approximately $360 per square foot.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	TTM 8/31/2025 Sales PSF
Inline Sales (< 10,000 SF)	$360	$271	$427	$380	$375	$372	$360
Occupancy Cost	12.8%	16.8%	10.9%	12.2%	12.9%	13.1%	13.1%
(1)	Information obtained from the borrower.

Major Tenants. The three largest tenants based on underwritten base rent are Under Armour, The North Face and Columbia Sportswear Company.

Under Armour (10,011 square feet; 1.7% of net rentable area; 6.5% of underwritten base rent). Under Armour is an inventor, marketer, and distributor of branded performance athletic apparel, footwear, and accessories. Under Armour has been a tenant at the Birch Run Premium Outlets Property since March 2015. Under Armour is in negotiations for a two-year renewal and is currently paying month-to-month rent.

The North Face (5,500 square feet; 0.9% of NRA; 4.7% of underwritten base rent). The North Face is a supplier of outdoor performance clothing and gear for hiking, skiing, trail running and camping. The North Face has been a tenant at the Birch Run Premium Outlets Property since February 2022. The North Face is on a lease expiring January 31, 2027 with no renewal or termination options.

Columbia Sportswear Company (9,690 square feet; 1.6% of NRA; 4.5% of underwritten base rent). Columbia Sportswear Company is a global outdoor brand that crafts active lifestyle gear including apparel, footwear, and accessories. Columbia Sportswear Company has a family of brands, including Sorel, prAna, and Mountain Hardwear, that has grown to over 10,000 employees, with products available for sale in over 100 countries. Columbia Sportswear Company has been a tenant at the Birch Run Premium Outlets Property since July 2010, and has a lease expiration on January 31, 2032. Columbia Sportswear Company has no renewal options or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

The following table presents certain information relating to the current and historical occupancy of the Birch Run Premium Outlets Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	TTM 9/31/2025	Current(2)
93.7%	93.5%	88.7%	89.0%	98.0%	97.0%	92.8%	90.1%
(1)	Historical occupancy is as of December 31 for each respective year and represents the inline occupancy including square footage from temporary tenants. Information obtained from the borrower.
(2)	Current Occupancy is based on the underwritten rent roll dated as of October 8, 2025. Excluding temporary tenants, the current occupancy is 73.5%.

Appraisal. According to the appraisal, the Birch Run Premium Outlets Property had an “as-is” appraised value of $158,700,000 as of October 19, 2025. The appraisal also concluded to a “prospective market value upon stabilization” of $174,900,000 as of November 1, 2027. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$158,700,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Birch Run Premium Outlets Property.

The following table presents certain information relating to the ten largest tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Birch Run Premium Outlets Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Under Armour	NR/B2/BB-	10,011	1.7%	$75.68	$757,632	6.5%	MTM(4)
The North Face	NR/Ba3/BB	5,500	0.9	$99.04	544,746	4.7	1/31/2027
Columbia Sportswear Company	NR/NR/NR	9,690	1.6	$54.02	523,454	4.5	1/31/2032
Old Navy	NR/Ba3/BB	19,589	3.3	$23.20	454,397	3.9	7/31/2027
Lee Wrangler	NR/Ba3/BB	23,975	4.0	$16.77	402,047	3.4	MTM(5)
American Eagle Outfitters	NR/NR/NR	5,806	1.0	$69.16	401,535	3.4	4/30/2030
Nike Factory Store	NR/A2/A+	12,500	2.1	$30.80	385,000	3.3	MTM(6)
Coach	NR/Baa2/BBB	8,000	1.3	$47.22	377,725	3.2	1/31/2027
Eddie Bauer Outlet	NR/NR/NR	6,500	1.1	$53.77	349,477	3.0	7/31/2028
Aeropostale	NR/NR/NR	6,136	1.0	$55.46	340,319	2.9	1/31/2027
Total/Wtd. Avg.		107,707	18.1%	$42.12	$4,536,332	38.9%

Other Tenants		328,848	55.4	$21.67	7,125,676	61.1

Occupied Collateral Total		436,555	73.5%	$26.71	$11,662,009	100.0%
Temporary Tenants		98,690	16.6
Vacant Space		58,685	9.9
Total/Wtd. Avg.		593,930	100.0%
(1)	Based on the underwritten rent roll dated as of October 8, 2025.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes $220,936 of rent steps through December 2026.
(4)	Under Armour is in negotiation with the borrower sponsor for a two-year renewal.
(5)	Lee Wrangler is in negotiation with the borrower sponsor for a two-year renewal.
(6)	Nike Factory Store is in negotiation with the borrower sponsor for a 10-year renewal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

The following table presents a summary of sales for certain tenants at the Birch Run Premium Outlets Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 8/31/2025 Sales (PSF)
Under Armour	$909.87	$710.66	$922.45	$770.27	$776.41	$790.87	$755.64
Old Navy	$263.30	$248.36	$296.67	$226.38	$233.40	$236.19	$234.62
Lee Wrangler	$163.89	$114.94	NAV	$90.64	$92.91	$95.20	$96.79
Nike Factory Store	$957.78	$767.34	$979.05	$1,078.35	$1,186.88	$1,226.46	$1,219.89
Gap Outlet	$209.15	$154.65	$229.45	$181.62	$201.78	$211.84	$204.77
Polo Ralph Lauren	$321.53	$247.09	$330.83	$254.77	$252.41	$240.89	$238.11
Shoe Dept. Encore	NAV	$104.99	$160.51	$162.57	$129.85	$156.62	$131.18
Goodwill	NAV	NAV	NAV	$83.43	$162.46	$156.52	$150.33
Pottery Barn	$198.60	$143.67	$179.93	$164.76	$141.62	$123.15	$120.52
BRIDAL By Viper Apparel	$74.27	$58.22	$75.16	$77.38	$78.76	$78.87	$78.83
(1)	Information obtained from the borrower.

The following table presents certain information relating to the lease rollover schedule at the Birch Run Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	166,754	28.1%	NAP	NAP	166,754	28.1%	NAP	NAP
2026 & MTM	23	137,431	23.1	$3,903,632	33.5%	304,185	51.2%	$3,903,632	33.5%
2027	23	151,170	25.5	3,672,607	31.5	455,355	76.7%	$7,576,239	65.0%
2028	7	34,614	5.8	1,251,753	10.7	489,969	82.5%	$8,827,992	75.7%
2029	8	38,450	6.5	742,163	6.4	528,419	89.0%	$9,570,155	82.1%
2030	6	26,325	4.4	967,779	8.3	554,744	93.4%	$10,537,933	90.4%
2031	2	12,845	2.2	320,840	2.8	567,589	95.6%	$10,858,773	93.1%
2032	2	11,792	2.0	564,800	4.8	579,381	97.6%	$11,423,574	98.0%
2033	2	2,750	0.5	154,284	1.3	582,131	98.0%	$11,577,858	99.3%
2034	0	0	0.0	0	0.0	582,131	98.0%	$11,577,858	99.3%
2035	2	11,794	2.0	84,151	0.7	593,925	100.0%	$11,662,009	100.0%
2036	0	0	0.0	0	0.0	593,925	100.0%	$11,662,009	100.0%
2037 & Beyond	1	5	0.0	0	0.0	593,930	100.0%	$11,662,009	100.0%
Total	76	593,930	100.0%	$11,662,009	100.0%
(1)	Based on the underwritten rent roll dated October 8, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $220,936 of rent steps through December 2026.
(4)	Vacant includes 98,690 square feet attributable to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

The following table presents certain information relating to the operating history and underwritten net cash flow of the Birch Run Premium Outlets Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM September 2025(1)	Underwritten	Per SF	%(2)
In Place Rent	$11,653,200	$12,346,327	$12,324,214	$11,804,794	$11,441,073	$19.26	59.2%
Contractual Rent Steps(3)	0	0	0	0	220,936	0.37	1.1
Potential Income from Vacant Space	0	0	0	0	2,678,870	4.51	13.9
Percentage in Lieu(4)	164,138	146,346	145,331	156,765	185,523	0.31	1.0
Gross Potential Rent	$11,817,338	$12,492,673	$12,469,545	$11,961,559	$14,526,402	$24.46	75.2%
Reimbursement Revenue	4,206,789	4,418,792	4,643,948	4,936,751	4,783,461	8.05	24.8
Net Rental Income	$16,024,127	$16,911,465	$17,113,493	$16,898,310	$19,309,863	$32.51	100.0%
(Vacancy)	0	0	0	0	(2,678,870)	(4.51)	(13.9)
Percentage Rent(4)	834,994	753,579	723,485	542,708	354,844	0.60	1.8
Temporary Tenants	666,855	1,045,834	1,013,010	998,970	998,970	1.68	5.2
Other Income(5)	93,153	98,395	136,474	176,843	100,034	0.17	0.5
Effective Gross Income	$17,619,129	$18,809,273	$18,986,462	$18,616,831	$18,084,842	$30.45	93.7%
Total Expenses	3,895,868	4,176,992	4,239,484	4,415,928	4,367,495	7.35	24.2
Net Operating Income	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,717,346	$23.10	75.8%
TI/LC	0	0	0	0	593,930	1.00	3.3
Capital Expenditures	0	0	0	0	118,786	0.20	0.7
Net Cash Flow	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,004,630	$21.90	71.9%
(1)	TTM September 2025 reflects the trailing 12-month period ending September 30, 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through December 2026.
(4)	Underwritten based on the tenants’ TTM 8/31/2025 sales.
(5)	Other Income includes media income and other rents.

The Market. The Birch Run Premium Outlets Property is located in Birch Run, Michigan, within the Saginaw core-based statistical area (the “Saginaw CBSA”) in northern Michigan, roughly 100 miles north of Detroit and 115 miles northeast of Grand Rapids. According to the appraisal, the Saginaw CBSA had a population of 185,167 as of 2024.

The Birch Run Premium Outlets Property is located in the Saginaw, MI retail market, which consists of approximately 13.8 million square feet of space across 1,080 buildings. The Saginaw, MI retail market is mostly general retail space, accounting for 59.6% of the retail assets, while neighborhood centers make up 19.9%, and malls make up 6.1%, according to the appraisal. The Saginaw, MI retail market is located south of Lake Huron in the east-central region of Michigan’s lower peninsula. According to the appraisal, as of the second quarter of 2025, the Saginaw, MI retail market had an inventory of 13,764,463 square feet, a vacancy rate of 3.5% and an average asking rent of $12.66 per square foot.

According to the appraisal, the 2024 population within a 10-, 15- and 20-mile radius of the Birch Run Premium Outlets Property was 63,884, 190,876 and 422,859, respectively. Additionally, for the same period, the average household income within the same radii was $82,085, $68,926 and $69,541, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

The following table presents certain information relating to the appraisal’s market rent conclusions for the Birch Run Premium Outlets Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Tenant Improvement Allowance (PSF) (New Leases / Renewal Leases)	Leasing Commissions (PSF) (New Leases / Renewal Leases)
Inline Small	$32.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Inline Large	$31.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Major	$30.00	5	2.5%/Year	$20.00 / $0.00	$4.00 / $2.00
Anchor	$9.00	5	Flat	$10.00 / $0.00	$4.00 / $2.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable outlet centers pertaining to the Birch Run Premium Outlets Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Birch Run Premium Outlets Property
Birch Run Premium Outlets	1986/2010	593,930	90.1%(2)	Pottery Barn, Lee Wrangler, Old Navy	NAP
Great Lakes Crossing Outlets	1998/2020	1,356,000	97.0%	Bass Pro Shops, Burlington, Nordstrom Rack, Round 1, AMC	45.0 miles
Kensington Valley Outlets	1997/NAP	314,438	89.0%	H&M, Old Navy, Nike	45.0 miles
West Branch Outlet Shops	2000/NAP	112,120	64.0%	Famous Footwear, Old Navy, Eddie Bauer	70.0 miles
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on NRA, including temporary tenants, of the underwritten rent roll as of October 8, 2025. Total Occupancy excluding temporary tenants is 73.5%.

The Borrower. The borrower is Birch Run Outlets II, L.L.C., a single purpose, Delaware limited liability company with two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Birch Run Premium Outlets Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Birch Run Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc. (NYSE: SPG), the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally. Pursuant to the Birch Run Premium Outlets Whole Loan documents, so long as Simon or Simon Property Group, Inc., an Indiana corporation, or an affiliate of either of the foregoing is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Birch Run Premium Outlets Whole Loan, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Simon is also the borrower sponsor for the Ellenton Premium Outlets Whole Loan, which also will be contributed to the BMO 2026-C14 securitization. See “Description of the Mortgage Pool— Statistical Characteristics of the Mortgage Loans—Mortgage Loan Concentrations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

Property Management. The Birch Run Premium Outlets Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves.

Tax Reserve – During a Lockbox Event Period (as defined below), if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Birch Run Premium Outlets Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Birch Run Premium Outlets Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Birch Run Premium Outlets Whole Loan, an acceptable blanket policy was in effect.

Replacement Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $9,899 for ongoing replacement reserves.

Rollover Reserve – During a Lockbox Event Period, on a monthly basis, the borrower is required to deposit approximately $49,494 for ongoing rollover reserves.

Lockbox / Cash Management. The Birch Run Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower or property manager is required to deposit all rents received directly into the lockbox account. Upon the occurrence and during the continuation of a Lockbox Event (as defined below), within two business days after receipt, the borrower or property manager must direct all tenants to make direct rent deposits into the lockbox account. All amounts on deposit in the lockbox account will be automatically transferred on each Wednesday (or if such Wednesday is not a business day, on the preceding business day) in immediately available funds by federal wire transfer (i) at any time a Lockbox Event Period is not in effect, to the operating account of the borrower, or (ii) weekly during a Lockbox Event Period to the cash management account in immediately available funds by federal wire transfer and, to be disbursed in accordance with the Birch Run Premium Outlets Whole Loan documents, with any excess funds to be held by the lender as additional collateral for the Birch Run Premium Outlets Whole Loan.

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event (as defined below) and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Event” will commence upon the earlier of the following: (i) the occurrence of an event of default; (ii) a bankruptcy action of the borrower; (iii) a bankruptcy action of the affiliated property manager and the property manager has not been replaced within 60 days with a qualified manager; or (iv) the debt yield based on the trailing four calendar quarter period preceding any date of determination is less than 11.0% for two consecutive calendar quarters (a “Debt Yield Trigger Event”).

A “Lockbox Termination Event” means if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield equal to or greater than 11.0% for two consecutive calendar quarters, (b) an event of default, the acceptance by the lender of a cure of such event of default, or (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Birch Run Premium Outlets Property or the Birch Run Premium Outlets Whole Loan; provided, however, that, each such Lockbox Termination Event set forth in this definition is be subject to the following conditions, (A) no other Lockbox Event shall have occurred and be continuing, (B) no other event of default has occurred or is continuing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Collateral Term Sheet	BMO 2026-C14
No. 3 – Birch Run Premium Outlets

under the Birch Run Premium Outlets Whole Loan documents, (C) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Birch Run Premium Outlets Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Birch Run Premium Outlets Whole Loan, and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including, reasonable attorney’s fees and expenses.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists and a Control Event (as defined below) has not occurred, among satisfaction of other requirements as set forth in the Birch Run Premium Outlets Whole Loan documents, the borrower may obtain a release from the Birch Run Premium Outlets Whole Loan documents (“Parcel Release”) of the Eastern Property (as defined below) in connection with a transfer (at arm’s length if such transfer is to a person other than an affiliate of the borrower) of the Eastern Property, with payment of (x) a yield maintenance premium and (y) a release amount equal to the greater of (i) $5,000,000, (ii) the amount which, if applied to the repayment of the Birch Run Premium Outlets Whole Loan, would result in a debt yield equal to 15.2%, and (iii) the net proceeds received by the borrower from the sale of the Eastern Property. After giving effect to the Parcel Release, the lender will have determined that the debt yield with respect to the remaining Birch Run Premium Outlets Property is at least equal to the debt yield for the Birch Run Premium Outlets Property (including the Eastern Property) for the 12 full calendar months preceding the calendar quarter most recently completed prior to the Parcel Release; provided that, in order to satisfy the debt yield, the borrower may, as applicable, defease an additional portion of the Birch Run Premium Outlets Whole Loan or make a prepayment of an additional portion of the Birch Run Premium Outlets Whole Loan. If the Eastern Property is conveyed to or owned by an affiliate of the borrower, the borrower must satisfy (A) the delivery to the lender of an officer’s certificate confirming that the intended use(s) of the Eastern Property does not include outlet shops leased to outlet retailers, (B) the borrower delivers an officer’s certificate confirming that such release of the Eastern Property will not have a material adverse effect on (a) the value of the Birch Run Premium Outlets Property, (b) the business operations or financial condition of the borrower, or (c) the ability of the borrower to repay the Birch Run Premium Outlets Whole Loan, and (C) the borrower delivers a copy of the then-current rent roll and leasing plan for the Birch Run Premium Outlets Property and, if applicable, the Eastern Property.

A “Control Event” means if the borrower sponsor Simon and/or Simon Property Group, Inc. does not own at least 40.0% of the direct or indirect interests in the borrower or does not have the power to direct the management and policies of the borrower.

The “Eastern Property” means the parcel of real property and the improvements thereon as described in the Birch Run Premium Outlets Whole Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

One Commerce Plaza
99 Washington Avenue
Albany, NY 12210
ALBANY
Colonie
Newtonville
Watervliet
Troy
Loudonville
Roessleville
Menands
Rensselaer
RENSSELAER COUNTY
ALBANY COUNTY
Hampton Manor
Elsmere
Bethlehem
Albany International Airport
Colonie Plaza
Village Square
Amazon Distribution Center
Dunkin' Donuts Distribution Warehouse
Times Union
Windsor Plaza
NY State DOT
Colonie Center
Crossings Park
Siena College
Schuyler Meadows Club
Albany Pine Bush Preserve
Coca-Cola Beverages Northeast
Crossgates Commons Plaza
Crossgates Mall
College of Nanoscale Science and Engineering
State University of New York at Albany
State Police Academy
NY State Office Complex
Westgate Plaza
Corporate Woods Office Park
Wolferts Roost CC
Samaritan Hosp.-Albany Memorial Campus
Hudson Valley Community College
Tivoli Park
Univ. at Albany Alumni Quad
Univ. at Albany Downtown Campus
College of St. Rose
Washington Park
Maria College
Saint Peter's Hospital
Albany Medical Center
Albany Law School
Empire State Plaza
State Capitol
The Egg
Downtown Albany
Stratton VA Medical Center
Lincoln Park
NYS Museum
MVP Arena
Normanside Country Club
ALBANY/RENSSELAER AMTRAK
AMTRAK
New York State Thruway
Thruway
Hudson River
Lincoln Ave
Sand Creek Rd
Osborne Rd
Albany Shaker Rd
Old Niskayuna Rd
Central Ave
Everett Rd
Western Ave
Russell Rd
Allen St
Clinton Ave
New Scotland Rd
2nd Ave
3rd Ave Ext
Troy Rd
Broadway
2nd St
N. Greenbush Rd
Delaware Ave
Delmar Bypass
Feura Bush Rd
N.Y. City 149 miles
Saratoga Springs
Amsterdam
Schenectady
Rotterdam
Cohoes
Troy
Rensselaer
ALBANY
Delmar
Westmere
Berne
Rensselaerville
Ravena
CATSKILL MOUNTAINS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	8.7%	Net Rentable Area (SF):	736,998
Loan Purpose:	Refinance	Location:	Albany, NY
Borrower:	One Commerce Plaza LLC	Year Built / Renovated:	1971 / 2024
Borrower Sponsors(2):	Various	Occupancy:	97.9%
Interest Rate:	6.92500%	Occupancy Date:	1/8/2026
Note Date:	1/9/2026	4th Most Recent NOI (As of):	$6,456,365 (12/31/2022)
Maturity Date:	2/6/2036	3rd Most Recent NOI (As of)(5):	$6,316,545 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of)(5):	$7,177,289 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$7,453,421 (TTM 10/31/2025)
Original Amortization Term:	324 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$15,013,690
Call Protection(3):	L(24),D(91),O(5)	UW Expenses:	$6,660,006
Lockbox / Cash Management:	Hard / In Place	UW NOI(5):	$8,353,684
Additional Debt(1):	Yes	UW NCF:	$7,542,986
Additional Debt Balance(1):	$9,000,000	Appraised Value / Per SF:	$94,000,000 / $128
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/25/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$87
Taxes:	$465,751	$134,245	N/A	Maturity Date Loan / SF:	$76
Insurance:	$306,593	$30,659	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$0	$6,142	N/A	Maturity Date LTV:	59.6%
TI / LC:	$0	$122,833	N/A	UW NCF DSCR:	1.44x
Elevator Reserve:	$375,000	$0	N/A	UW NOI Debt Yield:	13.1%
Free Rent Reserve:	$175,796	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$64,000,000	99.9%	Loan Payoff	$56,236,323	87.8%
Sponsor Equity	35,794	0.1	Closing Costs	6,476,331	10.1
			Upfront Reserves	1,323,140	2.1
Total Sources	$64,035,794	100.0%	Total Uses	$64,035,794	100.0%
(1)	The One Commerce Plaza Mortgage Loan (as defined below) is part of the One Commerce Plaza Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $64,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the One Commerce Plaza Whole Loan.
(2)	The Borrower Sponsors are Leah Weiss, Yoel Weiss, Yoel Weiss, as Trustee of the LW Trust, U/T/A dated as of October 15, 2009 and Leah Weiss, as Trustee of the SW Trust, U/T/A dated as of October 15, 2009.
(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 6, 2026. Defeasance of the One Commerce Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 9, 2029. The assumed lockout of 24 payments is based on the expected BMO 2026-C14 securitization closing date in February 2026. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The increase in NOI between 2023 and 2024 was driven primarily by (i) 12,387 square feet of new leasing totaling $290,897 in base rent, (ii) a $293,644 increase in reimbursements and (iii) a decrease in real estate taxes year-over-year due to a reduction in the millage rate. The increase in UW NOI is primarily attributable to underwritten straight line rent and rent steps totaling $1,436,505.

The Loan. The fourth largest mortgage loan (the “One Commerce Plaza Mortgage Loan”) is part of a whole loan (the “One Commerce Plaza Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $64,000,000. The One Commerce Plaza Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-2, A-3-1 and A-4-1, which have an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The One Commerce Plaza Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in an office property containing 736,998 square feet located in Albany, New York (the “One Commerce Plaza Property”). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

One Commerce Plaza Whole Loan was co-originated on January 9, 2026 by SMC and BMO. The One Commerce Plaza Whole Loan has a 10-year term, with a two-year interest-only period and amortizes on a 324-month schedule. The One Commerce Plaza Whole Loan accrues interest at a rate of 6.92500% per annum on an Actual/360 basis. The scheduled maturity date of the One Commerce Plaza Whole Loan Whole Loan is February 6, 2036.

The One Commerce Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 trust securitization. The relationship between the holders of notes evidencing the One Commerce Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Commerce Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$31,500,000	$31,500,000	BMO 2026-C14	Yes
A-2	$13,500,000	$13,500,000	BMO 2026-C14	No
A-3-1	$6,300,000	$6,300,000	BMO 2026-C14	No
A-3-2(1)	$6,200,000	$6,200,000	Starwood Mortgage Capital LLC	No
A-4-1	$3,700,000	$3,700,000	BMO 2026-C14	No
A-4-2(1)	$2,800,000	$2,800,000	Bank of Montreal	No
Whole Loan	$64,000,000	$64,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The One Commerce Plaza Property is located in Albany, New York, within the west-central area of the Albany central business district. As of January 8, 2026, the One Commerce Plaza Property was 97.9% leased by 41 tenants. The One Commerce Plaza Property is a 20-story office building with 736,998 square feet of NRA and a 420-space parking garage. The One Commerce Plaza Property is positioned across the street from the New York Capitol Building and adjoining West Capitol Park. Albany is the state capital of New York; accordingly, the 20 state government departments and 97 agencies within the New York State government create a significant amount of demand throughout the entire downtown office, retail and hotel markets and have been a major driver of occupancy at the One Commerce Plaza Property.

Various offices of New York State (“NYS”) currently occupy a total of 578,154 square feet (78.4% of NRA) at the One Commerce Plaza Property. The largest tenant, NYS - Department of Health (“DOH”), occupies 176,698 SF (24.0% of NRA) and accounts for 24.6% of underwritten base rent. The second largest tenant, NYS - Department of State (“DOS”), occupies 164,252 square feet (22.3% of NRA) and accounts for 22.2% of underwritten base rent. The third largest tenant, NYS - Department of Financial Services (“DoFS”) occupies 99,293 square feet (13.5% of NRA) and accounts for 13.1% of underwritten base rent. Since 2007, the One Commerce Plaza Property has had an average occupancy of approximately 96.9%.

The borrower sponsors acquired the One Commerce Plaza Property in 2005 and subsequently invested approximately $16.6 million in capital expenditures, which included common area renovations, heating system upgrades, roof replacement, and replacement of the marble façade, among other improvements. Since the last refinancing in 2015, the borrower sponsors have invested an additional $8.2 million into the building for common area improvements (including the main and basement lobbies), elevator upgrades, new carpeting, signage upgrades and restroom upgrades.

Major Tenants. The three largest tenants based on NRA are NYS - DOH, NYS - DOS and NYS – DoFS.

NYS - DOH (176,698 square feet; 24.0% of NRA; 24.6% of Underwritten Base Rent): NYS - DOH was established in 1901 to provide services promoting the health of all New Yorkers. Services include ensuring access to high-quality, affordable health care, programs to reduce chronic diseases (cancer, heart disease, obesity, diabetes, etc.), promoting maternal, infant and child health, anti-tobacco initiatives, assuring a healthy environment (environmental programs and surveillance, water quality, lead, etc.), and eliminating health disparities, ensuring high-quality and affordable services to all New Yorkers. The DOH has been in tenancy at the One Commerce Plaza Property since 2004 (approximately 22 years of tenure), most recently renewed its lease in October 2025 for a period of approximately ten years, bringing its lease expiration to September 2035. The DOH has no remaining renewal options and a standard appropriations clause.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

NYS - DOS (164,252 square feet; 22.3% of NRA; 22.2% of Underwritten Base Rent): NYS - DOS was established in 1778. The DOS’s responsibilities entail compiling state agency rules and regulations, publishing information on the State Constitution, the Great Seal of New York, and other state documents, as well as designing and managing the Regional Economic Development Council. The DOS also handles strategic investments to spur economic growth within New York. The DOS has been in tenancy at the One Commerce Plaza Property since 2007 (approximately 19 years of tenure), most recently renewed in September 2021 and currently has an August 2033 lease expiration. The DOS has no remaining renewal options and a standard appropriations clause.

NYS - DoFS (99,293 square feet; 13.5% of NRA; 13.1% of Underwritten Base Rent): NYS - DoFS was created by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new department. The DoFS has been in tenancy at the One Commerce Plaza Property since 2002, most recently renewed in September 2021 and operates under a lease that expires in August 2033. The DoFS has no remaining renewal options and a standard appropriations clause.

The following table presents certain information relating to the major tenants based on NRA (of which, certain tenants may have co-tenancy provisions) at the One Commerce Plaza Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
NYS - DOH(3)	Aa1 / AA+ / AA+	176,698	24.0%	$17.48	$3,088,753	24.6%	9/30/2035
NYS - DOS(3)	Aa1 / AA+ / AA+	164,252	22.3	$16.95	2,784,613	22.2	8/31/2033
NYS - DoFS(3)	Aa1 / AA+ / AA+	99,293	13.5	$16.51	1,638,875	13.1	8/31/2033
NYS - Office of Temporary & Disability Assistance(3)(4)	Aa1 / AA+ / AA+	75,039	10.2	$16.01	1,201,480	9.6	8/31/2033
Whiteman, Osterman & Hanna LLP	NR / NR / NR	57,284	7.8	$18.32	1,049,438	8.4	12/31/2028
NYS - Higher Education Services Corporation(3)	Aa1 / AA+ / AA+	56,657	7.7	$15.08	854,446	6.8	8/31/2033
Brown & Weinraub	NR / NR / NR	12,631	1.7	$18.50	233,674	1.9	10/31/2036
New York eHealth Collaborative, Inc.	NR / NR / NR	11,654	1.6	$18.50	215,599	1.7	2/28/2029
Public Consulting Group(5)	NR / NR / NR	8,214	1.1	$27.00	221,778	1.8	1/31/20x28
Windstream	NR / NR / NR	6,945	0.9	$36.82	255,728	2.0	12/31/2028
Top Ten Tenants		668,667	90.7%	$17.26	$11,544,384	92.0%

Non Top Ten Tenants		52,520	7.1%	$19.20	$1,008,227	8.0%

Occupied Collateral Total / Wtd. Avg.		721,187	97.9%	$17.41	$12,552,611	100.0%

Vacant Space		15,811	2.1%

Collateral Total		736,998	100.0%

(1)	Based on the underwritten rent roll dated January 8, 2026 with (i) underwritten straight-line rent for the NYS tenants totaling $1,373,131 and (ii) rent steps totaling $63,374 through January 2027.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The NYS tenants have appropriations clauses that allow the tenants to terminate their respective leases if funding for the related agency is not made available.
(4)	NYS - Office of Temporary & Disability Assistance may terminate its lease any time on or after September 1, 2026 with 180 days’ notice.
(5)	Public Consulting Group has two, one-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

The following table presents certain information relating to the lease rollover schedule at the One Commerce Plaza Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	15,811	2.1%	NAP	NA	P	15,811	2.1%	NAP	NAP
2026 & MTM	13	2,752	0.4	$59,742	0.5		18,563	2.5%	$59,742	0.5%
2027	6	18,409	2.5	389,227	3.1		36,972	5.0%	$448,969	3.6%
2028	8	78,819	10.7	1,666,513	13.3		115,791	15.7%	$2,115,482	16.9%
2029	6	29,150	4.0	533,031	4.2		144,941	19.7%	$2,648,513	21.1%
2030	0	0	0.0	0	0.0		144,941	19.7%	$2,648,513	21.1%
2031	0	0	0.0	0	0.0		144,941	19.7%	$2,648,513	21.1%
2032	0	0	0.0	0	0.0		144,941	19.7%	$2,648,513	21.1%
2033	5	401,456	54.5	6,581,672	52.4		546,397	74.1%	$9,230,184	73.5%
2034	0	0	0.0	0	0.0		546,397	74.1%	$9,230,184	73.5%
2035	1	176,698	24.0	3,088,753	24.6		723,095	98.1%	$12,318,937	98.1%
2036	1	12,631	1.7	233,674	1.9		735,726	99.8%	$12,552,611	100.0%
2037 & Beyond(2)	1	1,272	0.2	0	0.0		736,998	100.0%	$12,552,611	100.0%
Total	41	736,998	100.0%	$12,552,611	100.0%
(1)	Based on the underwritten rent roll dated January 8, 2026 with (i) underwritten straight-line rent for the NYS tenants totaling $1,373,131 and (ii) rent steps totaling $63,374 through January 2027.
(2)	Includes 1,272 of building maintenance space.

The following table presents certain information with respect to the historical and current occupancy of the One Commerce Plaza Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
97.0%	97.0%	97.0%	97.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of January 8, 2026.

Appraisal. According to the appraisal, the One Commerce Plaza Property had an “as-is” appraised value of $94,000,000 as of July 25, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$94,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated August 11, 2025, there was no evidence of any recognized environmental conditions at the One Commerce Plaza Property.

The Market. The One Commerce Plaza Property is located in Albany, New York. According to the appraisal, the One Commerce Plaza Property is located within the Albany/Schenectady/Troy office market. As of the second quarter of 2025, the Albany/Schenectady/Troy office market had a vacancy rate of 4.7% and asking rent of $16.38 per square foot. According to the appraisal, the One Commerce Plaza Property is located within the Albany Central Business District office submarket. As of the second quarter of 2025, the Albany Central Business District office submarket had a vacancy rate of 4.3% and asking rent of $13.70 per square foot. Within a one-, three- and five-mile radius of the One Commerce Plaza Property, the estimated 2024 population is 29,225, 107,307 and 186,250, respectively. Within the same radii, the estimated 2024 average annual household income is $67,705, $83,738 and $99,028, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

The following table presents office rental data for comparable office property leases with respect to the One Commerce Plaza Property as identified in the appraisal:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
One Commerce Plaza Property 99 Washington Avenue Albany, NY	1971 / 2024	97.9%	736,998	-	-	$17.41	-	-	-
150 State Street 150 State Street Albany, NY	1955 / 2007	NAV	50,825	NYS Building Trades Council Davidoff Hutcher & Citron LLP	3,176 4,948	$16.75 $19.00	May-2025 Mar-2024	5.0 10.0	MG MG
677 Broadway 677 Broadway Albany, NY	2005 / NAP	NAV	170,387	NBT Bank Nixon Peabody	15,641 15,358	$22.00 $26.00	Aug-2023 Apr-2023	10.0 5.0	MG MG
(1)	Source: Appraisal, except for the One Commerce Plaza Property, which office lease information is based on the underwritten rent roll dated January 8, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusions for the One Commerce Plaza Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Office	727,601	$18.50	5.0	3.0% per annum	$25.00
Retail	9,397	$25.00	10.0	3.0% per annum	None
(1)	Source: Appraisal.

The following table presents certain information with respect to the historical operating history and underwritten cash flows of the One Commerce Plaza Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023(1)	2024(1)	TTM 10/31/2025	Underwritten	PSF	%(2)
Base Rent	$10,087,619	$10,161,390	$10,472,514	$10,530,706	$11,116,106	$15.08	76.4%
Straight Line Rent and Rent Steps	0	0	0	0	1,436,505	1.95	9.9
Vacant Income	0	0	0	0	292,504	0.40	2.0
Reimbursements	1,670,266	1,806,450	2,100,094	2,097,199	1,705,620	2.31	11.7
Net Rental Income	$11,757,885	$11,967,840	$12,572,607	$12,627,905	$14,550,735	$19.74	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(727,537)	(0.99)	(5.0)
Other Income(3)	1,060,654	1,193,600	1,319,347	1,190,491	1,190,491	1.62	8.2
Effective Gross Income	$12,818,539	$13,161,440	$13,891,954	$13,818,397	$15,013,690	$20.37	103.2%

Real Estate Taxes	1,939,126	1,960,827	1,771,072	1,530,503	1,564,022	2.12	10.4
Insurance	217,822	263,123	313,793	344,489	367,911	0.50	2.5
Other Expenses(4)	4,205,227	4,620,945	4,629,800	4,489,983	4,728,073	6.42	31.5
Total Expenses	$6,362,175	$6,844,895	$6,714,665	$6,364,975	$6,660,006	$9.04	44.4%

Net Operating Income	$6,456,365	$6,316,545	$7,177,289	$7,453,421	$8,353,684	$11.33	55.6%

CapEx/RR	0	0	0	0	73,700	0.10	0.5
TI/LC	0	0	0	0	736,998	1.00	4.9
Net Cash Flow	$6,456,365	$6,316,545	$7,177,289	$7,453,421	$7,542,986	$10.23	50.2%
(1)	The increase in Net Operating Income between 2023 and 2024 was driven primarily by (i) 12,387 square feet of new leasing totaling $290,897 in base rent, (ii) a $293,644 increase in reimbursements and (iii) a decrease in real estate taxes year-over-year due to a reduction in the millage rate. The increase in UW NOI is primarily attributable to underwritten straight line rent and rent steps totaling $1,436,505.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income includes parking income and other miscellaneous income.
(4)	Other Expenses include management fees, utilities, repairs and maintenance, general and administrative, and payroll and benefits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

The Borrower. The borrower is One Commerce Plaza, LLC, a New York limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Commerce Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Leah Weiss, Yoel Weiss, Yoel Weiss, as Trustee of the LW Trust, U/T/A dated as of October 15, 2009 and Leah Weiss, as Trustee of the SW Trust, U/T/A dated as of October 15, 2009. Leah Weiss and Yoel Weiss are principals of Weiss Realty, a family-based real estate firm. The SW Trust and the LW Trust are irrevocable family trusts that hold the Weiss family’s interests in 46 real estate investments spanning across various asset classes.

Property Management. The One Commerce Plaza Property is third-party managed by Carrow Real Estate Services, LLC.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $465,751 for real estate taxes, (ii) $306,593 for insurance premiums, (iii) $375,000 for an elevator reserve and (iv) $175,796 for free rent related to the tenant Brown & Weinraub.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $134,245.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $30,659.

Replacement Reserves – On each monthly payment date, the borrower is required to escrow $6,142 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow $122,833 for tenant improvements and leasing concessions (approximately $2.00 per square foot annually). Commencing on the payment date in March 2028 and on each payment date thereafter, the borrower will be required to escrow approximately $46,062 for tenant improvements and leasing concessions (approximately $0.75 per square foot annually).

Lockbox / Cash Management. The One Commerce Plaza Whole Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the One Commerce Plaza Whole Loan documents and, during a Sweep Event Period (as defined below), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One Commerce Plaza Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the One Commerce Plaza Whole Loan (unless the Sweep Event Period is (i) solely a Major Tenant Trigger Event Period (as defined below), then all excess cash flow will be deposited into a reserve for re-leasing the applicable Major Tenant (as defined below) space or (ii) solely a Whiteman Osterman Trigger Event Period (as defined below), then all excess cash flow will be deposited into the TI/LC Reserve until such balance is equal to or greater than $1,700,000). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the One Commerce Plaza Whole Loan documents; (ii) on or after January 9, 2027, the date on which the debt service coverage ratio (“DSCR”) is less than 1.20x (based on the trailing 12 months and calculated based on a 27-year amortization schedule); (iii) the occurrence of a Major Tenant Trigger Event Period; or (iv) the occurrence of a Whiteman Osterman Trigger Event.

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.25x for one calendar quarter; (c) clause (iii) above, the Major Tenant Trigger Event Period is cured in accordance with the One Commerce Plaza Whole Loan documents; and (d) clause (iv) above, the Whiteman Osterman Trigger Event Period is cured in accordance with the One Commerce Plaza Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

A “Major Tenant Trigger Event Period” will commence upon the earliest to occur of: (i) a default by such Major Tenant occurs under its lease, (ii) a Major Tenant goes dark or otherwise ceases operations in more than 20% of its leased space at the One Commerce Plaza Property, or gives written notice of its intent to commence any of the foregoing, (iii) a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding, (iv) a Major Tenant sublets more than 20% of its leased space, (v) a Major Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates 20% or more of its leased space at the One Commerce Plaza Property or (vi) a Major Tenant fails to extend its lease at least 18 months prior to the then-current expiration date under its lease.

A Major Tenant Trigger Event Period will terminate with respect to: (a) clause (vi) (the “Non-Renewal” Trigger”), upon satisfaction of all of the following: (1) either (x) the applicable Major Tenant has exercised its option to extend the term of its lease for at least 80% of its leased space for at least five years (or such shorter period as may be approved by the lender), or (y) the applicable Major Tenant signs a new lease for all or substantially all of its leased space on terms and conditions satisfactory to the lender, or (z) all or substantially all of such leased space is demised pursuant to one or more replacement leases on terms and conditions satisfactory to the lender; and (2) the borrower delivers to the lender an estoppel certificate from the applicable Major Tenant or replacement tenant(s), in form and substance reasonably satisfactory to the lender; and (3) the borrower has paid all leasing brokerage commissions payable by the borrower in connection therewith and delivered to the lender a paid invoice evidencing payment, or, in lieu thereof, the borrower has funded such amount into a reserve held by the lender; (b) clauses (i), (ii) or (v) (to the extent the trigger is a surrender/cancellation/termination or go-dark/vacate type event), upon satisfaction of all of the following: (1) either the applicable Major Tenant signs a new lease or all or substantially all of the premises demised under the applicable Major Tenant lease is demised pursuant to one or more replacement leases, and (2) the borrower delivers to the lender a copy of such new/replacement lease(s) and an estoppel certificate from the Major Tenant or the replacement tenant(s), in form and substance reasonably satisfactory to the lender, and (3) the borrower pays the leasing brokerage commissions payable by the borrower in connection therewith and delivers a paid invoice evidencing payment (or funds such amount into a reserve held by the lender); (c) clause (v) solely to the extent the trigger arose from the Major Tenant’s written notice of its intention to surrender/cancel/terminate its lease (as opposed to an actual termination), upon both (1) the Major Tenant rescinding such intention in writing and (2) the borrower delivering to the lender evidence of the foregoing in form and substance reasonably acceptable to the lender; (d) clause (i), upon satisfaction of all of the following: (1) the applicable event of default (beyond any applicable notice/cure period) is no longer existing or continuing or has otherwise been cured and no other event of default that has not been cured then exists and is continuing under such lease, and (2) the borrower delivers to the lender evidence of the foregoing in form and substance reasonably acceptable to the lender, and (3) the borrower delivers to lender an estoppel certificate from the applicable Major Tenant, in form and substance reasonably satisfactory to lender; (e) clause (ii), upon satisfaction of all of the following: (1) the applicable Major Tenant has resumed operations at the One Commerce Plaza Property in all or substantially all of its leased premises for a period of one calendar quarter (or, if the trigger arose solely from the Major Tenant’s written notice of intention to go-dark/vacate/cease operations, the Major Tenant rescinds such intention in writing), and (2) the borrower delivers to the lender evidence of the foregoing in form and substance reasonably acceptable to the lender, and (3) the borrower delivers to the lender an estoppel certificate from the applicable Major Tenant, in form and substance reasonably satisfactory to the lender; (f) clause (iv) solely to the extent the trigger arose from the Major Tenant’s written notice of intention to sublet (as opposed to an actual sublease), upon both (1) the Major Tenant irrevocably rescinding such intention in writing and (2) the borrower delivering to the lender evidence of the foregoing in form and substance reasonably acceptable to the lender; and (g) clause (iii) (bankruptcy/insolvency), upon satisfaction of all of the following: (1) the applicable bankruptcy/insolvency action has been dismissed and the applicable Major Tenant lease has been affirmed, and (2) the borrower delivers to the lender evidence of the foregoing in form and substance reasonably acceptable to Lender, and (3) the borrower delivers to the lender an estoppel certificate from the applicable Major Tenant, in form and substance reasonably satisfactory to the lender; provided, however, that a Major Tenant Trigger Event Period shall not be deemed to expire in the event that a Major Tenant Trigger Event Period then exists for any other reason.

A “Major Tenant” means one or more of NYS agencies (i.e., DOH, DOS, DoFS, NYS Office of Temporary & Disability Assistance and NYS Higher Education Services Corporation) or any tenant otherwise occupying the space currently leased by such NYS agencies.

A “Whiteman Osterman Trigger Event Period” will (x) commence upon the monthly payment date occurring 12 months prior to the stated expiration date of Whiteman Osterman’s lease (December 31, 2027) if on such payment date the balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Collateral Term Sheet	BMO 2026-C14
No. 4 – One Commerce Plaza

of funds in the TI/LC Reserve is less than $1,700,000, and (y) expiring upon the earliest to occur of: (a) Whiteman Osterman’s lease being replaced (pursuant to a replacement lease in form and substance reasonably acceptable to the lender) such that the applicable rollover/renewal risk is cured to the lender’s reasonable satisfaction, (b) Whiteman Osterman renewing or extending its lease (or the borrower entering into a binding agreement with Whiteman Osterman to renew or extend its lease) on terms reasonably acceptable to the lender, such that the failure-to-renew risk is cured to the lender’s reasonable satisfaction, or (c) any monthly payment date occurring after the commencement of such period on which the balance of funds in the TI/LC Reserve equals or exceeds $1,700,000; provided, however, that if, after the occurrence of clause (c), the balance of funds in the TI/LC Reserve on any subsequent monthly payment date is less than $1,700,000, a new Whiteman Osterman Trigger Event Period shall be deemed to have commenced and will continue until it expires in accordance with clause (y) above.

Subordinate and Mezzanine Debt. None.

Permitted Subordinate or Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

East Coast Hotel Portfolio
1 M6 Lantana — Lantana, FL
2 M6/S6 Richmond — Richmond, VA
3 S6 Columbus — Columbus, GA
4 M6 Nashua — Nashua, NH
5 M6 Springfield-Chicopee — Chicopee, MA
6 M6/S6 Jacksonville South — Jacksonville, FL
7 M6/S6 Savannah — Savannah, GA
CHATTANOOGA
CHARLOTTE
ATLANTA
Athens
COLUMBIA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
SAVANNAH
Albany
Valdosta
FLORIDA
TALLAHASSEE
JACKSONVILLE
VERMONT
NEW HAMPSHIRE
MAINE
Portland
MANCHESTER
Nashua
LOWELL
BOSTON
MASSACHUSETTS
WORCESTER
SPRINGFIELD
Chicopee
PROVIDENCE
HARTFORD
CONNECTICUT
WATERBURY
NEW HAVEN
BRIDGEPORT
STAMFORD
NEW YORK
Atlantic Ocean
St. Marys
Jacksonville Beach
Orange Park
Middleburg
St. Augustine
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FORT LAUDERDALE
Hollywood
Weston
THE EVERGLADES
Ashland
Glen Allen
Mechanicsville
Laurel
Lakeside
Tuckahoe
RICHMOND
Bon Air
North Chesterfield
Manchester
Chesterfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$42,000,000	Title:	Fee
Cut-off Date Principal Balance:	$41,940,894	Property Type - Subtype(3):	Hospitality – Various
% of IPB:	6.6%	Net Rentable Area (Rooms):	808
Loan Purpose:	Refinance	Location(3):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsors:	Subhash Patel and Vijay Patel	Occupancy / ADR / RevPAR:	75.3% / $62.13 / $46.80
Interest Rate:	6.60800%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	11/25/2025	4th Most Recent NOI (As of):	$6,588,919 (12/31/2022)
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of)(4):	$6,364,197 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	$5,464,981 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$6,144,904 (TTM 7/31/2025)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	77.1% / $61.89 / $47.72
Amortization Type:	Amortizing Balloon	UW Revenues:	$14,511,299
Call Protection:	L(26),D(87),O(7)	UW Expenses:	$8,220,366
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,290,933
Additional Debt:	No	UW NCF:	$5,710,481
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$72,300,000 / $89,480
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$51,907
Taxes:	$79,891	$39,946	N/A	Maturity Date Loan / Room:	$44,848
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.0%
FF&E Reserves:	$0	$5,039	N/A	Maturity Date LTV:	50.1%
Immediate Repairs:	$341,490	$0	N/A	UW NCF DSCR:	1.77x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	15.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,000,000	100.0%	Loan Payoff	$36,648,591	87.3%
			Sponsor Equity	3,748,938	8.9
			Closing Costs	1,181,089	2.8
			Upfront Reserves	421,381	1.0
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%
(1)	See “The Borrowers” below for more information.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	See “The Properties” below for more information.
(4)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is attributable to renovations that took place in 2022-2023.
(5)	See “Appraisals” below for more information.

The Loan. The fifth largest mortgage loan (the “East Coast Hotel Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $41,940,894 and is secured by the borrowers’ fee interests in seven hospitality properties. The portfolio consists of 808 rooms across seven extended stay and limited service hotel properties located in Florida, Georgia, Massachusetts, Virginia and New Hampshire (the “East Coast Hotel Portfolio Properties”). The East Coast Hotel Portfolio Mortgage Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF2”) on November 25, 2025. The East Coast Hotel Portfolio Mortgage Loan has a 10-year term, amortizes based on a 30-year amortization schedule and accrues interest at a rate of 6.60800% per annum on an Actual/360 basis. The scheduled maturity date of the East Coast Hotel Portfolio Mortgage Loan is December 6, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

The Properties. The East Coast Hotel Portfolio Mortgage Loan is secured by seven hotel properties with two properties located in Florida (the “M6 Lantana Property” and the “M6/S6 Jacksonville South Property”), two in Georgia (the “SS Columbus Property” and the “M6/S6 Savannah Property”), one in Massachusetts (the “M6 Springfield-Chicopee Property”), one in Virginia (the “M6/S6 Richmond Property”) and one in New Hampshire (the “M6 Nashua Property”).

The following table presents certain information relating to the East Coast Hotel Portfolio Properties:

Portfolio Summary I
Property Name	Location(1)	Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	Appraised Value per Room(1)(2)	UW NCF	% of UW NCF
M6 Lantana	Lantana, FL	152	$12,182,831	29.0%	$18,500,000	$121,711	$1,635,358	28.6%
M6/S6 Richmond	Richmond, VA	140	6,490,853	15.5	12,000,000	85,714	846,970	14.8
SS Columbus	Columbus, GA	113	5,891,697	14.0	10,300,000	91,150	800,443	14.0
M6 Nashua	Nashua, NH	79	5,292,541	12.6	8,800,000	111,392	751,169	13.2
M6 Springfield-Chicopee	Chicopee, MA	86	5,092,823	12.1	8,100,000	94,186	719,885	12.6
M6/S6 Jacksonville South	Jacksonville, FL	131	4,293,949	10.2	8,400,000	64,122	572,893	10.0
M6/S6 Savannah	Savannah, GA	107	2,696,200	6.4	6,200,000	57,944	383,763	6.7
Total / Wtd. Avg.		808	$41,940,894	100.0%	$72,300,000		$5,710,481	100.0%
(1)	Source: Appraisal.
(2)	Appraised Value per Room is based on the individual rooms at each respective property.

The East Coast Hotel Portfolio Properties were built between 1973 and 1999 and renovated between 2021 and 2023. The borrower sponsors acquired the East Coast Hotel Portfolio Properties between 2018 and 2022 for an aggregate purchase price of approximately $34.6 million. Since acquisition, the borrower sponsors have invested approximately $10.2 million in capital improvements and $3.9 million in soft costs, resulting in a total cost basis of approximately $48.7 million. Since acquisition, the overall portfolio net cash flow has increased from approximately $2.7 million to approximately $6.1 million as of the trailing twelve months as of July 2025 (207% increase) due to improving market conditions, renovations and implementing operating efficiencies.

The East Coast Hotel Portfolio Properties are either extended stay or limited service hotels that operate under various hotel franchise flags. Three of the East Coast Hotel Portfolio Properties operate under a Motel 6 franchise (“M6”) (317 rooms), three of the East Coast Hotel Portfolio Properties operate under a dual franchise under both the Motel 6 and Studio 6 franchises (“M6/S6”) (378 rooms) and one property is independently operated as a Southern Suites (“SS”) (113 rooms), which does not operate under a franchise flag. Typical amenities at the East Coast Hotel Portfolio Properties include guest laundry area, vending areas and complimentary high-speed internet access in the guestrooms and public spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

The following table presents additional information relating to the East Coast Hotel Portfolio Properties:

Portfolio Summary II
Property Name	Property Subtype	Year Built / Renovated	Demand Type	Average Length of Stay (Days)	Franchisor	Franchise Expiration
M6 Lantana	Limited Service	1988 / 2022	35% Weekly / 65% Nightly	31.2	G6 Hospitality Franchising LLC	1/16/2035
M6/S6 Richmond	Limited Service	1999 / 2022	75% Weekly / 25% Nightly	101.5	G6 Hospitality Franchising LLC	M6: 5/22/2036; S6: 5/22/2036
SS Columbus	Extended Stay	1998 / 2023	80% Weekly / 20% Nightly	216.0	NAP	NAP
M6 Nashua	Limited Service	1973 / 2022	45% Weekly / 55% Nightly	88.0	G6 Hospitality Franchising LLC	5/28/2035
M6 Springfield-Chicopee	Limited Service	1973 / 2021	30% Weekly / 70% Nightly	9.0	G6 Hospitality Franchising LLC	8/17/2035
M6/S6 Jacksonville South	Limited Service	1997 / 2023	75% Weekly / 25% Nightly	25.7	G6 Hospitality Franchising LLC	M6: 5/22/2036; S6: 5/22/2036
M6/S6 Savannah	Limited Service	1996 / 2022	75% Weekly / 25% Nightly	10.6	G6 Hospitality Franchising LLC	M6: 5/3/2036; S6: 12/6/2036

M6 Lantana. The M6 Lantana Property is a 152-room, limited service hotel located in Lantana, Florida, approximately 11 miles south of West Palm Beach. The M6 Lantana Property was constructed in 1988, most recently renovated in 2022 and offers amenities such as an outdoor swimming pool, self-laundry facilities, complimentary coffee and high-speed internet. The borrower sponsors have invested approximately $1.3 million in capital improvements since acquiring the M6 Lantana Property for approximately $8.4 million in January 2020. The M6 Lantana Property contains 154 parking spaces, resulting in a parking ratio of 1.01 spaces per room. The M6 Lantana Property operates under the Motel 6 flag, with a franchise agreement expiration in January 2035.

M6/S6 Richmond. The M6/S6 Richmond Property is a 140-room, limited service hotel located in Richmond, Virginia, approximately nine miles northwest of downtown Richmond. The M6/S6 Richmond Property was constructed in 1999, most recently renovated in 2022 and offers amenities such as self-laundry facilities, complimentary coffee and high-speed internet. The borrower sponsors have invested approximately $1.3 million in capital improvements since acquiring the M6/S6 Richmond Property for $9 million in May 2018. The M6/S6 Richmond Property contains 148 parking spaces, resulting in a parking ratio of 1.06 spaces per room. The M6/S6 Richmond Property operates under both the Motel 6 and Studio 6 flags, with both franchise agreements expiring in May 2036.

SS Columbus. The SS Columbus Property is a 113-room, extended stay hotel located in Columbus, Georgia, approximately four miles northeast of downtown Columbus. The SS Columbus Property was constructed in 1998, most recently renovated in 2023 and offers amenities such as kitchenettes, self-laundry and high-speed internet. The borrower sponsors have invested approximately $2.5 million in capital improvements since acquiring the SS Columbus Property for $2.2 million in August 2022. The SS Columbus Property contains 164 parking spaces, resulting in a parking ratio of 1.45 spaces per room. The SS Columbus Property is marketed as a Southern Suites and does not operate under a franchise agreement. The SS Columbus Property operates more akin to a multifamily asset as the rooms are rented by the week and the average guest stay for this asset is approximately 216 days. The typical guest at the SS Columbus Property is a local worker and/or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 5 East Coast Hotel Portfolio

temporary contract worker looking for long-term housing without a 12-month lease requirement and the flexibility of a weekly rental.

M6 Nashua. The M6 Nashua Property is a 79-room, limited service hotel located in Nashua, New Hampshire, approximately two miles west of downtown Nashua. The M6 Nashua Property was constructed in 1973, most recently renovated in 2022 and offers amenities such as an outdoor pool, self-laundry, RV parking and high-speed internet. The borrower sponsors have invested approximately $1.4 million in capital improvements since acquiring the M6 Nashua Property for $4.2 million in May 2020. The M6 Nashua Property contains 97 parking spaces, resulting in a parking ratio of 1.23 spaces per room. The M6 Nashua Property operates under the Motel 6 flag, with a franchise agreement expiration in May 2035.

M6 Springfield-Chicopee. The M6 Springfield-Chicopee Property is an 86-room, limited service hotel located in Chicopee, Massachusetts, approximately seven miles northeast of Springfield. The M6 Springfield-Chicopee Property was constructed in 1973, most recently renovated in 2021 and offers amenities such as kitchenettes, RV parking and high-speed internet. The borrower sponsors have invested approximately $1.2 million in capital improvements since acquiring the M6 Springfield-Chicopee Property for $3.7 million in May 2020. The M6 Springfield-Chicopee Property contains 100 parking spaces, resulting in a parking ratio of 1.16 spaces per room. The M6 Springfield-Chicopee Property operates under the Motel 6 flag, with a franchise agreement expiration in August 2035.

M6/S6 Jacksonville South. The M6/S6 Jacksonville South Property is a 131-room, limited service hotel located in Jacksonville, Florida, approximately 11 miles southeast of downtown Jacksonville. The M6/S6 Jacksonville South Property was constructed in 1997, most recently renovated in 2023 and offers amenities such as kitchenettes, self-laundry facilities, and high-speed internet. The borrower sponsors have invested approximately $1.7 million in capital improvements since acquiring the M6/S6 Jacksonville South Property for $4,000,000 in May 2018. The M6/S6 Jacksonville South Property contains 125 parking spaces, resulting in a parking ratio of 0.95 spaces per room. The M6/S6 Jacksonville South Property operates under both the Motel 6 and Studio 6 flags, with both franchise agreements expiring in May 2036.

M6/S6 Savannah. The M6/S6 Savannah Property is a 107-room, limited service hotel located in Savannah, Georgia, approximately 16 miles southwest of downtown Savannah. The M6/S6 Savannah Property was constructed in 1996, most recently renovated in 2022 and offers amenities such as an indoor pool, sports bar/restaurant, 24-hour front desk, self-laundry facilities and high-speed internet. The borrower sponsors have invested approximately $736,000 in capital improvements since acquiring the M6/S6 Savannah Property for approximately $3.2 million in May 2021. The M6/S6 Savannah Property operates both the Motel 6 and Studio 6 flags, with the Motel 6 franchise agreement expiring in May 2036 and the Studio 6 franchise agreement expiring in December 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Appraisals. According to the appraisals, the East Coast Hotel Portfolio Properties had an aggregate “as-is” appraised value of $72,300,000 as of July 2, 2025, July 11, 2025, July 14, 2025, September 2, 2025, September 3, 2025 and September 5, 2025.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate
M6 Lantana	Income Capitalization Approach	$18,500,000	8.69%
M6/S6 Richmond	Income Capitalization Approach	$12,000,000	8.18%
SS Columbus	Income Capitalization Approach	$10,300,000	8.58%
M6 Nashua	Income Capitalization Approach	$8,800,000	9.67%
M6 Springfield-Chicopee	Income Capitalization Approach	$8,100,000	9.75%
M6/S6 Jacksonville South	Income Capitalization Approach	$8,400,000	8.28%
M6/S6 Savannah	Income Capitalization Approach	$6,200,000	9.24%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental reports dated September 11, 2025, there was no evidence of any recognized environmental conditions at the East Coast Hotel Portfolio Properties.

The following table presents certain information relating to the operating history and underwritten cash flows of the East Coast Hotel Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	69.2%	65.0%	66.1%	75.3%	77.1%
ADR	$66.14	$70.29	$64.92	$62.13	$61.89
RevPAR	$45.77	$45.68	$42.90	$46.80	$47.72

Room Revenue	$13,615,983	$13,588,075	$12,773,365	$13,856,751	$14,073,550	$17,418	97.0%
Other Revenue(3)	297,969	345,861	382,002	430,694	437,748	542	3.0
Total Revenue	$13,913,951	$13,933,936	$13,155,368	$14,287,445	$14,511,299	$17,960	100.0%
Room Expense	2,001,457	2,152,909	2,235,690	2,324,339	2,345,480	2,903	16.2
Other Departmental Expenses	0	0	576	0	0	0	0.0
Departmental Expenses	$2,001,457	$2,152,909	$2,236,266	$2,324,339	$2,345,480	$2,903	16.2%
Gross Operating Income	$11,912,495	$11,781,027	$10,919,102	$11,963,107	$12,165,819	15,057	83.8%
Undistributed Expenses	4,555,017	4,516,484	4,460,013	4,832,428	4,900,021	6,064	33.8
Gross Operating Profit	$7,357,477	$7,264,543	$6,459,089	$7,130,678	$7,265,798	8,992	50.1%
Total Fixed Expenses	768,558	900,347	994,107	985,775	974,865	1,207	6.7
Net Operating Income	$6,588,919	$6,364,197	$5,464,981	$6,144,904	$6,290,933	$7,786	43.4%
FF&E	554,198	554,957	523,815	569,098	580,452	718	4.0
Net Cash Flow	$6,034,721	$5,809,239	$4,941,167	$5,575,806	$5,710,481	$7,067	39.4%
(1)	TTM column reflects the trailing 12 months ending July 31, 2025.
(2)	Per Room values are based on 808 individual rooms.
(3)	Other revenue consists of guest laundry income and other miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Markets. The East Coast Hotel Portfolio Properties are located in Florida, Georgia, Massachusetts, Virginia and New Hampshire.

M6 Lantana. The M6 Lantana Property is located in Lantana, Florida, approximately 11 miles south of West Palm Beach. The market primarily draws demand due to tourism surrounding nearby beaches and marinas as well as other leisure attractions in West Palm Beach, Delray Beach and other major South Florida markets, with the M6 Lantana Property benefitting from direct access to Interstate 95. Other demand generators include the iTHINK Financial Amphitheatre, the Palm Beach County Convention Center and the Ballpark of the Palm Beaches. The M6 Lantana Property is primarily served by the Palm Beach International Airport which is located approximately 9 miles away.

M6/S6 Richmond. The M6/S6 Richmond Property is located in Richmond, Virginia, approximately 9 miles northwest of downtown Richmond. The market draws demand from major employers such as Capital One and Dominion Energy, as well as the presence of nearby universities such as Virginia Commonwealth University in Richmond and the University of Virginia in Charlottesville. Other demand generators include Richmond’s healthcare system, with Henrico Doctor’s Hospital and Saint Mary’s Hospital located in the immediate area of the M6/S6 Richmond Property. The M6/S6 Richmond Property is primarily served by the Richmond International Airport which is located approximately 18 miles away.

SS Columbus. The SS Columbus Property is located in Columbus, Georgia, approximately four miles northeast of downtown Columbus. Demand generators in the area include Fort Moore, home to over 45,000 military personnel, as well as Columbus State University and the Piedmont Columbus Regional and St. Francis-Emory healthcare systems. Leisure demand is generated by local tourist attractions such as the Chattahoochee Riverwalk, the Columbus Museum and outdoor activities such as Whitewater Express and the Blue Heron Adventure. The SS Columbus Property is primarily served by Columbus Airport which is located approximately 5 miles away, in addition to Hartsfield-Jackson Atlanta International Airport located approximately 97 miles away.

M6 Nashua. The M6 Nashua Property is located in Nashua, New Hampshire, approximately 2 miles west of downtown Nashua. The market draws demand from local industries such as financial services, high tech, and defense companies, including Nashua Corporation, BAE Systems, Dell, Oracle Corporation, and Teradyne. Other demand generators include the Southern New Hampshire Health healthcare system, the Pheasant Lane Mall and seasonal leisure demand drivers such as autumn leaf peeping and winter ski resorts in the surrounding mountains. The M6 Nashua Property is primarily served by Nashua Airport which is located approximately 8 miles away.

M6 Springfield-Chicopee. The M6 Springfield-Chicopee Property is located in Chicopee, Massachusetts, approximately 7 miles northeast of Springfield. The greater Springfield area is home to leisure demand drivers such as the Naismith Memorial Basketball Hall of Fame, the MGM Springfield Resort & Casino, the Big E Coliseum and Six Flags New England. Additionally, the Westover Air Reserve Base is an Air Force Reserve Command installation located in Chicopee that is the largest Air Force Reserve base in the United States, housing approximately 5,500 military and civilian personnel on 2,500 acres. The M6 Springfield-Chicopee Property is primarily served by Westover Metropolitan Airport, the civilian access airport located at the Westover Air Reserve Base, which is located approximately 4 miles away.

M6/S6 Jacksonville South. The M6/S6 Jacksonville South Property is located in Jacksonville, Florida, approximately 11 miles southeast of downtown Jacksonville. Leisure demand generators in the greater Jacksonville area include the Anheuser-Busch Brewery, Jacksonville Zoo, Kingsley Plantation and EverBank Stadium. Additionally, Jacksonville Beach offers nearly 14 miles of beachfront along the Atlantic Ocean. Other demand drivers include the Jacksonville Naval Air Station, the University of North Florida and Mayo Clinic Jacksonville. The M6/S6 Jacksonville South Property is primarily served by Jacksonville International Airport, which is located approximately 26 miles away.

M6/S6 Savannah. The M6/S6 Savannah Property is located in Savannah, Georgia, approximately 16 miles southwest of downtown Savannah. The Savannah market draws significant leisure tourism demand as it features the United States’ largest national historic landmark district (2.5 square-miles), and houses approximately 2,400 architecturally and historically significant buildings, landmarks, monuments, restored homes, museums, shops, churches and cemeteries. Additionally, Savannah holds festivals every month except January and February, including events such as the St. Patrick’s Celebration on the River, the Seafood Festival, Savannah Fourth of July and Oktoberfest. Other demand generators include Plant Riverside District, Eastern Wharf, Savannah International Trade & Convention Center, Port of Savannah and the presence

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of major manufacturing employers such as Gulfstream and Hyundai. The M6/S6 Savannah Property is primarily served by Savannah/Hilton Head International Airport, which is located approximately 12 miles away.

The following table presents certain information relating to the historical performance of the East Coast Hotel Portfolio Properties:

Historical RevPAR, Occupancy, & NCF Analysis
	2022			2023			2024			TTM(1)
Property	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF	RevPAR	Occ	NCF
M6 Lantana	$66.16	67.0%	$1,817,627	$60.84	61.3%	$1,520,178	$61.20	68.8%	$1,481,472	$66.35	80.1%	$1,607,328
M6/S6 Richmond(2)	$42.36	74.3%	$1,028,281	$48.70	82.0%	$1,259,301	$36.91	72.1%	$696,854	$39.59	82.4%	$856,869
SS Columbus	$16.85	68.6%	$283,012	$13.83	39.6%	$270,217	$21.12	52.4%	$527,101	$27.47	67.1%	$671,865
M6 Nashua	$81.23	82.8%	$1,312,637	$69.85	70.8%	$918,344	$63.90	70.1%	$757,200	$63.61	71.1%	$740,666
M6 Springfield- Chicopee	$51.62	71.5%	$640,133	$59.33	75.8%	$744,221	$60.04	77.0%	$784,817	$59.72	76.4%	$727,110
M6/S6 Jacksonville South(3)	$39.65	72.6%	$757,322	$33.28	58.9%	$513,711	$28.44	58.8%	$321,105	$34.86	73.5%	$568,559
M6/S6 Savannah(4)	$29.03	48.9%	$195,710	$41.71	70.9%	$583,267	$37.15	66.5%	$372,618	$41.16	72.5%	$403,409
Total / Wtd. Avg.	$45.77	69.2%	$6,034,721	$45.68	65.0%	$5,809,239	$42.90	66.1%	$4,941,167	$46.80	75.3%	$5,575,806
(1)	TTM column reflects the trailing 12 months ending July 31, 2025.
(2)	According to the borrower sponsors, the 2023 NCF at the M6/S6 Richmond Property was elevated compared to 2024 and the TTM period because the M6/S6 Richmond Property had been fully occupied with weekly guests with little to no daily guests from 2021 to 2023. However, when the borrower sponsors raised rates for weekly guests in the second half of 2023, many long-term guests decided to move out toward the end of 2023 and into 2024 causing occupancy to drop. In 2025, M6/S6 Richmond Property rebuilt the weekly guest base albeit at a more normalized level.
(3)	According to the borrower sponsors, the 2024 NCF at M6/S6 Jacksonville decreased as the Jacksonville region experienced significant turnover. Per a third-party report, the submarket declined in RevPAR by 2.3% year over year. Additionally, the borrower sponsors completed a near complete staff replacement in CY2024 to reposition management of the asset. Since then, NCF has increased by 77%.
(4)	According to the borrower sponsors, the 2023 NCF increased at the M6/S6 Savannah Property because it was under renovation in 2022. Kitchenettes were added to approximately 60 rooms. Once kitchenettes were added, performance immediately improved, particularly with long term weekly guests but normalized in 2024.

The following table presents certain information relating to the competitive set of the East Coast Hotel Portfolio Properties:

Competitive Set Analysis
	TTM(1)			Competitive Set(2)			Penetration Rate
Property	Occ	ADR ($)	RevPAR	Occ	ADR ($)	RevPAR	Occ	ADR ($)	RevPAR
M6 Lantana	80.1%	$82.81	$66.35	62.2%	$95.96	$59.67	128.8%	86.3%	111.2%
M6 Richmond(2)	88.9%	$51.83	$46.06	60.7%	$67.31	$40.89	146.5%	77.0%	112.6%
S6 Richmond(2)	81.7%	$46.51	$37.99	71.5%	$67.31	$48.14	114.3%	69.1%	78.9%
SS Columbus	67.1%	$40.94	$27.47	47.8%	$55.96	$26.72	140.4%	73.2%	102.8%
M6 Nashua	71.1%	$89.47	$63.61	61.7%	$97.81	$60.34	115.2%	91.5%	105.4%
M6 Springfield-Chicopee	76.4%	$78.13	$59.72	60.5%	$102.67	$62.09	126.3%	76.1%	96.2%
M6 Jacksonville South(2)	71.9%	$48.16	$34.61	61.9%	$59.30	$36.73	116.2%	81.2%	94.2%
S6 Jacksonville South(2)	74.7%	$46.91	$35.06	74.7%	$59.25	$44.25	100.0%	79.2%	79.2%
M6 Savannah(2)	65.1%	$56.88	$37.03	58.5%	$81.59	$47.75	111.3%	69.7%	77.5%
S6 Savannah(2)	78.4%	$56.68	$44.42	63.6%	$72.65	$46.21	123.3%	78.0%	96.1%
(1)	TTM column reflects the trailing 12 months ending July 31, 2025.
(2)	Competitive Set information obtained from industry reports dated August 2025. TTM metrics for properties operated under both M6 and S6 flags are also obtained from the same industry reports dated August 2025.

The Borrowers. The borrowers are Hare Krishna Nashua North Hotel, LLC, Hare Krishna Lantana Hotel, LLC, Hare Krishna Springfield Hotel, LLC, Hare Krishna Boxwood LLC, Shree Vishnu Savannah Hotel, LLC, Hare Krishna Jacksonville Hotel LLC and Hare Krishna Richmond Hotel LLC, each a Delaware limited liability company and special purpose entity with one

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the East Coast Hotel Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Subhash Patel and Vijay Patel. Subhash Patel is the chief executive officer of Natson Hotel Group, a hotel investment and management company that handles development, operations, accounting, marketing and revenue management services. The company currently owns and manages nearly 14,000 rooms with a variety of brands including Hilton, Marriott, IHG, Choice, Wyndham and G6.

Property Management. The East Coast Hotel Portfolio Properties are managed by Natson Hotel Management LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $79,891 for real estate taxes and (ii) $341,490 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $39,946.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrowers to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the East Coast Hotel Portfolio Properties are insured under a blanket policy. The ongoing insurance escrow is currently waived due to an acceptable blanket policy being in place at origination.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow an amount equal to 1/12th of the greater of (i) 5.0% of gross revenues during the prior consecutive 12-month period, or (ii) the monthly amount required to be reserved pursuant to the related franchise agreement for the replacement of FF&E.

Lockbox / Cash Management. The East Coast Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all revenues and taxes to be transmitted directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues and taxes received in connection with the East Coast Hotel Portfolio Properties to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrowers at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the East Coast Hotel Portfolio Mortgage Loan documents.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.40x, (iv) the loss, termination or cancellation of a franchise agreement or 12 months prior to the expiration of a franchise agreement, (v) commencing on December 6, 2033, any franchise agreement has not been renewed for a term of at least ten years beyond the stated maturity date, or (vi) a property improvement plan (“PIP”) is required by a franchise agreement and the borrowers fail to timely deposit 115% of the estimated cost of the related PIP; and ends upon (a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the East Coast Hotel Portfolio Mortgage Loan and all other obligations under the East Coast Hotel Portfolio Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (b) with respect to the matter described in (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) clause (iii) above, the lender has determined that the East Coast Hotel Portfolio Properties have achieved a NCF DSCR of at least 1.40x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) clause (iv) and (v) above, the related borrower delivers a replacement franchise agreement, along with other required documentation, with an expiration date that is at least 10 years beyond the stated maturity date and (4) clause (vi) above, the related borrower deposits 115% of the estimated cost of the PIP or has provided evidence that all required renovations have been completed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. A borrower may release an individual East Coast Hotel Portfolio Property at any time after the date that is two years after the closing date of this securitization, subject to satisfaction of the conditions set forth in the East Coast Hotel Portfolio Mortgage Loan documents, including, among other conditions, that (i) the debt yield after giving effect to the release is at least the greater of 13.6% and the debt yield immediately prior to the release, (ii) defeasing an amount of principal equal to (a) the greater of (x) 100% of the net sales proceeds and (y) 120% of the amount allocated to the East Coast Hotel Portfolio Property to be released under the East Coast Hotel Portfolio Mortgage Loan (the “East Coast Hotel Portfolio Allocated Loan Amount”) if in connection with a third-party sale or (b) 120% of the East Coast Hotel Portfolio Allocated Loan Amount if in connection with a refinancing and (iii) compliance with REMIC related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 6 – BioMed MIT Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MAP © 2025 CARTIFACT
DATA © OSM CONTRIBUTORS
WELLINGTON-HARRINGTON
Cambridge
WASHINGTON ST
BISHOP ALLEN DR
MASSACHUSETTS AVE
GREEN ST
FRANKLIN ST
AUBURN ST
MAGAZINE ST
PEARL ST
BROOKLINE ST
SIDNEY ST
BROOKLINE PL
PILGRIM ST
PACIFIC ST
PURRINGTON ST
ALBANY ST
VASSAR ST
MAIN ST
BROADWAY
MEMORIAL DR
HARVARD BRIDGE
Kennedy Biscuit Lofts
Loft 23
Le Meridien Boston Cambridge
Wistia
91 Sidney
24M Technologies
EDGE GRAVITY by Ericsson
Parking Garage
100
Sidney Pacific Residences
Ashdown House
The Warehouse
Intellia Therapeutics
Novartis Institutes for BioMedical Research
Novartis Global Headquarters
Novartis Business Services
Nuclear Reactor Laboratory
Massachusetts Institute of Technology
Henry G. Steinbrenner '27 Stadium
Kresge Auditorium
MIT Sports Fields
Burton-Conner House
MacGregor House
New House
Next House
Westgate
McCormick Hall
Killian Court
Hayden Library
Walker Memorial
MIT Great Dome
Fairchild Building
EG&G Education Center
Nuclear Engineering Dept.
Nuclear Science Lab
Biological Engineering Division
Dorrance Building
MIT Green Building
Stata Center
Koch Building
Ralph Landau Building
Mcgovern Institute of Brain Research
Whitehead Institute
7 Cambridge Center
Novartis Institutes for BioMedical Research
Cell Press HQ
500 Technology Square
400 Technology Square
Charles Stark Draper Laboratory
Fairhaven Capital
15 Cambridge Center
11 Cambridge Center
8 Cambridge Center
Residence Inn Boston Cambridge
1
2
3
4
5
6
7
8

## BioMed MIT Portfolio

| | PROPERTY NAME | ADDRESS | CITY | STATE | ZIP CODE |
|---|---|---|---|---|---|
| 1 | 45 - 75 Sidney | 45-75 Sidney Street | Cambridge | MA | 02139 |
| 2 | 40 Landsdowne | 40 Landsdowne Street | Cambridge | MA | 02139 |
| 3 | 35 Landsdowne | 35 Landsdowne Street | Cambridge | MA | 02139 |
| 4 | 65 Landsdowne | 65 Landsdowne Street | Cambridge | MA | 02139 |
| 5 | 88 Sidney | 88 Sidney Street | Cambridge | MA | 02139 |
| 6 | 64 Sidney | 64 Sidney Street | Cambridge | MA | 02139 |
| 7 | 38 Sidney | 38 Sidney Street | Cambridge | MA | 02139 |
| 8 | 26 Landsdowne | 26 Landsdowne Street | Cambridge | MA | 02139 |

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, SGFC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$41,000,000	Title:	Sub-Leasehold
Cut-off Date Principal Balance(1):	$41,000,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	6.5%	Net Rentable Area (SF):	1,314,481
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	BioMed Realty, L.P.	Occupancy:	95.9%
Interest Rate(4):	5.89283%	Occupancy Date:	4/1/2025
Note Date:	6/5/2025	4th Most Recent NOI (As of):	$115,820,729 (12/31/2022)
Maturity Date:	6/9/2035	3rd Most Recent NOI (As of):	$123,595,795 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$130,062,720 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$130,971,938 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	96.6%
Amortization Type:	Interest Only	UW Revenues:	$182,951,992
Call Protection(5):	L(32),D(81),O(7)	UW Expenses:	$42,158,762
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$140,793,230
Additional Debt(1):	Yes	UW NCF:	$139,281,577
Additional Debt Balance(1):	$806,000,000 / $478,000,000	Appraised Value(7) / Per SF(8):	$2,400,000,000 / $1,357
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	3/5/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(8):	$479	$749
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(8):	$479	$749
Rollover Reserve:	$0	Springing	$1,314,481	Cut-off Date LTV(7):	35.3%	55.2%
Ground Rent Reserve:	$0	Springing	N/A	Maturity Date LTV(7):	35.3%	55.2%
Unfunded Obligations:	$1,869,382	N/A	N/A	UW NCF DSCR:	2.75x	1.66x
Takeda Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.6%	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$847,000,000	52.0%	Loan Payoff(9)	$1,307,413,701	80.2%
Subordinate Loan(1)	478,000,000	29.3	Ground Lease Prepayment & Extension(10)	305,800,000	18.8
Borrower Sponsor Equity	305,238,760	18.7	Closing Costs	15,155,677	0.9
			Upfront Reserves	1,869,382	0.1
Total Sources	$1,630,238,760	100.0%	Total Uses	$1,630,238,760	100.0%
(1)	The BioMed MIT Portfolio mortgage loan (the “BioMed MIT Portfolio Mortgage Loan”) is part of the BioMed MIT Portfolio Whole Loan (as defined below), which is evidenced by 26 senior pari passu promissory notes and 15 junior promissory notes (divided into five B notes, five C notes and five D notes) with an aggregate principal balance as of the Cut-off Date of $1,325,000,000.
(2)	The Borrowers (as defined below) of the BioMed MIT Portfolio Whole Loan are BRE-BMR 26 Landsdowne LLC; BRE-BMR 35 Landsdowne LLC; BRE-BMR 38 Sidney LLC; BRE-BMR 40 Landsdowne LLC; BRE-BMR Pilgrim & Sidney LLC; BRE-BMR 64 Sidney LLC; BRE-BMR 65 & 80 Landsdowne LLC and BRE-BMR 88 Sidney LLC.
(3)	The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the single purpose entity Borrowers and not the guarantor have provided an environmental indemnity to the lender.
(4)	Interest Rate represents the interest rate of the BioMed MIT Portfolio Senior Notes (as defined below). The interest rate of the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(5)	Defeasance of the BioMed MIT Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 5, 2028. The assumed defeasance lockout period is based on the anticipated closing date of the BMO 2026-C14 securitization in February 2026. The actual defeasance lockout period may be longer.
(6)	See “Escrows and Reserves” below.
(7)	Appraised Value represents the “As-Portfolio” value of the BioMed MIT Portfolio (as defined below), which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.
(8)	Based on 1,769,239 square feet, which is inclusive of 454,758 square feet of parking space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(9)	The borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, inclusive of a $1.17 billion existing mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. Loan Payoff shown in the table above is inclusive of accrued interest which was paid off in connection with the origination of the BioMed MIT Portfolio Whole Loan.
(10)	Ground Lease Prepayment & Extension was paid in 2024 and represents the costs associated with the borrower sponsor prepaying ground lease rents and extending the nine respective ground leases. See “Ground Lease” herein for additional information.

The Loan. The sixth largest mortgage loan, the BioMed MIT Portfolio Mortgage Loan, is part of the BioMed MIT Portfolio Whole Loan, and is secured by the Borrowers’ sub-leasehold interest in eight Class A, mixed use lab/office properties totaling 1,314,481 square feet and two related parking structures located in Cambridge, Massachusetts (the “BioMed MIT Portfolio”). The BioMed MIT Portfolio Whole Loan is evidenced by (i) 26 pari passu A notes, with an aggregate Cut-off Date balance of $847.0 million (collectively, the “BioMed MIT Portfolio Senior Notes”), (ii) five pari passu B notes, with an aggregate Cut-off Date balance of $191.4 million (collectively, the “BioMed MIT Portfolio B Notes”), (iii) five pari passu C notes, with an aggregate Cut-off Date balance of $192.3 million (collectively, the “BioMed MIT Portfolio C Notes”) and (iv) five pari passu D notes, with an aggregate Cut-off Date balance of $94.3 million (collectively, the “BioMed MIT Portfolio D Notes” and, together with the BioMed MIT Portfolio Senior Notes, the BioMed MIT Portfolio B Notes and the BioMed MIT Portfolio C Notes, the “BioMed MIT Portfolio Whole Loan”). The BioMed MIT Portfolio Mortgage Loan is comprised of a portion of the BioMed MIT Portfolio Senior Notes (Notes A5-C2-A, and A5-C2-B) with an aggregate Cut-off Date balance of $41.0 million, which will be contributed to the BMO 2026-C14 trust.

The BioMed MIT Portfolio Whole Loan has a 10-year term and is interest-only for the full term with a maturity date of June 9, 2035. The BioMed MIT Portfolio Senior Notes accrue interest at a fixed rate of 5.89283% per annum, and the BioMed MIT Portfolio Whole Loan accrues at a fixed rate of 6.25927852830189% per annum. The BioMed MIT Portfolio Whole Loan was co-originated on June 5, 2025 by JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Citi Real Estate Funding Inc., Societe Generale Financial Corporation and Deutsche Bank AG, New York Branch.

The relationship between the holders of the BioMed MIT Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The BioMed MIT Portfolio Pari Passu AB Whole Loan” in the Preliminary Prospectus. The BioMed MIT Portfolio Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-LIFE securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 6 – BioMed MIT Portfolio

The table below identifies the promissory notes that comprise the BioMed MIT Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A1-S	$87,400,000	$87,400,000	BX 2025-LIFE	Yes
A2-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A3-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A4-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A5-S	$87,400,000	$87,400,000	BX 2025-LIFE	No
A1-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A1-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A1-C2-A	$23,500,000	$23,500,000	BANK 2025-BNK51	No
A1-C2-B	$17,500,000	$17,500,000	BMO 2025-C13	No
A2-C1	$41,000,000	$41,000,000	MSBAM 2025-C35	No
A2-C2-A	$18,500,000	$18,500,000	MSBAM 2025-C35	No
A2-C2-B	$22,500,000	$22,500,000	Benchmark 2025-B41	No
A3-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A3-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A3-C1-C(1)	$2,000,000	$2,000,000	Deutsche Bank AG, New York Branch	No
A3-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A3-C2-B(1)	$11,000,000	$11,000,000	Deutsche Bank AG, New York Branch	No
A4-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A4-C1-B	$20,250,000	$20,250,000	Benchmark 2025-B41	No
A4-C1-C	$2,000,000	$2,000,000	WFCM 2025-C65	No
A4-C2-A	$30,000,000	$30,000,000	BMO 2025-C13	No
A4-C2-B	$11,000,000	$11,000,000	WFCM 2025-C65	No
A5-C1-A	$18,750,000	$18,750,000	BBCMS 2025-C35	No
A5-C1-B	$22,250,000	$22,250,000	WFCM 2025-C65	No
A5-C2-A	$31,000,000	$31,000,000	BMO 2026-C14	No
A5-C2-B	$10,000,000	$10,000,000	BMO 2026-C14	No
B-1	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-2	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-3	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-4	$38,280,000	$38,280,000	BX 2025-LIFE	No
B-5	$38,280,000	$38,280,000	BX 2025-LIFE	No
C-1	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-2	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-3	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-4	$38,460,000	$38,460,000	BX 2025-LIFE	No
C-5	$38,460,000	$38,460,000	BX 2025-LIFE	No
D-1	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-2	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-3	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-4	$18,860,000	$18,860,000	BX 2025-LIFE	No
D-5	$18,860,000	$18,860,000	BX 2025-LIFE	No
Whole Loan	$1,325,000,000	$1,325,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The BioMed MIT Portfolio is comprised of the Borrowers’ sub-leasehold interests in eight Class A, mixed use lab/office properties and two related parking structures, located in Cambridge, Massachusetts totaling 1,314,481 square feet. The BioMed MIT Portfolio is located within University Park at MIT, a 30-acre master planned development completed in partnership with Massachusetts Institute of Technology (“MIT”) and is located directly adjacent to the MIT campus within the Cambridge Market. The University Park at MIT development features four landscaped parks providing green space

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 6 – BioMed MIT Portfolio

while being in an urban setting. University Park at MIT integrates scientific research facilities with more than 670 residential units, a hotel and conference center and retail amenities. The residential units, hotel and conference center and retail amenities are not collateral for the BioMed MIT Portfolio Whole Loan. As of April 1, 2025, the BioMed MIT Portfolio was approximately 95.9% leased by 12 unique tenants with a weighted average tenant tenure of approximately 18.7 years (based on solely the first unit occupied by each respective tenant and does not consider renewals and/or expansion space). With the exception of the 38 Sidney property, each BioMed MIT Portfolio property is at least 99.6% leased. The BioMed MIT Portfolio is leased to a tenant roster with approximately 47.9% of NRA and 48.8% of UW Base Rent attributable to investment-grade rated tenants. The largest tenants by UW Base Rent include Takeda (along with its Millennium Pharmaceuticals subsidiary, which is now branded as Takeda Oncology) (“Takeda”) (37.7% of NRA; 37.1% of UW Base Rent; M/F/S&P: Baa1/NR/BBB+), Agios Pharmaceuticals (15.3% of NRA; 15.7% of UW Base Rent), and Blueprint Medicines (13.6% of NRA; 14.4% of UW Base Rent). The BioMed MIT Portfolio properties serve as the headquarters location for five of the tenants (Agios Pharmaceuticals, Blueprint Medicines, Vericel Corporation, Fulcrum Therapeutics and Siena Construction), collectively representing 35.9% of NRA and 37.7% of UW Base Rent. Over the past 20 years, the BioMed MIT Portfolio has maintained an average occupancy of approximately 98%.

Parking at the BioMed MIT Portfolio includes two parking structures, which consist of 1,702 total parking stalls (582 parking stalls at 30 Pilgrim, which is located adjacent to the 45-75 Sidney property, and 1,120 parking stalls at 80 Landsdowne, which is located adjacent to the 65 Landsdowne property). Both parking structures are included in the collateral for the BioMed MIT Portfolio Whole Loan. As of the TTM February 2025 period, the split of contractual to transient revenue across both structures was approximately 80% and 20%, respectively. The parking structures at the BioMed MIT Portfolio represent approximately 9.0% of total revenues at the BioMed MIT Portfolio as of TTM February 2025. ABM Parking Services, a third party manager, manages the two parking structures.

In 2024, the borrower sponsor paid $305.80 million to extend all nine Ground Leases (as defined below) out until April 2099. Prior to the equity contribution, the borrower sponsor purchased the BioMed MIT Portfolio in March 2021 and assumed the existing debt totaling $1.30 billion, comprised of a $1.17 billion mortgage loan securitized in the CAMB 2019-LIFE transaction and a $130.0 million mezzanine loan. The borrower sponsor has a total cost basis of approximately $2.69 billion and approximately $1.37 billion of remaining equity.

Portfolio Summary
Property Name	Location	SF / Parking Stalls	Occupancy(1)	Allocated Cut-off Date Loan Amount (“ALA”)(2)	% of ALA	Appraised Value	UW NCF
45 - 75 Sidney	Cambridge, MA	277,174 / 582	100.0%	$281,747,000	21.3%	$501,300,000	$30,954,999
40 Landsdowne	Cambridge, MA	214,638 / NAP	100.0%	$238,402,000	18.0%	$378,100,000	$21,799,950
35 Landsdowne	Cambridge, MA	202,423 / NAP	100.0%	$221,982,000	16.8%	$356,900,000	$20,576,945
65 Landsdowne	Cambridge, MA	122,410 / 1,120	100.0%	$154,712,000	11.7%	$358,400,000	$23,066,881
88 Sidney	Cambridge, MA	146,034 / NAP	100.0%	$134,655,000	10.2%	$224,900,000	$14,617,830
64 Sidney	Cambridge, MA	126,371 / NAP	99.6%	$107,341,000	8.1%	$183,700,000	$12,980,953
38 Sidney	Cambridge, MA	122,554 / NAP	56.4%	$103,782,000	7.8%	$170,600,000	$5,828,593
26 Landsdowne	Cambridge, MA	102,877 / NAP	100.0%	$82,379,000	6.2%	$156,400,000	$9,455,426
Total / Wtd. Avg.		1,314,481 / 1,702	95.9%	$1,325,000,000	100.0%	$2,400,000,000(3)	$139,281,577
(1)	As of April 1, 2025.
(2)	Based on the BioMed MIT Portfolio Whole Loan.
(3)	Total / Wtd. Avg. Appraised Value represents the BioMed MIT Portfolio value, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Whole Loan results in a 56.9% Cut-off Date LTV and Maturity Date LTV.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 6 – BioMed MIT Portfolio

Major Tenants.

Takeda (495,716 square feet, 37.7% of NRA; 37.1% of underwritten rent; M/F/S&P: Baa1/NR/BBB+). Founded in 1993, Millennium Pharmaceuticals was originally a genomics company applying recombinant technology to the discovery and development of new therapies for a broad spectrum of diseases. In May 2008, Millennium Pharmaceuticals was acquired by Takeda (NYSE: TAK). The company’s five core therapeutic areas are oncology, gastroenterology, neuroscience, rare diseases, and plasma-derived therapies, which collectively account for more than 80% of revenue. Its geographic footprint is diversified, with 50% derived from the US, 20% from Japan and 20% from Europe and Canada. As of December 31, 2024, Takeda held over 12,000 active patents.

Agios Pharmaceuticals (“Agios”) (201,593 square feet, 15.3% of NRA; 15.7% of underwritten rent). Agios is a biopharmaceutical company with a focus on developing treatments geared towards cancer and rare genetic disorders of metabolism. The company’s primary focus is to develop potentially transformative small-molecule medicines. The clinical development plan for Agios’ product candidates includes a precision approach with initial study designs that allow for genetically or biomarker-defined patient populations. The company seeks the potential for proof of concept early in clinical development, along with any potential for accelerated approval. Founded in 2008, Agios employs nearly 400 people.

Blueprint Medicines (178,330 square feet, 13.6% of NRA; 14.4% of underwritten rent). Blueprint Medicines is a global biopharmaceutical company dedicated to inventing life-changing medicines in two core areas: allergy / inflammation and oncology / hematology. Blueprint Medicines and its approximately 655 employees aim to improve and extend patients’ lives by targeting the root causes of diseases through a combination of biological expertise, drug design capabilities and clinical development and commercial infrastructure.

Environmental. According to the Phase I environmental assessments all dated April 2, 2025, there is no evidence of any recognized environmental conditions at the BioMed MIT Portfolio. However, controlled recognized environmental conditions were identified at the 45-75 Sidney property and 88 Sidney property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the BioMed MIT Portfolio:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	98.3%	99.0%	95.1%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 6 – BioMed MIT Portfolio

The following table presents certain information relating to the largest tenants by net rentable area of the BioMed MIT Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Takeda	Baa1 / BBB+ / NR	495,716	37.7%	$96.28	$47,726,248	37.1%	Various(3)
Agios Pharmaceuticals(4)(5)(6)	NR / NR / NR	201,593	15.3%	$100.36	$20,232,748	15.7%	2/29/2028
Blueprint Medicines(7)	NR / NR / NR	178,330	13.6%	$103.79	$18,508,766	14.4%	11/30/2029
Brigham & Women's Hospital	Aa3 / AA- / NR	122,410	9.3%	$112.55	$13,777,246	10.7%	8/31/2026
BioNTech	NR / NR / NR	59,303	4.5%	$127.43	$7,556,973	5.9%	Various(8)
Vericel Corporation	NR / NR / NR	57,159	4.3%	$114.80	$6,561,853	5.1%	2/29/2032
Beam Therapeutics(9)	NR / NR / NR	38,203	2.9%	$95.93	$3,664,814	2.9%	Various(10)
Repertoire Immune Medicine(11)(12)	NR / NR / NR	35,943	2.7%	$97.16	$3,492,222	2.7%	9/30/2028
Fulcrum Therapeutics	NR / NR / NR	28,731	2.2%	$93.47	$2,685,487	2.1%	6/30/2028
Voyager Therapeutics(13)	NR / NR / NR	26,148	2.0%	$102.08	$2,669,188	2.1%	11/30/2026
Total Top Tenant		1,243,536	94.6%	$102.03	$126,875,543	98.7%
Other Tenants		17,044	1.3%	$98.88	$1,685,291	1.3%
Occupied Collateral Total / Wtd. Avg.		1,260,580	95.9%	$101.99	$128,560,835	100.0%
Vacant Space		53,901	4.1%
Collateral Total		1,314,481	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of rent steps through March 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Takeda occupies (i) 214,638 square feet of space at the 40 Landsdowne property with a lease expiration date in June 2030 and two, 10-year renewal options, (ii) 202,423 square feet of space at the 35 Landsdowne property with a lease expiration date in June 2030 and two, 10-year renewal options and (iii) 78,655 square feet of space at the 45 - 75 Sidney property with a lease expiration date in January 2032 and two five-year renewal options.
(4)	Agios Pharmaceuticals is subleasing 7,407 square feet of space to Watershed Informatics in suite 100 at the 64 Sidney property at a sublease rate of $50.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(5)	Agios Pharmaceuticals is currently dark in 12,995 square feet of space at the 38 Sidney property and 35,157 square feet of space at the 64 Sidney property.
(6)	Agios Pharmaceuticals occupies (i) 146,034 square feet of space at the 88 Sidney property, (ii) 42,564 square feet of space at the 64 Sidney property and (iii) 12,995 square feet of space at the 38 Sidney property. Each respective lease expires in February 2028.
(7)	Blueprint Medicines occupies (i) 139,216 square feet of space at the 45 – 75 Sidney property and (ii) 39,114 square feet of space at the 38 Sidney property. Each respective lease expires in November 2029.
(8)	BioNTech is leasing (i) 47,493 square feet of space expiring in January 2032 and (ii) 11,810 square feet of space expiring in March 2026.
(9)	Beam Therapeutics is subleasing 6,000 square feet of space to Xsphera Biosciences in suite 100 at a sublease rate of $80.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
(10)	Beam Therapeutics is leasing (i) 16,518 square feet of space expiring in September 2028 and (ii) 21,685 square feet of space expiring in September 2029.
(11)	Repertoire Immune Medicine is subleasing 14,437 square feet of space to Montai Health in suite 400. UW Base Rent Per SF represents the prime lease rent.
(12)	Repertoire Immune Medicine is currently dark in 21,506 square feet of space.
(13)	Voyager Therapeutics is subleasing 26,148 square feet of space to Skylark Bio in suite 500 at a sublease rate of $84.00 per square foot. UW Base Rent Per SF represents the prime lease rent.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 6 – BioMed MIT Portfolio

The following table presents certain information relating to the tenant lease expirations at the BioMed MIT Portfolio:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	53,901	4.1%	$0	0.0%	53,901	4.1%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	53,901	4.1%	$0	0.0%
2026	4	171,422	13.0%	$19,019,777	14.8%	225,323	17.1%	$19,019,777	14.8%
2027	0	0	0.0%	$0	0.0%	225,323	17.1%	$19,019,777	14.8%
2028	4	282,785	21.5%	$27,995,029	21.8%	508,108	38.7%	$47,014,805	36.6%
2029	3	206,005	15.7%	$21,030,171	16.4%	714,113	54.3%	$68,044,976	52.9%
2030	1	417,061	31.7%	$41,097,191	32.0%	1,131,174	86.1%	$109,142,167	84.9%
2031	0	0	0.0%	$0	0.0%	1,131,174	86.1%	$109,142,167	84.9%
2032	3	183,307	13.9%	$19,418,667	15.1%	1,314,481	100.0%	$128,560,835	100.0%
2033	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2034	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	1,314,481	100.0%	$128,560,835	100.0%
Total	15	1,314,481	100.0%	$128,560,835	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Certain tenants are subject to more than one lease, and certain tenants are either dark or subleasing their space. The information regarding the leases is based on the prime leases. See “Top Tenant Summary” above for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the operating history and underwritten cash flows of the BioMed MIT Portfolio:

Operating History and Underwritten Cash Flow(1)
	2022	2023	2024	TTM February 2025	UW	UW Per SF
Base Rental Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$124,884,823	$95.01
Rent Steps	0	0	0	0	3,676,012	2.80
Credit Tenant Rent Steps	0	0	0	0	3,050,199	2.32
Vacant Income	0	0	0	0	5,884,110	4.48
Potential Gross Revenue	$116,471,876	$123,542,607	$123,154,745	$122,653,922	$137,495,143	$104.60
Expense Reimbursement	32,545,853	35,355,800	37,198,115	37,340,208	35,472,053	26.99
Less Vacancy & Credit Loss	0	0	0	0	(5,884,110)	(4.48)
Parking Income	12,298,665	14,549,243	16,372,784	15,868,905	15,868,905	12.07
Other Income	0	0	8,273	8,273	0	0.00
Effective Gross Income	$161,316,394	$173,447,650	$176,733,917	$175,871,308	$182,951,992	$139.18
Real Estate Taxes	16,587,593	17,643,136	19,021,431	19,263,100	19,742,278	15.02
Insurance	268,675	292,707	410,003	434,254	483,503	0.37
Ground Lease(2)(3)	10,622,391	12,015,486	6,248,644	4,096,463	3,528,710	2.68
Repairs & Maintenance	6,391,858	7,550,251	7,435,051	7,795,754	7,795,754	5.93
Management Fee	3,556,254	3,871,438	3,737,688	3,701,282	1,000,000	0.76
Payroll	677,854	690,339	838,522	860,001	860,001	0.65
General and Administrative	1,770,155	1,205,638	1,308,553	1,311,718	1,311,718	1.00
Other Expenses(4)	5,620,883	6,582,859	7,671,304	7,436,798	7,436,798	5.66
Total Expenses	$45,495,665	$49,851,854	$46,671,196	$44,899,369	$42,158,762	$32.07
Net Operating Income	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$140,793,230	$107.11
Replacement Reserves	0	0	0	0	197,172	0.15
TI/LC	0	0	0	0	1,314,481	1.00
Net Cash Flow	$115,820,729	$123,595,795	$130,062,720	$130,971,938	$139,281,577	$105.96
(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(2)	The borrower sponsor prepaid the Ground Lease Expense for the next eight years starting in July 2024 through June 30, 2032, as well as the Ground Lease Extension Term. 2024 Ground Lease Expense represents a partial-year payment due to the prepayment.
(3)	UW Ground Lease represents the 10-year average of the borrower sponsor's projections during the term of the BioMed MIT Portfolio Whole Loan, inclusive of pre-payments. All ground rent payments through June 2032 have been pre-paid (except in certain circumstances as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus). UW Ground Lease also includes the annual payment for each of the Prime Leases (as defined below) as described under “Prime Lease” herein.
(4)	Other Expenses is inclusive of utilities and parking expenses, as well as miscellaneous expenses, including tenant services, permit fees, legal/consulting expenses, among others.

The Market. The BioMed MIT Portfolio is located in Greater Boston, Massachusetts, directly adjacent to the campus of MIT. As of the fourth quarter of 2024, Boston remains a center of the life science sector across the globe, with occupancy rates above 75% and average triple net lease asking rents of approximately $89.07 per square foot. Boston is home to 24 hospitals and research institutions. Venture capital funding in Boston reached approximately $2.1 billion as of year-end 2024 in line with 2023’s investment totals. In 2024, approximately 7.6 million square feet of research and development space was delivered in Boston with approximately 3.8 million square feet of leases signed in the Boston metropolitan area throughout 2024 and 544,000 square feet signed in the fourth quarter of 2024. According to a third-party market research report, the East Cambridge submarket led fourth quarter leasing activity, exceeding 211,000 square feet.

The BioMed MIT Portfolio is further located within the Mid-Cambridge submarket, directly adjacent to the East Cambridge submarket. At the core of Boston’s life science industry is East Cambridge/Kendall Square. As of year-end 2024, vacancy rates in the East Cambridge submarket reached 10.7% and average triple net lease asking rents exceeded $107 per square foot. The East Cambridge submarket is comprised of approximately 16.8 million square feet and features Boston’s highest asking rents. Approximately 3.8 million square feet of leases were signed in the Boston MSA throughout 2024, with 544,000 square feet signed in the fourth quarter. The East Cambridge submarket led fourth quarter leasing activity, exceeding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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211,000 square feet. The East Cambridge submarket’s proximity to the knowledge capital associated with both Harvard and MIT bolsters prospects for both the near-and long-term tenancy.

The following table presents certain information relating to comparable lab rentals for the BioMed MIT Portfolio:

Comparable Lab Rentals(1)
Property Name	Submarket	Year Built / Renovated	Tenant Name	Lease Date	NRA	Lease Term (Yrs)	Rent PSF
BioMed MIT Portfolio	Mid Cambridge	1989 / 2019(2)	Various	Various	1,207,359(3)(4)	Various	$103.13(3)(4)
100-700 Technology Square(5)	East Cambridge	1964 / 2001	Intellia Therapeutics	Jul-25	147,000	13	$108.00
100-700 Technology Square	East Cambridge	1964 / 2001	Ainra Corporation	May-26	18,998	4	$105.00
100-700 Technology Square	East Cambridge	1964 / 2001	Flare Therapeutics	Oct-24	21,621	3	$108.00
1 Kendall Square	East Cambridge	1893 / 2018	Convergence	Oct-24	12,165	3	$105.00
1 Kendall Square(5)	East Cambridge	1893 / 2018	InduPro Labs	Oct-24	10,838	3	$108.50
1 Kendall Square(5)	East Cambridge	1893 / 2018	Nava Therapeutics	Sep-24	13,906	3	$105.00
441 Morgan Avenue(5)	East Cambridge	2024 / NAP	Astellas Pharma	Jul-24	63,000	11	$106.00
(1)	Source: Appraisal.
(2)	Represents the earliest year built and latest year renovated throughout the BioMed MIT Portfolio.
(3)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through March 2026.
(4)	Represents occupied life sciences square feet and rents within the BioMed MIT Portfolio only.
(5)	Denotes a first-generation lease.

Appraisal. The appraisal concluded to an “As-Portfolio” value of the BioMed MIT Portfolio of $2.4 billion as of March 5, 2025, which includes an approximately 3.0% portfolio premium. Based on the aggregate “As-Is” appraised value of the BioMed MIT Portfolio properties of approximately $2.33 billion, the BioMed MIT Portfolio Senior Notes and the BioMed MIT Portfolio Whole Loan result in a Cut-off Date LTV and Maturity Date LTV of 36.3% and 56.9%, respectively.

The Borrowers. The borrowers are BRE-BMR 26 Landsdowne LLC, BRE-BMR 35 Landsdowne LLC, BRE-BMR 38 Sidney LLC, BRE-BMR 40 Landsdowne LLC, BRE-BMR Pilgrim & Sidney LLC, BRE-BMR 64 Sidney LLC, BRE-BMR 65 & 80 Landsdowne LLC, and BRE-BMR 88 Sidney LLC, each of which is a Delaware limited liability company (each a “Borrower” and collectively, the “Borrowers”), and each of which owns a sub-leasehold interest in the applicable BioMed MIT Portfolio property. The Borrowers are recycled bankruptcy remote single purpose entities. The Borrowers are required to have at least two independent directors consistent with rating agency requirements, whose responsibilities will be limited solely to voting on certain matters relating to bankruptcy and insolvency issues. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the BioMed MIT Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is BioMed Realty, L.P. (“BioMed”), a portfolio company of Blackstone. BioMed is a provider of real estate solutions to the life science and technology industries. BioMed owns and operates life science real estate comprising 15.9 million square feet concentrated in leading innovation markets throughout the United States and United Kingdom, including Boston/Cambridge, San Francisco, San Diego, Seattle, Boulder, and Cambridge, U.K. BioMed is one of the largest laboratory/office owners in Boston/Cambridge with its portfolio totaling over 5.6 million square feet. BioMed maintains a fully integrated operating platform across leasing, development, investments, operations, and facilities management.

The non-recourse carveout guarantor is BRE-BMR MA Holdco LLC. The guarantor’s aggregate liability under the guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 15% of the outstanding amount of the BioMed MIT Portfolio Whole Loan as of the date that the first full recourse event (if any) occurs (but with a minimum aggregate liability with respect to such bankruptcy-related full non-recourse carveouts of $100,000,000), plus all reasonable out-of-pocket costs and expenses incurred by the lender in enforcing or preserving its rights under the guaranty. Only the Borrowers and not the guarantor have provided an environmental indemnity to the lender.

Blackstone is a leading investment firm with approximately $1.1 trillion in total assets under management across investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life science, growth equity,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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opportunistic, non-investment grade credit, real assets, and secondary funds, all on a global basis. Blackstone’s Real Estate group began investing in real estate in 1991 and has approximately $315 billion of investor capital under management.

Property Management. Each of the BioMed MIT Portfolio properties is managed by BioMed Realty LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the BioMed MIT Portfolio Whole Loan, the Borrowers deposited approximately $1,869,382 into an outstanding landlord obligations reserve.

Tax Reserve – During the continuance of a Cash Sweep Period (as defined below), the Borrowers are required to make ongoing monthly deposits into the tax reserve equal to 1/12th of annual real estate taxes (exclusive of taxes required to be paid by tenants under leases) based on the lender’s estimate.

Insurance Reserve – During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the insurance reserves equal to 1/12th of annual insurance premiums, except if the BioMed MIT Portfolio properties are covered under a blanket policy reasonably acceptable to lender and no event of default is continuing.

Rollover Reserves - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the rollover reserves equal to 1/12th of the aggregate square footage of the BioMed MIT Portfolio properties multiplied by $1.00, capped at 12 times such amount.

Ground Rent Reserve - During the continuance of a Cash Sweep Period, the Borrowers are required to make ongoing monthly deposits into the ground rent reserves equal to 1/12th of the ground rent due during the next ensuing 12 months in order to accumulate sufficient funds to pay all ground rent at least 30 days prior to the due dates under the Ground Leases.

Takeda Reserve - During the continuance of a Takeda Sweep Event (as defined below), the Borrowers are required to reserve all excess cash remaining after funding all applicable required reserve payments (such funds, the “Takeda Reserve Funds”), which may be disbursed for various leasing costs and upon satisfaction of the related conditions set forth in the BioMed MIT Portfolio Whole Loan documents. In addition, the Borrowers have the option to request the disbursement of any portion of the Takeda Reserve Funds for any purpose (such amount, the “Takeda Disbursement Amount”) provided that the Borrowers deliver a guaranty executed by the non-recourse carveout guarantor or a replacement thereof in accordance with the BioMed MIT Portfolio Whole Loan documents in an amount equal to the Takeda Disbursement Amount.

Lockbox / Cash Management. The BioMed MIT Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to deposit, or cause to be deposited, all revenues derived from the BioMed MIT Portfolio properties into restricted accounts (each, a “Lockbox Account”) in the name of certain of the Borrowers for the benefit of the lender to the extent set forth in the BioMed MIT Portfolio Whole Loan documents. During a Cash Sweep Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender. If a Cash Sweep Period does not exist, the Borrowers have access to the Lockbox Account and may direct funds to be transferred to an account designated by the Borrowers which is not pledged as security for the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan (as defined below).

A “Cash Sweep Period” commences upon the earliest of the occurrence of any of the following: (i) a BioMed MIT Portfolio Whole Loan event of default; (ii) bankruptcy or insolvency events with respect to the Borrowers; (iii) the debt service coverage ratio for the BioMed MIT Portfolio Whole Loan falling below 1.30x for two consecutive calendar quarters immediately preceding the applicable debt service coverage ratio determination date set forth in the BioMed MIT Portfolio Whole Loan documents (a “DSCR Trigger Event”); (iv) the date which is 18 months prior to the expiration date of the Takeda 2030 Lease (as defined below) at the BioMed MIT Portfolio (the “Takeda Extension Date”), unless Takeda has provided written notice of renewal or extension of the applicable Takeda 2030 Lease in accordance with the terms of the Takeda 2030 Lease and the BioMed MIT Portfolio Whole Loan documents (a “Takeda Sweep Event”); or (v) a Mezzanine Loan default. A Cash Sweep Period will expire upon the first date on which: (a) with regard to clause (i) above, the BioMed MIT Portfolio Whole Loan event of default is no longer continuing; (b) with regard to clause (ii) above, solely with respect to an involuntary bankruptcy action that was not consented to by a Borrower or its general partner or managing member, as applicable, such bankruptcy action is discharged, stayed or dismissed within 90 days of the filing of such bankruptcy action; (c) with regard to clause (iii) above, (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of each of two

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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consecutive calendar quarters, (2) immediately either (x) at any time from and after December 9, 2034 (the “Permitted Par Prepayment Date”), upon the Borrowers’ and/or Mezzanine Borrower’s (as defined below) prepayment of the BioMed MIT Portfolio Whole Loan and/or the Mezzanine Loan, as applicable, on a pro rata basis or (y) at any time after the Permitted Defeasance Date (defined below) and prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan, in each case, in an amount such that the debt service coverage ratio is equal to 1.30x without any obligation to wait two consecutive quarters, (3) the Borrower and the Mezzanine Borrower collectively deliver to the lender cash or a letter of credit in an amount equal to the amount by which net operating income would need to increase in order to achieve a debt service coverage ratio equal to 1.30x (as applicable, “DSCR Cure Collateral” or the “Mezzanine DSCR Cure Collateral”), which such DSCR Cure Collateral and the Mezzanine DSCR Cure Collateral will be held by the lender in escrow as additional collateral for the BioMed MIT Portfolio Whole Loan, and is required to be returned to the Borrower or the Mezzanine Borrower, as applicable, upon the earlier of (x) the occurrence of a DSCR Trigger Event cure pursuant to clause (1) or (2) above or (4) below (provided that no other Cash Sweep Period is then in effect), and (y) the repayment of the BioMed MIT Portfolio Whole Loan or the Mezzanine Loan, as applicable, in full or (4) the guarantor delivers to the lender a guaranty in an amount equal to the mortgage lender’s allocation of the trigger prepayment amount; (d) with regard to clause (iv) above, either (1) the debt service coverage ratio is equal to or greater than 1.30x on the first day of any calendar quarter beginning and ending after the current expiration date of the Takeda 2030 Lease at the BioMed MIT Portfolio properties or (2) Takeda renews or extends the applicable Takeda 2030 Lease or enters into a new lease for substantially the same space as the space for which it previously failed to provide an extension notice by the Takeda Extension Date, and (e) with regard to clause (v) above, the Mezzanine Loan default is no longer continuing. For the avoidance of doubt, the DSCR Cure Collateral cannot be applied by the lender to satisfy any portion of the BioMed MIT Portfolio Whole Loan other than during the continuance of a Priority Payment Cessation Event (as defined below). In the event the DSCR Trigger Event cure is achieved by delivery of the DSCR Cure Collateral to lender and delivery of the Mezzanine DSCR Cure Collateral to the mezzanine lender, the applicable DSCR Trigger Event period will cease upon delivery of such DSCR Cure Collateral to the mortgage lender and such Mezzanine DSCR Cure Collateral to the mezzanine lender without any obligation to wait two consecutive calendar quarters.

“Priority Payment Cessation Event” means (a) the acceleration of the BioMed MIT Portfolio Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the BioMed MIT Portfolio Whole Loan documents or the other related loan documents relating to all or a material portion of the applicable individual BioMed MIT Portfolio property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the BioMed MIT Portfolio Whole Loan documents or the other related loan documents.

“Takeda 2030 Lease” means, individually and/or collectively, as the context may require, (i) that certain lease with Takeda, as tenant, and BRE-BMR 35 Landsdowne LLC, as landlord, as amended, modified or assigned, and (ii) that certain lease with Takeda, as tenant, and BRE-BMR 40 Landsdowne LLC, as landlord, as amended, modified or assigned.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the BioMed MIT Portfolio B Notes, the BioMed MIT Portfolio C Notes and the BioMed MIT Portfolio D Notes, totaling $478,000,000.

Subordinate Note Summary(1)
	Subordinate-Note Original Principal Balance(2)	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
BioMed MIT Portfolio Subordinate Companion Loan	$478,000,000	(2)	120	0	120	1.66x	10.6%	55.2%
(1)	The interest rate for the BioMed MIT Portfolio Whole Loan is 6.25927852830189%.
(2)	The subordinate notes are comprised of (i) five pari passu B notes, which accrue interest at a rate of 6.34313% and have an aggregate Cut-off Date balance of $191.4 million, (ii) five pari passu C notes which accrue interest at a rate of 6.96993% and have an aggregate Cut-off Date balance of $192.3 million and (iii) five pari passu D notes which accrue interest at a rate of 7.93133% and have an aggregate Cut-off Date balance of $94.3 million.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower (the “Mezzanine Borrower”) to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the BioMed MIT Portfolio Whole Loan documents, including that no BioMed MIT Portfolio Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 65% and (y) a DSCR not less than the Origination Date DSCR (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Partial Release. The Borrowers may, at any time after the date that is the earlier of (a) two years after the closing date of the last securitization trust to hold a note comprising the BioMed MIT Portfolio Whole Loan and (b) June 5, 2028 (the “Permitted Defeasance Date”), obtain the release of an individual BioMed MIT Portfolio property (each, a “Release Property”) from the lien of the BioMed MIT Portfolio Whole Loan, subject to the satisfaction of certain conditions, including, but not limited to, (i) (x) if prior to the Permitted Par Prepayment Date, partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount equal to the applicable Release Amount (as defined below) or (y) if on or after the Permitted Par Prepayment Date, payment of the applicable Release Amount; (ii) after giving effect to such release, the debt service coverage ratio of the BioMed MIT Portfolio properties as of the determination date immediately preceding such release (the “Release DSCR”) is greater than or equal to the Origination Date DSCR (the “Release DSCR Test”), provided that the Release DSCR Test may be satisfied by (x) partially defeasing a portion of the BioMed MIT Portfolio Whole Loan in accordance with the BioMed MIT Portfolio Whole Loan documents or (y) depositing cash to be held in a reserve account as cash collateral for the BioMed MIT Portfolio Whole Loan, in accordance with the BioMed MIT Portfolio Whole Loan documents, provided, further, that, in the event the foregoing Release DSCR Test is not satisfied and the release of the BioMed MIT Portfolio property is in connection with an arms-length transaction to a third-party which is not controlled by the borrower sponsor and/or by a Blackstone Fund Entity (as defined below) that controls, or is, the borrower sponsor, the Borrower may release such Release Property upon a partial defeasance of the BioMed MIT Portfolio Whole Loan in an amount (the “Low DSCR Release Amount” equal to the lesser of (I) the mortgage lender’s allocation of 100% of the net sales proceeds derived from the sale of the Release Property and (II) the greater of (x) the applicable Release Amount for the Release Property and (y) an amount necessary to, after giving effect to such release, satisfy the Release DSCR Test (the lesser of (I) and (II), the “Alternate Release Price”); (iii) if any Mezzanine Loan is outstanding, concurrently with the partial defeasance of the Release Amount (or, if applicable the Alternate Release Price), the Mezzanine Borrower will partially defease the Mezzanine Loan equal to the applicable release amount under the Mezzanine Loan (or, if applicable, the Alternate Release Price (as defined in the Mezzanine Loan agreement)) applicable to such individual BioMed MIT Portfolio property, together with any related interest, fees, prepayment premiums or other amounts payable as set forth in the Mezzanine Loan agreement; (iv) the absence of a BioMed MIT Portfolio Whole Loan event of default on the date that the related individual BioMed MIT Portfolio property is released from the lien of the BioMed MIT Portfolio Whole Loan (except as expressly permitted in the BioMed MIT Portfolio Whole Loan documents); and (v) compliance with REMIC related provisions.

“Blackstone Fund Entity” means, individually or collectively, as the context requires, any entity comprising, (i) BRE Edison L.P., a Delaware limited partnership, BioMed LSRE LR (Lux) Holdings L.P., a Delaware limited partnership, BioMed LSRE LR Holdings L.P., a Delaware limited partnership, BioMed LSRE LR – G Holdings L.P., a Delaware limited partnership, BioMed LSRE Upper REIT L.L.C., a Delaware limited liability company, BioMed LSRE Upper REIT 2 L.L.C., a Delaware limited liability company, and any parallel vehicles or alternative investment vehicles comprising the fund holding the assets and properties of the business otherwise known as BioMed Realty and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, (ii) Blackstone Real Estate Income Trust, Inc. or any successor thereto, (iii) BREIT Operating Partnership L.P. or any successor thereto, (iv) Blackstone Property Partners Lower Fund 1 L.P. and Blackstone Property Partners Lower Fund 2 L.P. or any successor thereto, and any parallel vehicles or alternative investment vehicles comprising the real estate investment fund commonly known as Blackstone Property Partners and any co-investment or managed vehicles controlled thereby or under common control with any of the foregoing entities, (v) any entity comprising any real estate investment fund commonly known as a Blackstone Real Estate Partners fund (including, without limitation, Blackstone Real Estate Partners VIII, Blackstone Real Estate Partners IX and Blackstone Real Estate Partners X), and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities, or (vi) any entity comprising any other real estate investment fund sponsored by Blackstone Inc. (or any successor thereto) and any parallel vehicles or alternative investment vehicles comprising such fund and any co-investment or managed vehicles controlled by or under common control with any of the foregoing entities.

“DSCR Deficiency” means the amount by which the then outstanding BioMed MIT Portfolio Whole Loan amount and the then outstanding Mezzanine Loan amount, in the aggregate, need to be reduced in order for the Release DSCR to equal or be greater than 1.63x (the “Origination Date DSCR”).

“Release Amount” means, for a BioMed MIT Portfolio property, the lesser of: (a) the outstanding BioMed MIT Portfolio Whole Loan amount (plus interest and any other amounts that may be due); or (b) an amount equal to the allocated loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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amount for such individual BioMed MIT Portfolio property multiplied by (1) 105% until such time that the outstanding BioMed MIT Portfolio Whole Loan amount has been reduced to $927,500,000 and (2) thereafter, 110%.

Ground Lease. Each BioMed MIT Portfolio property is subject to a prime ground lease (or in the case of the 65 Landsdowne property, two prime ground leases) (collectively, the “Prime Leases”) with MIT, as ground lessor (the “Prime Lessor”), and a wholly-owned subsidiary of MIT, as ground lessee (the “Prime Lessee”), and a sub-ground lease (or in the case of 65 Landsdowne property, one sub-ground lease for each of the two applicable Prime Leases) (collectively, the “Ground Leases”) with the Prime Lessee as ground lessor (the “Ground Lessor”) and the applicable Borrower, as ground lessee (the “Ground Lessee”). Each mortgage is secured by the applicable Borrower’s sub-leasehold interest in the applicable Ground Lease and does not encumber the Prime Leases or the fee estate of the Prime Lessor.

Each of the Ground Leases is structured with base rent and percentage rent components, with percentage rent driven by revenue at the BioMed MIT Portfolio properties (the “Percentage Rent”). Each Borrower has fully pre-paid the base rent and the Percentage Rent (subject to certain exceptions described in the immediately following two sentences) for the period beginning on July 1, 2024 and ending on June 30, 2032 (the “Eight Year Period”) and for the extension term beginning on the date set forth in the applicable Ground Lease and expiring on April 30, 2099 (the “Extension Term”). In the event the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to any tenant during the Eight Year Period that, in the aggregate, are in excess of the total amount of rent that the tenant would have otherwise paid during the remaining portion of the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% of such excess during the year such payment was received from the tenant. In addition, if a tenant is relocated to another premises outside of the BioMed MIT Portfolio properties that is owned by the applicable Borrower or an affiliate and located within 70 miles of the applicable BioMed MIT Portfolio property and the applicable Borrower receives gross revenues (including but not limited to, voluntary lease termination payments, accelerated rent, breakage fees, security deposits, liquidated or other damages) attributable to the termination of the tenant’s lease during the Eight Year Period, the applicable Borrower must pay percentage rent equal to 15% on a percentage of the gross revenues received by such Borrower, which percentage is calculated by dividing (i) the net present value as of the date of lease termination using a discount rate of 8% of rent payments due under the applicable lease following the Eight Year Period until the end of the applicable lease term and (B) the net present value using a discount rate of 8% of all rent payments due under the applicable lease for the remainder of the lease term as of the date of lease termination. Each Borrower is required to resume regular payments of base rent and percentage rent upon the expiration of the Eight Year Period and continuing until the commencement of the Extension Term.

In addition to base rent, each Ground Lessee is required to pay percentage rent at an annual rate equal to 15% of annual gross revenues from the subject BioMed MIT Portfolio property in excess of the applicable Percentage Rent Threshold (as defined below). Under certain Ground Leases, gross revenues excludes, among other items, deemed tenant improvement reimbursements equal to the tenant improvement allowance amortized over the tenant’s lease term at the Prime Rate + 1.50%.

The “Percentage Rent Threshold” is equal to the amount of annualized gross revenues attributable to 90% of the gross rentable area of the subject premises on the date that Ground Lessee first receives rents from occupants attributable to 90% or more of the gross rentable area.

The Percentage Rent Threshold may be increased or decreased in connection with a refinancing as provided in the Ground Leases based on increases or decreases in the debt service based on the type of refinancing due under any loan(s) secured by the applicable BioMed MIT Portfolio property.

With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of (a) the share of any financing which is reasonably allocable to such Ground Lessee’s interest in the related Ground Lease or (b) the gross proceeds received by the applicable Ground Lessee from any refinancing of the improvements or Ground Lessee’s interest under the Ground Lease, less only (i) the greater of (x) amounts outstanding on any first mortgage note or financing allocated to such Ground Lessee’s interest in the Ground Lease, as applicable, or (y) any purchase price paid by the Ground Lessee to a previous ground tenant to acquire the improvements or such Ground Lessee’s interest in a transaction which occurs within 10 days prior to such refinancing; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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With respect to each BioMed MIT Portfolio property, the related Ground Lessor is also entitled to 15% of the gross proceeds received by Ground Lessee from any sale or resale of the improvements or such Ground Lessee’s interest under the Ground Lease, either directly or indirectly, by sale of the stock, shares or other beneficial interest in such Ground Lessee, or otherwise, less only (i) the greater of (x) amounts outstanding on any first mortgage note (or unpaid on any first mortgage note of any Approved First Mortgagee that directly or through a controlled entity is the selling Borrower); or (y) the purchase price paid by the Ground Lessee to a previous ground lessee (if any) to acquire such improvements or such Borrower’s interest; and (ii) certain other deductions, including, but not limited to, direct costs of refinancing, reasonable costs of refurbishing, renovating or capital improvements to the portion of the BioMed MIT Portfolio property being refinanced and reasonable amounts established as capital reserve funds.

The Ground Leases provide certain rights restrictions by the Ground Lessors with regard to any future mortgage financing, mezzanine financing and/or transfer of the BioMed MIT Portfolio properties. The Ground Leases also provide certain mortgagee protections for the mortgage lenders, provided that such lenders qualify as “Approved First Mortgagees” as defined in the applicable Ground Lease. Pursuant to the estoppels delivered to the mortgage lender in connection with the BioMed MIT Portfolio Whole Loan, each Ground Lessor acknowledged each mortgage lender as an “Approved First Mortgagee”. Future mortgage and mezzanine lenders will be subject to each Ground Lessor’s consent in accordance with the Ground Lease and associated estoppels.

An “Approved First Mortgagee” includes, among other things, (i) any bank, trust company or national banking association, (ii) any insurance company, (iii) any pension or retirement trust or fund for which any bank, trust company, national banking association or registered investment adviser is acting as trustee or agent, or if self-managed, having gross assets of at least $50 million, (iv) any investment company as defined in the Investment Company Act of 1940, (v) any government or public employees’ pension or retirement system, (vi) any REIT, (vii) certain charitable foundations and (viii) any federal or Massachusetts state government agency, in each case (other than clause (viii)), subject to certain other conditions set forth in the Ground Leases.

Transfers are prohibited without each Ground Lessor’s consent, unless such transferee meets certain criteria set forth in the Ground Leases, including that such transferee is required to (i) have a reputation of high quality and to operate the improvements in a first-class manner, and (ii) have, in the reasonable opinion of such Ground Lessor, the qualifications, experience and financial responsibility required to fulfill the obligations contained in the subject Ground Leases for the continued first class management and operation of the BioMed MIT Portfolio properties, or otherwise would be required to hire a manager that would meet such experience test.

Each Ground Lease provides each Ground Lessor with (i) a right of first refusal to finance the applicable BioMed MIT Portfolio property, which the Ground Lessor waived in connection with the making of the BioMed MIT Whole Loan and (ii) a right of first refusal with respect to any sale of the leasehold interest in the applicable BioMed MIT Portfolio property, other than in connection with a mortgage foreclosure in which case Ground Lessor has no right of first refusal . Each of the above-described rights of first refusal under the Ground Lease were assigned by Ground Lessor to Prime Lessor.

In the event that a Ground Lease is terminated for any reason, including rejection of such Ground Lease in any bankruptcy or insolvency proceeding, at the request of the mortgage lenders delivered in writing to the related Ground Lessor within 15 days after receipt of notice of such termination, such Ground Lessor will, upon compliance with the requirements set forth in the related Ground Lease, enter into a new lease directly with the mortgage lenders for the remainder of the term and having the same priority as the related Ground Lease.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

Prime Lease.

The Prime Lessee is required to pay to the Prime Lessor base rent in an amount equal to $10.00 per year. Additionally, Prime Lessee is required to pay to the Prime Lessor, as additional rent, any payment the Prime Lessee receives from the applicable Borrower in connection with the profit-sharing provisions related to future sales and refinancings as set forth in the Ground Lease. Each Prime Lease commences on the origination date and expires on April 30, 2099.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Each Prime Lessor entered into a Fee Owner Recognition Agreement with the mortgage lender and each Ground Lessor entered into a Sublandlord Mortgagee Recognition Agreement with the mortgage lender at origination.

The Prime Leases include customary leasehold financing provisions and mortgagee protections in favor of a lender making a loan secured by the Prime Lessee’s leasehold interest in the Prime Lease (and most of which do not inure to the lenders of the Ground Leases), provided that any mortgage or other encumbrance secured by Prime Lessee’s interest in the Prime Lease will be subject and subordinate to the Ground Lease, the applicable Borrower’s interest in the Ground Lease and any mortgage secured by such Borrower’s interest in the Ground Lease, including the mortgages.

Any mortgage or other encumbrance secured by the Prime Lessor’s fee interest will be subject and subordinate to the Prime Lease, the Ground Lease, any mortgage or mezzanine loan secured by Prime Lessee’s leasehold interest in the Prime Lease, and any mortgage or mezzanine loan secured by the applicable Borrower’s sub-leasehold interest in the Ground Lease, including the mortgages.

The Prime Lessee is a wholly owned and controlled subsidiary of the Prime Lessor. The Prime Lessor must refrain from taking any action directly or indirectly, that would (i) result in the Prime Lessor no longer holding fee simple title to any BioMed MIT Portfolio property or any portion thereof (including refraining from any sale, assignment or other transfer of the Prime Lessor’s fee interest in any BioMed MIT Portfolio property to any other person or entity), (ii) result in the Prime Lessee no longer being a wholly owned and controlled subsidiary of the Prime Lessor (other than in connection with a foreclosure under a mortgage loan secured by the Prime Lessee’s leasehold interest in the Prime Lease), or (iii) impose mortgages, deed restrictions or other encumbrances on Prime Lessor’s fee simple title that would materially interfere with (a) the Prime Lessee’s ability to exercise its rights and fulfill its obligations under the Prime Lease, or (b) the Prime Lessor’s ability to lease the BioMed MIT Portfolio property, provided that any such mortgage, deed restriction or other encumbrance upon the Prime Lessor’s fee simple title to the BioMed MIT Portfolio property is required to, in any case, be subordinated to the encumbrance of the Prime Lease and the Ground Lease. Notwithstanding the foregoing to the contrary and without limiting Prime Lessor’s covenants in this paragraph, if for any reason Prime Lessor is no longer the fee simple owner of any BioMed MIT Portfolio property or any portion thereof, then, the Prime Lease will be deemed terminated and the Ground Lease is required to automatically become a Direct Lease with the then fee simple owner.

In the event that the Prime Lease is terminated for any reason (including in the event of a rejection in bankruptcy, insolvency or similar proceeding involving Prime Lessee) prior to the expiration date of the Prime Lease, including an event where the Ground Lease would be deemed terminated solely as a result of termination of the Prime Lease, the Ground Lease (excluding any amendments thereto that have not been consented to by Prime Lessor in writing) will automatically continue in full force and effect for the balance of the term of the Ground Lease and be deemed for all purposes to be a direct lease between Prime Lessor and the applicable Borrower, upon the terms and conditions of, and having the same priority as, the Ground Lease (the “Direct Lease”), provided that the Borrowers are not in default of the Ground Lease beyond all applicable notice and cure periods of the Borrowers and the mortgage lender or any mezzanine lender such that the Prime Lessee had the right to terminate the Ground Lease at the time of termination of the Prime Lease. Where the Ground Lease becomes a Direct Lease, the Borrowers are required to attorn to Prime Lessor in accordance with the terms of a subordination, non-disturbance and attornment agreement, as landlord under the Ground Lease; provided the Ground Lease will not be deemed to have been terminated. In the event Prime Lessor and Borrowers are deemed to have entered into a Direct Lease, Prime Lessor acknowledges and agrees that the mortgage lender will have all of the rights of an Approved First Mortgagee under the Direct Lease. In addition, if the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease) forecloses on the related security instrument or otherwise exercises remedies so that it succeeds to the interest of the Borrowers under the Ground Lease, the Prime Lessor agrees that the Direct Lease provisions are applicable to the mortgage lender (or its nominee or any other party which Approved First Mortgagee may designate in accordance with the terms of the Ground Lease), as the successor to the Borrowers.

The Prime Lease may not be amended, changed, or modified except by an instrument in writing signed by the Prime Lessor and Prime Lessee and consented to in writing by Prime Lessee’s mortgagee (if applicable), Borrowers and the mortgage lender. For the avoidance of doubt, subject to the right to obtain a Direct Lease as described above, Prime Lessor retains all rights to terminate the Prime Lease following a default beyond any applicable notice and cure period in accordance with the terms of the Prime Lease. In the event of a monetary default under the Prime Lease that does not exceed $10,000 or concurrent monetary defaults that do not exceed $50,000 in the aggregate, if those monetary defaults are not caused by a default of the applicable Borrower under the Ground Lease, Prime Lessor must simultaneously deliver a copy of any written

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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notice of default to the applicable Borrower, mortgage lender and any mezzanine lender, and the applicable mortgage lender, and any mezzanine lender will have the right, but not the obligation, to cure such monetary default within five (5) business days following receipt of such notice. For all other events of default under the Prime Lease that are not a monetary default and are not caused by a default of the applicable Borrower under the Ground Lease, the applicable Borrower, mortgage lender and any mezzanine will have no right to cure directly with Prime Lessor; provided however, Prime Lessor must simultaneously deliver a copy of any written notice of default received by or sent to Prime Lessor to the applicable Borrower, the mortgage lender, and any mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Citadel – Hollywood Storage of Thousand Oaks

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Citadel – Hollywood Storage of Thousand Oaks

Citadel - Hollywood Storage of Thousand Oaks
3425 Old Conejo Road
Thousand Oaks, CA 91320
SANTA SUSANA MTS.
Happy Camp Canyon Reg. Park
Moorpark Country Club
Moorpark College
Moorpark
METROLINK
MOORPARK
Moorpark Town Center
Moorpark Marketplace
Bradley Rd
Balcom Canyon Rd
METROLINK W. Los Angeles Ave
Somis
W. Los Angeles Ave
Tierra Rejada Rd
Read Rd
St. John's Seminary
VENTURA COUNTY
Santa Rosa Valley
Las Posas Rd
Santa Rosa Rd
Olsen Rd
Camarillo Village Square
Camarillo
CONEJO VALLEY
Wildwood Regional Park
California Lutheran University
Ventura 15 miles
Santa Rosa Rd
Moorpark Fwy
Avenida de Los
Thousand Oaks
CAMARILLO
Ventura Fwy
Los Robles Regional Medical Center
Arboles
Camarillo Premium Outlets
Conejo Canyons
Takeda Pharmaceuticals
Oakbrook Plaza
Lewis Rd
Camarillo Springs Golf Course
Sensata Technologies
Lynn Rd
Janss Rd
Moorpark Rd
Newbury Business Park
Newbury Park Village
Village Mall
SAGE Publishing
Conejo Valley Plaza
Conejo Mountain
Skyworks Solutions
Amgen
Village Court Shopping Center
CSU Channel Islands Park
Dos Vientos Open Space
Ventura Fwy
The Oaks
Borchard Rd
Park Plaza Shopping Center
Stagecoach Inn Museum
Janss Marketplace
Thousand Oaks Civic Theatres
Newbury Park
Cal. State University - Channel Islands
Los Robles Open Space
Potrero Rd
Potrero Rd
Los Angeles 38 miles
Potrero Rd
Point Mugu State Park
Lake Sherwood
Westlake Blvd
Lake Sherwood
Westlake Village
Sandstone Peak
SANTA MONICA MTS.
LOS ANGELES COUNTY
SANTA MONICA MTS. NATIONAL RECR. AREA
Malibu 8 miles
Malibu Country Club
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Castaic
Ojai
Santa Clarita
Mira Monte
Fillmore
Piru
Valencia
Santa Paula
Ventura
Somis
Moorpark
Camarillo
Simi Valley
Oxnard
Port Hueneme
Thousand Oaks
Agoura Hills
Westlake Village
Calabasas
LOS ANGELES
Malibu
Pacific Ocean
Santa Monica
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,500,000	Title:	Fee
Cut-off Date Principal Balance:	$36,500,000	Property Type - Subtype:	Self Storage – Self Storage
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	144,354
Loan Purpose:	Refinance	Location:	Thousand Oaks, CA
Borrower:	Citadel Storage Delaware, LLC	Year Built / Renovated:	2002-2005 / NAP
Borrower Sponsors:	Raubi Sundher and Kabir Singh Sundher	Occupancy:	94.4%
Interest Rate:	6.25000%	Occupancy Date:	10/15/2025
Note Date:	10/29/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$3,410,301 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,194,395 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,108,806 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$4,515,050
Call Protection:	L(27),DorYM1(86),O(7)	UW Expenses:	$1,369,299
Lockbox / Cash Management:	Springing	UW NOI:	$3,145,750
Additional Debt:	No	UW NCF:	$3,131,315
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,680,000 / $351
Additional Debt Type:	N/A	Appraisal Date:	9/12/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$253
Taxes:	$43,453	$10,863	N/A	Maturity Date Loan / SF:	$253
Insurance:	$36,759	$12,253	N/A	Cut-off Date LTV:	72.0%
Replacement Reserve:	$0	$1,203	N/A	Maturity Date LTV:	72.0%
				UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,500,000	100.0%	Loan Payoff	$24,846,863	68.1%
			Return of Equity	11,276,401	30.9
			Closing Costs	296,523	0.8
			Upfront Reserves	80,213	0.2
Total Sources	$36,500,000	100.0%	Total Uses	$36,500,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The seventh largest mortgage loan (the “Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan”) is secured by the borrower’s fee interest in a 144,354 square foot self-storage property located in Thousand Oaks, California (the “Citadel – Hollywood Storage of Thousand Oaks Property”). The Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $36,500,000. The Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan was originated on October 29, 2025, by Bank of Montreal and accrues interest at a fixed rate of 6.25000% per annum on an Actual/360 basis. The Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan has a 10-year term and is interest-only for the full term. The scheduled maturity date of the Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan is November 6, 2035.

The Property. The Citadel – Hollywood Storage of Thousand Oaks Property is comprised of 144,354 square feet and 1,838 self-storage units consisting of six buildings located in Thousand Oaks, California. The Citadel – Hollywood Storage of Thousand Oaks Property was developed between 2002 and 2005 and is situated on a 4.57-acre site. The Citadel – Hollywood Storage of Thousand Oaks Property consists of 69 safety-deposit boxes, 97 wine storage units, 67 vault/locker

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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units, and 1,605 self-storage units, of which 746 units are climate-controlled. The Citadel – Hollywood Storage of Thousand Oaks Property leasing office provides secure access to the wine storage, safety deposit boxes, and secure vault/lockers. Vaults/locker units have additional security that requires additional access verification. The Citadel – Hollywood Storage of Thousand Oaks Property amenities include a post-office, 24-hour camera security system, an electronic gate, keypad entry, perimeter fencing, exterior lighting, two elevators, security alarms, a leasing office, and on-site management. As of October 15, 2025, the Citadel – Hollywood Storage of Thousand Oaks Property was 94.4% occupied.

The following table presents certain information relating to the unit mix at the Citadel – Hollywood Storage of Thousand Oaks Property:

Unit Mix(1)
Property	Net Rentable Area (SF)	# of Units	# of Occupied Units	% of Total Units Occupied	Avg. Actual Rent Per Unit(2)	Market Rent Per Unit(3)	Avg. Actual Rent Per SF (2)	Market Rent Per SF (3)
Citadel – Hollywood Storage of Thousand Oaks	144,354	1,838	1,663	90.5%	$222.66	$219	$2.72	$2.79
(1)	Based on the borrower’s rent roll dated October 15, 2025.
(2)	Monthly Avg. Actual Rent Per Unit and Avg. Actual Rent Per SF is calculated using actual rent for occupied units and square feet, respectively.
(3)	Source: Appraisal dated October 21, 2025.

The following table presents certain information relating to the historical and current occupancy of the Citadel – Hollywood Storage of Thousand Oaks Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
92.8%	88.1%	84.8%	94.4%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent rolls dated October 15, 2025.

Appraisal. According to the appraisal, the Citadel – Hollywood Storage of Thousand Oaks Property had an “as-is” appraised value of $50,680,000 as of September 12, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
Citadel – Hollywood Storage of Thousand Oaks	$50,680,000	5.25%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental site assessment dated September 18, 2025, there was no evidence of any recognized environmental conditions at the Citadel – Hollywood Storage of Thousand Oaks Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Citadel – Hollywood Storage of Thousand Oaks Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	9/30/2025 TTM	UW	UW Per SF	%(1)
Gross Potential Rent(2)	$4,407,815	$4,148,934	$4,210,232	$4,752,976	$32.93	100.0%
In-Place Vacancy	0	0	0	(309,643)	(2.15)	(6.5%)
In-Place Rent	4,407,815	4,148,934	4,210,232	4,443,333	30.78	93.5%
Bad Debt	0	0	(22,741)	(22,741)	(0.16)	(0.5%)
Net Rentable Income	$4,407,815	$4,148,934	$4,187,491	$4,420,592	$30.62	93.0%

Other Income(3)	86,734	85,098	94,457	94,457	0.65	2.1%
Effective Gross Income	$4,494,549	$4,234,032	$4,281,949	$4,515,050	$31.28	100.0%

Real Estate Taxes(4)	136,139	129,757	134,367	382,922	2.65	8.5%
Insurance	105,903	119,539	151,495	140,036	0.97	3.1%
Other Operating Expenses(5)	842,206	790,341	887,280	846,342	5.86	18.7%
Total Operating Expenses	$1,084,248	$1,039,637	$1,173,143	$1,369,299	$9.49	30.3%

Net Operating Income	$3,410,301	$3,194,395	$3,108,806	$3,145,750	$21.79	69.7%
Capital Reserves	0	0	0	14,435	0.10	0.3%
Net Cash Flow	$3,410,301	$3,194,395	$3,108,806	$3,131,315	$21.69	69.4%
(1)	% column reflects percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	UW Gross Potential Rent is based on the borrower’s rent roll dated October 15, 2025.
(3)	Other Income includes administration fees, liens and late fees, insurance commissions, and merchandise sales.
(4)	UW Real Estate Taxes based on lender’s tax analysis of California’s Proposition 13.
(5)	Other Operating Expenses include management fees, repairs and maintenance, utilities, general and administrative, payroll, and marketing.

The Market. The Citadel – Hollywood Storage of Thousand Oaks Property is located in the Oxnard-Thousand Oaks-Ventura, CA metropolitan statistical area (the “Oxnard-Thousand Oaks-Ventura, CA MSA”). According to the appraisal, the Oxnard-Thousand Oaks-Ventura, CA MSA population was 126,966 in 2020. Thousand Oaks is in the southern portion of the county, approximately 34 miles northwest of Los Angeles and 27 miles southeast of Ventura. Thousand Oaks is bordered by Santa Rosa Valley to the north, Simi Valley, Oak Park, and Agoura Hills to the east, Westlake Village, and Lake Sherwood to the south, and Casa Conejo, and Camarillo to the west. U.S. Route 101, and State Route 23 intersect the city. Air transportation is provided by Los Angeles International Airport, approximately 41 miles southeast of the city’s central business district.

Thousand Oaks’s economy is supported by a group of industries, including professional/scientific/technical services, healthcare/social assistance, wholesale/retail trade, manufacturing, information, and finance/insurance. The biotechnology industry is a main sector in the economy, driven by the presence of Amgen Inc. Thousand Oaks is home to the Conejo Valley Unified School District, the Los Robles Hospital and Medical Center, and the California Lutheran University, serving as some of the largest employers. The area also contains the headquarters of enterprises such as Teledyne Technologies, SAGE Publications, and Skyworks Solutions, while it also holds many regional offices of big companies such as Bank of America, Baxter International, Verizon, Volkswagen, Audi, and BMW. Thousand Oaks, along with neighboring Westlake Village, and Agoura Hills, is served by the Greater Conejo Valley Chamber of Commerce. Retail presence consists of restaurants, big-box stores, lodging, and locally owned businesses.

According to the appraisal, as of 2024, the Oxnard-Thousand Oaks-Ventura, CA MSA had a population of 836,625, the median household income was $113,787, which is approximately 43.9% higher than the United States median household income of $79,068 and is projected to grow 2.62% annually. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Citadel – Hollywood Storage of Thousand Oaks Property is 7,380, 46,446, and 110,552, respectively, and the average median household income within the same radii was $157,540, $151,445, $138,705, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Collateral Term Sheet	BMO 2026-C14
No. 7 – Citadel – Hollywood Storage of Thousand Oaks

According to the appraisal, approximately 86% of self-storage tenants are residential. Residential users in the immediate area are primarily single family residential. The majority of potential tenants will come from a three to five-mile radius or five-to-ten-minute driving time, depending on freeway and/or surface street configuration and the supply of facilities within a given area. According to the Self-Storage Almanac, the typical tenant mix in self-storage facilities is approximately 46% long term renters, 45% temporary renters, 5% military personnel and 4% students.

The following table presents information regarding certain properties competitive with the Citadel – Hollywood Storage of Thousand Oaks Property:

Competitive Property Summary(1)
Property Name/Location	Year Built	# of Units	NRA	Average SF/Unit	Occupancy(2)(4)	Storage Type	Actual ($/SF)	Rent Per Unit
Citadel – Hollywood Storage of Thousand Oaks	2002-2005	1,838	144,354	79	90.5%	Various(3)	$2.72(2)	$32.60
3101 Grande Vista Dr Newbury Park, CA	2001	424	57,200	135	95.0%	Non-Climate Climate Controlled	$2.40 – $4.58 -	$115 – $480 -
2501 W Hillcrest Dr Newbury Park, CA	1981	280	27,800	99	92.0%	Non-Climate Climate Controlled	$1.88 – $2.96 -	$74 – $285 -
312 Giant Oak Ave Newbury Park, CA	1992	340	32,647	96	91.9%	Non-Climate Climate Controlled	$1.93 – $3.20 -	$80 – $386 -
5300 Adolfo Rd Camarillo, CA	2020	1,360	136,050	100	85.0%	Non-Climate Climate Controlled	- $2.11 – $4.80	- $120– $421
5237 Camino Carillo Camarillo, CA	2023	890	87,273	98	Lease Up	Non-Climate Climate Controlled	$2.13 – $4.60 $1.80 – $4.20	$115 – $820 $105 – $370
100 North Skyline Dr Thousand Oaks, CA	2010	613	56,504	92	90.0%	Non-Climate Climate Controlled	$2.05 – $2.48 $2.17 – $2.64	$59 – $616 $66 – $434
(1)	Source: Appraisal.
(2)	Based on the borrower’s rent roll dated October 15, 2025.
(3)	The Citadel – Hollywood Storage of Thousand Oaks Property consists of 69 safety-deposit boxes, 97 wine storage units, 67 vault/locker units, and 1,605 self-storage units, of which 746 units are climate-controlled.
(4)	Calculated based on the number of occupied units.

The Borrower. The borrower is Citadel Storage Delaware, LLC, a Delaware limited liability company, and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Raubi Sundher and Kabir Singh Sundher, each being a partner at Kuvera Partners (as defined below).

Kuvera Partners is a privately held corporation which focuses on the development and construction of multiple properties in the entertainment and the self-storage industry (“Kuvera Partners”). The firm is based in Los Angeles, CA and owns and operates multiple storage facilities offering both personal and commercial storage solutions, with strong emphasis on climate control, vehicle and boat/RV storage, medical and business storage, and specialized warehouse and lay-down yard capabilities. Kuvera Partners’ geographic footprint includes key locations in densely populated and growing suburban markets, enabling them to capture demand from both residential consumers and small and medium business users. Kuvera Partners provides warehouse storage and open lot storage for contractors, manufacturers, and 3PL purposes.

Property Management. The Citadel – Hollywood Storage of Thousand Oaks Property is managed by Hollywood Storage Management, LLC, a borrower affiliated property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Collateral Term Sheet	BMO 2026-C14
No. 7 – Citadel – Hollywood Storage of Thousand Oaks

Escrows and Reserves. At origination of the Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan, the borrower deposited approximately (i) $43,453 into a reserve account for real estate taxes and (ii) $36,759 into a reserve account for insurance reserves.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $10,863 per month).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the related policies (initially estimated to be approximately $12,253 per month). The Citadel – Hollywood Storage of Thousand Oaks Property was insured under a standalone policy. Borrower may not obtain any umbrella or blanket liability or casualty policy unless, in each case, such policy is approved in advance in writing by the lender.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.10 per rentable square foot per annum at the Citadel – Hollywood Storage of Thousand Oaks Property (initially estimated to be approximately $1,203 per month).

Lockbox / Cash Management. The Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan is structured with a springing lockbox and springing cash management. The Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan documents require that upon the occurrence and continuance of a Trigger Period (as defined below), the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan term. Upon the occurrence of a Trigger Period, the borrower or property manager is required immediately deposit all revenues from the Citadel – Hollywood Storage of Thousand Oaks Property received by borrower or manager into the lockbox account no later than two business days after receipt.

So long as a Trigger Period has not occurred and is not continuing, all amounts on deposit in the lockbox account will be disbursed to or at the direction of the borrower in accordance with the account control agreement for the lockbox account. Upon the occurrence and continuance of a Trigger Period, all amounts on deposit in the lockbox account are required to be transferred on each business day into the cash management account and applied as provided in the Citadel – Hollywood Storage of Thousand Oaks Mortgage Loan documents.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

255 Greenwich
255 Greenwich Street
New York, NY 10007
MANHATTAN
Tribeca
Hudson River
Hudson River Park Pier 40
Nolita
Little Italy
Chinatown
Financial District
Battery Park City
East River
Brooklyn Bridge
Holland Tunnel
Canal St
Gov. Nelson A. Rockefeller Park
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Center
5 World Trade Ctr.
National September 11 Memorial
North Pool
South Pool
WTC Transportation Hub
Westfield WTC
Brookfield Place
Battery Park
Castle Clinton Natl. Monument
NYC City Hall
City Hall Park
Woolworth Building
NY Stock Exchange
Federal Reserve Bank
FDR Drive
NEW JERSEY
QUEENS
BROOKLYN
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	626,617
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Resnick 255 Greenwich, LLC	Year Built / Renovated:	1987 / 2003
Borrower Sponsor:	Jonathan D. Resnick	Occupancy:	91.7%
Interest Rate:	6.40500%	Occupancy Date:	10/1/2025
Note Date:	11/4/2025	4th Most Recent NOI (As of)(5):	$19,295,973 (12/31/2022)
Maturity Date:	12/1/2035	3rd Most Recent NOI (As of)(5):	$18,318,434 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$16,417,572 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(6):	$16,402,863 (TTM 8/31/2025)
Original Amortization:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$33,664,589
Call Protection(2):	L(23),YM1(3),DorYM1(87),O(7)	UW Expenses:	$14,771,377
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$18,893,213
Additional Debt(1):	Yes	UW NCF:	$18,141,272
Additional Debt Balance(1):	$117,000,000	Appraised Value / Per SF:	$280,000,000 / $447
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/25/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$3,188,067	$273,643	N/A	Maturity Date Loan / SF:	$235
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.5%
Replacement Reserves:	$0	$10,444	N/A	Maturity Date LTV:	52.5%
TI / LC Reserve(4):	$1,623,080	$52,218	N/A	UW NCF DSCR:	1.90x
Other Reserves(4):	$193,184	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$147,000,000	97.1%	Loan Payoff:	$145,044,009	95.8%
Borrower Sponsor Equity	4,417,946	2.9	Upfront Reserves:	5,004,331	3.3
			Closing Costs:	1,369,605	0.9
Total Sources	$151,417,946	100.0%	Total Uses:	$151,417,946	100.0%
(1)	The 255 Greenwich Mortgage Loan (as defined below) is part of the 255 Greenwich Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $147,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the 255 Greenwich Whole Loan.
(2)	Defeasance of the 255 Greenwich Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2029. The 255 Greenwich Whole Loan may be voluntarily prepaid in full, but not in part, on or after the payment date in December 2027, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in June 2035. The 255 Greenwich Whole Loan may be voluntarily prepaid at any time on or after the payment date in June 2035 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-C14 securitization trust in February 2026. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	On the loan origination date, the borrower was required to make an upfront deposit of (i) $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations granted to the tenant NCS Pearson and (ii) approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.
(5)	The decrease in 4th Most Recent NOI and 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to the tenant WeWork (51,953 square feet) vacating the 255 Greenwich Property (as defined below) in December 2023
(6)	The increase in Most Recent NOI to UW NOI is primarily due the inclusion of straight-line rent, as well as NCS Pearson taking occupancy for $656,096 in underwritten base rent

The Loan. The eighth largest mortgage loan (the “255 Greenwich Mortgage Loan”) is part of a whole loan (the “255 Greenwich Whole Loan”) secured by the borrower’s fee interest in a 626,617 square foot office property in New York, New York (the “255 Greenwich Property”).The 255 Greenwich Whole Loan is comprised of seven pari passu promissory notes in the aggregate original principal amount of $147,000,000. The 255 Greenwich Whole Loan was co-originated by Morgan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

Stanley Bank, N.A. and Societe Generale Financial Corporation (“SGFC”) on November 4, 2025 and Note A-6 was subsequently acquired by Bank of Montreal (“BMO”). The 255 Greenwich Whole Loan has an initial term of 10 years and is interest-only for the full term and accrues interest at a fixed rate of 6.40500% per annum on an Actual/360 basis. The scheduled maturity date of the 255 Greenwich Whole Loan is the payment date that occurs on December 1, 2035. The 255 Greenwich Mortgage Loan is evidenced by the non-controlling Note A-6, being contributed by BMO, and the non-controlling Note A-7, being contributed by SGFC, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The relationship between the holders of the 255 Greenwich Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 255 Greenwich Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 255 Greenwich Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK 2025-BNK51	Yes
A-2	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-3	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-4	$5,000,000	$5,000,000	BANK 2025-BNK51	No
A-5(1)	$27,000,000	$27,000,000	SGFC	No
A-6	$20,000,000	$20,000,000	BMO 2026-C14	No
A-7	$10,000,000	$10,000,000	BMO 2026-C14	No
Whole Loan	$147,000,000	$147,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The 255 Greenwich Property is comprised of a 13-story Class A office building with one ground floor retail unit, totaling 626,617 square feet located in the Tribeca neighborhood of New York, New York. The 255 Greenwich Property is made up of 555,809 square feet of office space (88.7% of net rentable area, 80.6% of underwritten rent), 54,337 square feet of retail space, fully leased to Target (8.7% of net rentable area, 17.3% of underwritten rent), and a parking garage totaling 16,471 square feet (2.6% of net rentable area, 2.1% of underwritten rent), fully leased to Icon Parking offering 100 parking spaces. Built in 1987, the 255 Greenwich Property is situated on an entire city block bounded by Greenwich Street to the west, Murray Street to the north, West Broadway to the east, and Park Place to the south totaling 42,601 square feet of land area. The borrower sponsor completed a $14.2 million renovation in 2020 to replace the building air conditioning unit, make general building enhancements, and perform local law work. As of October 1, 2025, the 255 Greenwich Property was 91.7% leased to eight different tenants, with approximately 84.1% of net rentable area and 91.5% of underwritten base rent made up of investment-grade tenancy.

Major Tenants.

City University of New York – BMCC (244,092 square feet, 39.0% of net rentable area, 44.0% of underwritten rent). The City University of New York - Borough of Manhattan Community College (“BMCC”) is a public community college in New York City, founded in 1963 as part of the City University of New York (CUNY) system. BMCC grants associate degrees in a wide variety of vocational, business, health, science, engineering and continuing education fields. BMCC currently enrolls more than 20,000 students. The 255 Greenwich Property is known throughout the school as the Murray Building and is mission critical space for BMCC, which includes classrooms, computer labs, conference rooms and student lounges on floors 2, 3, 10, 11, 12 and 14, as well as BMCC Express on the ground floor, which provides information for both students and the general public who would like to learn more about the college. BMCC has a private entrance to its space at the 255 Greenwich Property along Murray Street. The 255 Greenwich Property is located near the other two major portions of BMCC’s campus, which include Fiterman Hall (directly adjacent), a 15-story academic facility that houses a first floor art gallery, 65 classrooms, 35 computer labs, 130 offices for faculty, library spaces and several large assembly and performance rooms, and the Main Campus (two blocks to the north at 199 Chambers Street), which is the hub of life at the college, spanning four blocks and 4.3 acres. BMCC has been a tenant at the 255 Greenwich Property since 2004, and in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

2019, expanded to fully occupy the second and third floors, increasing its total footprint at the 255 Greenwich Property by nearly 50%. BMCC has a lease expiration date of May 31, 2035 and two, 5-year renewal options remaining and no termination options.

The City of New York – DCAS (217,942 square feet, 34.8% of NRA, 27.9% of underwritten rent). The City of New York – Department of Citywide Administrative Services (“DCAS”) is a department of the New York City government tasked with recruiting, hiring, and training City employees, managing 55 public buildings, acquiring, selling, and leasing City property, purchasing over $1 billion in goods and services for City agencies, and overseeing the municipal vehicle fleet, among other things. The 255 Greenwich Property serves as the primary location for the City of New York’s Office of Management and Budget, Office of the Actuary, Mayor’s Office of Contract Services, Department of Information, Technology and Telecommunications, Municipal Water Finance Authority and Transitional Finance Authority. DCAS has occupied the 255 Greenwich Property since 1998, and in 2018, expanded into an additional 10,130 square feet of space. Additionally, in 2023, DCAS exercised its five-year extension option to extend its lease through 2028. The City of New York – DCAS has no renewal or termination options for 207,812 square feet of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options and no termination options for 10,130 square feet of its space that has a lease expiration date of April 30, 2028.

Target (54,337 square feet; 8.7% of NRA; 17.3% of underwritten base rent). Founded in 1962 and headquartered in Minneapolis, Minnesota, Target is a general merchandise retailer with 1,989 stores across the entire United States. Target has been a tenant at the 255 Greenwich Property since November 2015. Target’s lease has an expiration date of January 31, 2037, with two, 10-year renewal options and no termination options.

The following table presents certain information regarding the major tenants based on underwritten base rent at the 255 Greenwich Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	UW Base Rent	% of Total UW Base Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
City University of New York - BMCC	Aa1/AA/AA	244,092	39.0%	$13,362,192	44.0%	$54.74	5/31/2035	2 x 5 year	N
The City of New York - DCAS	Aa1/AA/AA	217,942	34.8%	$8,476,334	27.9%	$38.89	Various(3)	Various(3)	N
Target	A2/A/A	54,337	8.7%	$5,243,419	17.3%	$96.50	1/31/2037	2 x 10 year	N
Icahn School of Medicine	NR/NR/NR	14,607	2.3%	$934,813	3.1%	$64.00	5/31/2031	1 x 5 year	N
Cornell University	Aa1/NR/AA	10,546	1.7%	$728,244	2.4%	$69.05	1/31/2032	1 x 10 year	N
NCS Pearson	NR/NR/NR	11,716	1.9%	$656,096	2.2%	$56.00	4/30/2036	1 x 5 year	N
Icon Parking	NR/NR/NR	16,471	2.6%	$650,250	2.1%	$39.48	12/31/2032	None	N
Medeast, Inc.	NR/NR/NR	4,953	0.8%	$343,491	1.1%	$69.35	5/31/2031	None	N
Subtotal/Wtd. Avg.		574,664	91.7%	$30,394,839	100.0%	$52.89

Vacant Space		51,953	8.3%
Total/Wtd. Avg.		626,617	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

The following table presents certain information relating to the lease rollover schedule at the 255 Greenwich Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	51,953	8.3%	NAP	NAP	51,953	8.3%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%	51,953	8.3%	$0	0.0%
2027	0	0	0.0	0	0.0	51,953	8.3%	$0	0.0%
2028	1	10,130	1.6	592,605	1.9	62,083	9.9%	$592,605	1.9%
2029	0	0	0.0	0	0.0	62,083	9.9%	$592,605	1.9%
2030	0	0	0.0	0	0.0	62,083	9.9%	$592,605	1.9%
2031	2	19,560	3.1	1,278,304	4.2	81,643	13.0%	$1,870,909	6.2%
2032	2	27,017	4.3	1,378,494	4.5	108,660	17.3%	$3,249,403	10.7%
2033	1	207,812	33.2	7,883,729	25.9	316,472	50.5%	$11,133,132	36.6%
2034	0	0	0.0	0	0.0	316,472	50.5%	$11,133,132	36.6%
2035	2	244,092	39.0	13,362,192	44.0	560,564	89.5%	$24,495,324	80.6%
2036 & Beyond	3	66,053	10.5	5,899,515	19.4	626,617	100.0%	$30,394,839	100.0%
Total	11	626,617	100.0%	$30,394,839	100.0%
(1)	Based on the underwritten rent roll as of October 1, 2025.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.

The following table presents certain information with respect to the historical and current occupancy of the 255 Greenwich Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
97.9%	96.6%	88.6%	91.7%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated as of October 1, 2025.

Environmental. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of any recognized environmental conditions at the 255 Greenwich Property.

The Market. The 255 Greenwich Property is located in Manhattan’s Tribeca neighborhood, on a square block bounded by West Broadway, Murray Street, Greenwich Street and Park Place. The 255 Greenwich Property sits two blocks north of the World Trade Center, the Oculus Transportation Hub, 9/11 Memorial Museum and Memorial Pools, and two blocks northeast of Brookfield Place. Transportation access is provided by 12 subway lines (1, 2, 3, 4, 5, A, C, E, R, W, J, Z) within a 5-minute walk of the 255 Greenwich Property, as well as PATH access, and ferry access at the Brookfield Place/Battery Park Ferry Terminal for passage to New Jersey and the other boroughs.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown West office submarket was approximately 12.7%, with average asking rents of $61.63 PSF and inventory of approximately 35.3 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown office market was approximately 16.2%, with average asking rents of $58.42 PSF and inventory of approximately 86.5 million SF. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5-, and 1.0-mile radius of the 255 Greenwich Property was 24,434, 50,684, and 110,129, respectively. According to the appraisal, the 2024 average household income within the same radii was $231,594, $204,307 and $199,116, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Retail Lease Summary(1)
Subject/Neighborhood/Location	Tenant Name	Lease Size (SF)	Lease Start Date	Rent PSF	Lease Type
255 Greenwich(2) Financial District New York, NY	Target	54,337	Nov. 2015	$96.50	MG
102 Fulton Street Financial District Manhattan, NY	Luckin Coffee	1,318	Q3 2025	$145.68	MG
62 Fulton Street Financial District Manhattan, NY	Xi’an Famous Foods	2,350	Q1 2025	$89.36	MG
28 Liberty Street Financial District Manhattan, NY	Madman Espresso	956	Q4 2024	$94.14	MG
55 Water Street Financial District Manhattan, NY	Chase	12,500	Q4 2024	$106.96	MG
130 Water Street Financial District Manhattan, NY	Le Jardine Café	4,440	Q3 2024	$77.03	MG
195 Broadway Financial District Manhattan, NY	Brooks Brothers	9,871	Q3 2024	$75.98	MG
86 Broad Street Financial District Manhattan, NY	Oxford Café	2,060	Q2 2024	$110.00	MG
111 Fulton Street Financial District Manhattan, NY	Wendy’s	2,000	Q2 2024	$156.00	MG
5 Hanover Square Financial District Manhattan, NY	Wonder	3,500	Q2 2024	$85.71	MG
20 Broad Street Financial District Manhattan, NY	Subway	783	Q2 2023	$143.04	MG
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

The following table presents recent leasing data for office tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Office Lease Summary(1)
Subject/Submarket, Market/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Start Date	Rent PSF	Lease Type
255 Greenwich(2) Downtown West, Downtown New York, NY 10007	1987 / 2003	626,617	City University of New York – BMCC The City of New York – DCAS Icahn School of Medicine	244,092 217,942 14,607	Jun. 2015 Mar. 2018 Jun. 2016	$54.74 $38.89 $64.00	MG MG MG
99 Hudson Street Tribeca/City Hall, Downtown Manhattan, NY	1930 / NAP	193,749	Danielle Guizio LLC	12,159	Aug. 2025	$47.04	MG
1 New York Plaza Downtown East, Downtown Manhattan, NY	1970 / 1995	2,582,316	NYS Office of General Services	44,009	Aug. 2025	$45.13	MG
250 Broadway Downtown East, Downtown, Manhattan, NY	1962 / NAP	648,000	WeWork	60,305	Jul. 2025	$38.14	MG
225 Liberty Street Downtown West, Downtown Manhattan, NY	1987 / NAP	2,591,244	Invesco (Renewal)	222,846	Jun. 2025	$53.08	MG
32 Old Slip Downtown East, Downtown Manhattan, NY	1987 / NAP	1,161,435	CFG Merchant Solutions	20,585	Apr. 2025	$37.52	MG
55 Broadway Downtown West, Downtown Manhattan, NY	1982 / NAP	363,378	CSA Group NY Architects & Engineers, P.C.	10,557	Mar. 2025	$48.00	MG
120 Wall Street Downtown East, Downtown Manhattan, NY	1929 / 2013	618,801	German American Chamber of Commerce in New York (GACC New York)	11,465	Jan. 2025	$46.69	MG
1 State Street Plaza Downtown East, Downtown Manhattan, NY	1970 / NAP	802,025	IPC Systems Inc.	26,580	Jan. 2025	$53.10	MG
28 Liberty Street Downtown East, Downtown Manhattan, NY	1964 / 2018	2,117,938	New York State Attorney General	34,954	Sep. 2024	$39.55	MG
200 Vesey Street Downtown West, Downtown Manhattan, NY	1986 / NAP	1,268,216	American Express	74,439	Sep. 2024	$50.29	MG
(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The following table presents information relating to the appraisal’s market rent conclusion for the 255 Greenwich Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Concession (New/Renewal)	Lease Type (Reimbursements)
Office	$57.00	120	$5.00 PSF Inc. Year 6	$130.00 / $65.00	4.0% / 2.0%	12 months / 6 months	MG
Lower Level Retail	$85.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
Retail Ground	$125.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
(1)	Source: Appraisal, unless otherwise specified.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 255 Greenwich Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 8/31/2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent(2)	$31,009,916	$30,564,059	$30,750,060	$30,776,332	$33,356,160	$53.23	100.0%
Reimbursements	2,088,783	2,537,148	3,039,127	3,113,588	3,269,751	5.22	9.8
Other Income(3)	65,998	60,833	57,248	110,629	0	0.00	0.0
(Vacancy/Credit Loss)	(644,380)	(1,009,494)	(3,501,795)	(3,261,940)	(2,961,321)	(4.73)	(8.9)
Effective Gross Income	$32,520,317	$32,152,546	$30,344,640	$30,738,609	$33,664,589	$53.72	100.9%

Real Estate Taxes	5,316,943	5,892,246	6,134,616	6,384,518	6,568,686	10.48	19.5
Insurance	427,145	521,932	562,381	540,957	477,363	0.76	1.4
Other Expenses(4)	7,480,256	7,419,934	7,230,071	7,410,271	7,725,328	12.33	22.9
Total Expenses	$13,224,344	$13,834,112	$13,927,068	$14,335,746	$14,771,377	$23.57	43.9%

Net Operating Income	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,893,213	$30.15	56.1%
Capital Expenditures	0	0	0	0	125,323	0.20	0.4
TI/LC	0	0	0	0	626,617	1.00	1.9
Net Cash Flow	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,141,272	$28.95	53.9%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Gross Potential Rent is based on the underwritten rent roll dated as of October 1, 2025. UW Gross Potential Rent includes $1,383,883 in straight line rent for four investment-grade tenants, BMCC, DCAS, Target, and Cornell University, as well as $37,342 of rent steps taken through June 1, 2026 for two tenants, Medeast and Icon Parking. The increase in Gross Potential Rent and Net Operating Income from TTM 8/31/2025 to UW is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(3)	Other Income includes license agreements, elevator and miscellaneous income.
(4)	Other Expenses includes management fees, general administrative, repairs and maintenance, payroll and utilities.

The Borrower. The borrower for the 255 Greenwich Whole Loan is Resnick 255 Greenwich, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure.

The Borrower Sponsor. The borrower sponsor is Jonathan D. Resnick, the president of Jack Resnick & Sons, Inc. (“Jack Resnick & Sons”). Since its founding in 1928, Jack Resnick & Sons has become one of the largest private owners of commercial real estate in New York City, operating in residential, retail, and commercial building ownership to ground-up development, construction, leasing and management. Jack Resnick & Sons currently owns and manages over five million SF of commercial office and retail space and approximately 900 residences in Manhattan. The borrower sponsor developed the 255 Greenwich Property, designed by architect Emery Roth & Sons, in 1987. Other properties developed by the borrower sponsor in Lower Manhattan include One Seaport Plaza, 161 William Street, 200 Chambers Street, and 52 Broadway. The non-recourse carveout guarantor for the 255 Greenwich Whole Loan is Jonathan D. Resnick, who is the President and a third-generation operator of the borrower sponsor.

Property Management. The 255 Greenwich Property is managed by Jack Resnick & Sons, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $3,188,067 into a real estate tax reserve, (ii) $1,623,080 into an outstanding TI/LC reserve and (iii) approximately $193,184 into a rent abatement reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $273,643 per month).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

Insurance Reserve – The 255 Greenwich Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 255 Greenwich Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender (x) evidence of renewal of such policies pursuant to the 255 Greenwich Whole Loan documents and (y) no later than 45 days following the inception or renewal of such policies, paid receipts for the related insurance premiums. At origination, there was such a blanket policy in place.

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $10,444 into a reserve for capital expenditures.

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $52,218 for future leasing obligations.

Lockbox / Cash Management. The 255 Greenwich Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender within 30 days of the loan origination date, and within 10 business days after the lockbox account is established, must direct all tenants to deposit rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents from the 255 Greenwich Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the borrower is required to establish a lender-controlled cash management account, into which, during the continuance of a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account. Provided no event of default is continuing under the 255 Greenwich Whole Loan, funds on deposit in the cash management account are required to be applied on each monthly payment date, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 255 Greenwich Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, (iv) to fund the required monthly deposits into the rollover reserve and the replacement reserve, as described above under “Escrows and Reserves,” and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the 255 Greenwich Whole Loan during the continuance of a Cash Sweep Event Period (provided that if a Cash Sweep Event Period is commenced in connection with any combination of clauses (A) (ii) (iii) (iv) and/or (v) of the definition of Cash Sweep Event Period, the lender is required to release funds in such account to the borrower to pay operating expenses, extraordinary expenses, and rollover and replacement reserves to the extent there is insufficient cash flow during any month to pay the same). Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing, all funds on deposit in such excess cash flow account will be returned to the borrower.

A “Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the 255 Greenwich Whole Loan, (ii) the debt service coverage ratio of the 255 Greenwich Whole Loan being less than 1.25x at the end of any calendar quarter, (iii) the occurrence of a Tenant Credit Event (as defined below), (iv) the occurrence of a BMCC Lease Expiration Event (as defined below), (v) the occurrence of a Tenant Downgrade Event (as defined below), (vi) the date that is 18 months prior to the maturity date, if prior to such date DCAS has executed a written agreement to vacate the DCAS space and relocate the personnel in the DCAS space to a location other than the 255 Greenwich Property; and (B) expiring upon (i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure or waiver by the lender (if applicable) of such event of default, (ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters; (iii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, as applicable, (W) the lease of the BMCC/City Tenant (as defined below) is affirmed by the trustee in any such petition, case or proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (X) if the Tenant Credit Event is the result of an involuntary petition to which BMCC/City Tenant did not consent, the date that such petition is discharged or dismissed, (Y) the BMCC/City Tenant is open for business and in occupancy of substantially all of the premises leased pursuant to its lease, or (Z) in the event the BMCC/City Tenant is no longer in occupancy, the premises formerly occupied by the BMCC/City Tenant is re-leased to a new tenant on terms and conditions acceptable to the lender in its reasonable discretion; (iv) regarding any Cash Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Collateral Term Sheet	BMO 2026-C14
No. 8 – 255 Greenwich

Event Period commenced in connection with clause (A)(iv) above, (X) BMCC renews or extends the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender, or (Y) substantially all of the premises formerly occupied by BMCC is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender, and each new tenant delivers to the lender an estoppel certificate certifying that such new tenant is in occupancy of substantially all of its space, is open for business, and is paying full, unabated rent with no outstanding remaining landlord obligations (provided, that if the borrower reserves with the lender any free rent to which each applicable tenant is entitled, then such estoppel will not be required to evidence that such tenant is paying full, unabated rent); (v) regarding any Cash Sweep Event Period commenced in connection with clause (A)(v) above, the BMCC/City Tenant maintains a long-term unsecured debt rating of at least “BBB-” from S&P or an equivalent rating from any of the other rating agencies which rate such entity; and (vi) regarding any Cash Sweep Event Period commenced in connection with clause (A)(vi) above, (a) substantially all of the premises formerly occupied by DCAS is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender; and (b) the borrower has deposited with the lender an amount of funds sufficient (as determined by the lender in its sole but good faith discretion taking into account all cash then on deposit in the excess cash flow account, which, subject to the terms and conditions of the loan agreement, must be made available to the borrower to pay for such items) to pay for all obligations of the borrower with respect to leasing obligations.

“Adjusted Net Cash Flow” means the underwritten net operating income less (a) normalized tenant improvement and leasing commission expenditures equal to $1.00 PSF per annum, and (b) normalized capital improvements equal to $0.20 PSF per annum.

“BMCC/City Tenant” means (i) BMCC, which is in occupancy of the BMCC space pursuant to the BMCC lease as of the loan origination date, (ii) DCAS, which is in occupancy of the DCAS space pursuant to the DCAS lease as of the loan origination date, and (iii) any other lessee(s) of the entire or substantially all of the BMCC space (if any) and/or the entire or substantially all of the DCAS space (if any) following the expiration or earlier termination of the BMCC lease and/or the DCAS lease, as applicable.

“BMCC Lease Expiration Event” means the lapse of the day that is 18 months prior to the expiration date set forth in the BMCC lease and BMCC has not otherwise renewed or extended the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender.

“Tenant Credit Event” means a BMCC/City Tenant (a) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seeking or consenting to the appointment of a receiver, liquidator or any similar official, (c) taking any action that would cause such entity to become insolvent, or (d) making an assignment for the benefit of creditors.

“Tenant Downgrade Event” means any BMCC/City Tenant (other than any BMCC/City Tenant as set forth in clause (iii) of the definition of “BMCC/City Tenant” that does not have a long-term unsecured debt rating) failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent rating from each of the other rating agencies which rate such entity, provided that for purposes of determining the credit ratings of the BMCC/City Tenants (x) with respect to BMCC, such credit rating will be based upon the issuer rating of BMCC (which as of the loan origination date was rated at least AA- by S&P) and (y) with respect to DCAS, such credit rating will be based upon the City of New York general obligation bond issuer rating (which as of the loan origination date was rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Collateral Term Sheet	BMO 2026-C14
No. 9 – Houston Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Collateral Term Sheet	BMO 2026-C14
No. 9 – Houston Multifamily Portfolio

Houston Multifamily Portfolio
1 Vista Oaks Apartments Houston, TX
2 Oaks at Nassau Bay Houston, TX
3 Broadway Village Apartments Houston, TX
The Woodlands
Willow
Tomball
ExxonMobil Houston Campus
MONTGOMERY COUNTY
Spring
Klein
David Wayne Hooks Mem. Airport
HARRIS COUNTY
University of Houston - Downtown NW
Lone Star College - North Harris
Humble
George Bush Intcl. Airport
Cypress
Sam Houston Tollway
Atascocita
Sam Houston Race Park
Aldine
Jersey Village
North Houston
East Houston
Dwight D Eisenhower Park
Crosby
Sheldon
Barrett
HOUSTON
Northside
North Loop
Highlands
Energy Corridor
Katy Frwy
Houston Heights
Channelview
Cloverleaf
East Frwy
City Centre
Uptown
Downtown
Jacinto City
San Jacinto State Park
Westchase
Midtown
Galena Park
Baytown
West Oaks Mall
Westpark Tollway
Houston Galleria
Bellaire
Rice Univ.
University of Houston
Gulf Frwy
Pasadena Frwy
Mission Bend
NRG Stadium
South Loop
Deer Park
La Porte
Pasadena
Houston Baptist University
South Houston
William P. Hobby Airport
San Jacinto Coll. Central
La Porte Municipal Airport
Sugar Land
Stafford
Ellington Airport
Univ. of Houston-Clear Lake
Seabrook
Sam Houston Tollway
Brookside Village
NASA/Johnson Space Ctr.
Missouri City
Pearland
Galveston Rd
Gulf Frwy
Kemah
Fresno
Baybrook Mall
Webster
Kemah Boardwalk
Friendswood
League City
Bacliff
Houston SW Airport
Thompsons
Sienna Plantation
Manvel
GALVESTON COUNTY
FORT BEND COUNTY
Morris Ave
Dickinson
BRAZORIA COUNTY
Alvin
Texas City
Grand Pkwy
North Frwy
Hardy Toll Road
Eastex Frwy
Eldridge Pkwy
Gessner Dr
West Loop
East Loop
Beaumont Hwy
Crosby Frwy
Main St.
Cullen Blvd
South Frwy
Fort Bend Pkwy
Conroe
The Woodlands
Spring
Atascocita
Humble
HOUSTON
Pasadena
Pearland
Sugar Land
Missouri City
League City
Texas City
Baytown
Deer Park
Rosenberg
Richmond
Katy
Friendswood
Galveston Bay
Cleveland
Dayton
Tomball
Navasota

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Collateral Term Sheet	BMO 2026-C14
No. 9 – Houston Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.0%	Net Rentable Area (Units)(3):	628
Loan Purpose:	Refinance	Location:	Houston, TX
Borrowers:	APT Broadway Village, LLC, APTONB, LLC and APTVO, LLC	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	94.2%
Interest Rate:	7.05000%	Occupancy Date:	11/17/2025
Note Date:	11/19/2025	4th Most Recent NOI (As of):	$3,460,133 (12/31/2022)
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of):	$3,437,546 (12/31/2023)
Interest-Only Period:	120 months	2nd Most Recent NOI (As of):	$3,542,530 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,700,393 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	89.5%
Amortization Type:	Interest Only	UW Revenues:	$6,254,051
Call Protection:	L(24),YM1(91),O(5)	UW Expenses:	$2,654,220
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,599,831
Additional Debt(1):	Yes	UW NCF:	$3,411,431
Additional Debt Balance(1):	$11,000,000	Appraised Value / Per Unit:	$54,900,000 / $87,420
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/18/2025; 9/26/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$57,325
Taxes:	$273,986	$76,373	N/A	Maturity Date Loan / Unit:	$57,325
Insurance:	$202,715	$28,312	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$15,700	N/A	Maturity Date LTV:	65.6%
Deferred Maintenance:	$709,000	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$36,000,000	100.0%	Loan Payoff	$29,418,968	81.7%
			Return of Equity	4,044,996	11.2
			Closing Costs(4)	1,350,335	3.8
			Upfront Reserves	1,185,700	3.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	The Houston Multifamily Portfolio Mortgage Loan (as defined below) is part of the Houston Multifamily Portfolio Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $36,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Houston Multifamily Portfolio Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	See “The Properties” below for more information.
(4)	Closing Costs include an interest rate buy-down credit of $250,000.

The Loan. The ninth largest mortgage loan (the “Houston Multifamily Portfolio Mortgage Loan”) is part of a whole loan (the “Houston Multifamily Portfolio Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $36,000,000. The Houston Multifamily Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Notes A-2 and A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000. The Houston Multifamily Portfolio Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in three garden-style multifamily properties containing 628 units located in Houston, Texas (the “Houston Multifamily Portfolio Properties”). The Houston Multifamily Portfolio Whole Loan was originated on November 19, 2025 by SMC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Houston Multifamily Portfolio Whole Loan has a ten-year interest-only term accruing interest at a rate of 7.05000% per annum on an Actual/360 basis. The scheduled maturity date of the Houston Multifamily Portfolio Whole Loan is December 6, 2035.

The Houston Multifamily Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 trust securitization. The relationship between the holders of notes evidencing the Houston Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Houston Multifamily Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$10,000,000	$10,000,000	BMO 2026-C14	Yes
A-2	$8,000,000	$8,000,000	BMO 2026-C14	No
A-3	$7,000,000	$7,000,000	BMO 2026-C14	No
A-4(1)	$6,000,000	$6,000,000	Starwood Mortgage Capital LLC	No
A-5(1)	$4,000,000	$4,000,000	Starwood Mortgage Capital LLC	No
A-6(1)	$1,000,000	$1,000,000	Starwood Mortgage Capital LLC	No
Whole Loan	$36,000,000	$36,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Houston Multifamily Portfolio Properties are comprised of three garden-style multifamily properties built in between 1965 and 1977. The borrower sponsor acquired the Houston Multifamily Portfolio Properties in 2017 and 2018 for an aggregate purchase price of $33.75 million, and has since spent approximately $11.5 million in ongoing capital improvements since acquisition equating to a total cost basis of approximately $45.25 million.

The following table presents certain information relating to the Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Vista Oaks Apartments	1977 / 2019	256	95.3%	$16,786,885	46.6%	$25,600,000	46.6%	$1,813,020	50.4%
Oaks at Nassau Bay	1965 / 2022	162	93.8%	10,622,951	29.5	16,200,000	29.5	902,860	25.1
Broadway Village Apartments	1973 / 2021	210	93.3%	8,590,164	23.9	13,100,000	23.9	883,951	24.6
Total/Wtd. Avg.		628	94.2%	$36,000,000	100.0%	$54,900,000	100.0%	$3,599,831	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of November 17, 2025.
(3)	The Houston Multifamily Portfolio Whole Loan documents do not permit the release of any of the Houston Multifamily Portfolio Properties.

Vista Oaks Apartments. As of November 17, 2025, the Vista Oaks Apartments property was 95.3% occupied. The Vista Oaks Apartments property is located at 225 Aldine Bender Road, approximately 15 miles north of downtown Houston. The 7.61-acre parcel is improved with 16 two-story apartment buildings of wood frame construction. Community amenities include laundry facilities, surface parking and a playground. The Vista Oaks Apartments property has access to major thoroughfares as it is located approximately 1.2 miles from the Sam Houston Tollway. The Vista Oaks Apartments property is located approximately two miles from a retail corridor that features a Walmart Supercenter, Home Depot, Ross, Marshalls and various national restaurant brands.

The Vista Oaks Apartments property features one- and two-bedroom layouts ranging in size from 607 to 1,018 square feet. Market rents range from approximately $810 to $1,040 per month, with an average market rent of approximately $914 and an average unit size of 800 square feet. Unit amenities include electric range and oven, refrigerators, garbage disposals and ceramic tiling throughout. Air conditioning, ceiling fans and a private balcony/patio are available in all units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The borrower sponsor acquired the Vista Oaks Apartments property in November 2018 for a purchase price of approximately $13.25 million. Since acquisition, the borrower sponsor has completed approximately $4.2 million in capital improvements including unit upgrades, roof replacement, ceramic tiling, plumbing and electrical repairs, HVAC replacement, parking lot work, new appliances and other expenditures.

Vista Oaks Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	64	25.0%	58	90.6%	38,848	607	$810	$1.33	$811	$1.34
1 BR / 1 BA	84	32.8	79	94.0%	61,152	728	$870	$1.20	$871	$1.20
2 BR / 1 BA	56	21.9	56	100.0%	51,800	925	$980	$1.06	$1,003	$1.08
2 BR / 1.5 BA	52	20.3	51	98.1%	52,936	1,018	$1,040	$1.02	$1,054	$1.03
Total/Wtd. Avg.	256	100.0%	244	95.3%	204,736	800	$914	$1.14	$925	$1.15
(1)	As provided by the borrowers as of November 17, 2025.
(2)	Source: Appraisal.

Oaks at Nassau Bay. As of November 17, 2025, the Oaks at Nassau Bay property was 93.8% occupied. The Oaks at Nassau Bay property is located at 18100 Nassau Bay Drive, approximately 25 miles southeast of downtown Houston. The 6.22-acre parcel is improved with 18 two-story apartment buildings of wood frame construction. Community amenities include laundry facilities, courtyard, pool and surface parking. The Oaks at Nassau Bay property is located approximately three miles from the Gulf Freeway, a north-south freeway that provides access to downtown Houston, the Sam Houston Tollway and Interstate 610. There is a Walmart Supercenter, Target, Costco, Best Buy and Marshalls, among other retailers, located within approximately a 10-minute drive of the Oaks at Nassau Bay property. The Baybrook Mall, a 320,000 square foot super-regional mall with a tenant roster that includes Macy’s, Dillard’s, JCPenney and Apple, is located approximately 3.5 miles from the Oaks at Nassau Bay property.

The Oaks at Nassau Bay property features one- and two-bedroom layouts ranging in size from 845 to 1,300 square feet. Market rents range from approximately $900 to $1,315 per month, with an average market rent of approximately $1,029 and an average unit size of 1,008 square feet. Unit amenities include gas range/oven, refrigerators, garbage disposals, ceramic tiling throughout and dishwashers. Air conditioning, private balcony/patio and ceiling fans are available in all units.

The borrower sponsor acquired the Oaks at Nassau Bay property in August 2018 for a purchase price of approximately $14.0 million. Since acquisition, the borrower sponsor has completed approximately $3.5 million in capital improvements including unit upgrades, ceramic tiling, plumbing and electrical repairs, HVAC repair/replacement and other expenditures.

Oaks at Nassau Bay Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	78	48.1%	72	92.3%	65,910	845	$900	$1.07	$965	$1.14
1 BR / 1 BA	14	8.6	12	85.7%	12,600	900	$960	$1.07	$1,043	$1.16
2 BR / 2 BA	62	38.3	60	96.8%	74,400	1,200	$1,170	$0.98	$1,231	$1.03
2 BR / 2 BA	8	4.9	8	100.0%	10,400	1,300	$1,315	$1.01	$1,379	$1.06
Total/Wtd. Avg.	162	100.0%	152	93.8%	163,310	1,008	$1,029	$1.02	$1,098	$1.08
(1)	As provided by the borrowers as of November 17, 2025.
(2)	Source: Appraisal.

Broadway Village Apartments. As of November 17, 2025, the Broadway Village Apartments property was 93.3% occupied. The Broadway Village Apartments property is located at 8400 Broadway Street, approximately nine miles southeast of downtown Houston. The 6.65-acre parcel is improved with 18 two-story apartment buildings of wood frame construction. Community amenities include laundry facilities, storage space and surface parking. The Broadway Village Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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property is located approximately one mile from the Gulf Freeway, a north-south freeway that provides access to downtown Houston, the Sam Houston Tollway and Interstate 610. There is a Kroger, Family Dollar and other retailers located a short drive from the Oaks at Nassau Bay property.

The Broadway Village Apartments property features one- and two-bedroom layouts ranging in size from 520 to 1,085 square feet. Market rents range from approximately $645 to $830 per month, with an average market rent of approximately $709 and an average unit size of 731 square feet. Unit amenities include electric range/oven, refrigerators, garbage disposals and ceramic tiling throughout. Air conditioning, private balcony/patio and ceiling fans are available in all units.

The borrower sponsor acquired the Broadway Village Apartments property in August 2017 for a purchase price of approximately $6.5 million. Since acquisition, the borrower sponsor has completed approximately $3.8 million in capital improvements including unit upgrades, ceramic tiling, plumbing and electrical repairs, HVAC repair/replacement and other expenditures.

Broadway Village Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	24	11.4%	23	95.8%	12,480	520	$645	$1.24	$625	$1.20
1 BR / 1 BA	62	29.5	55	88.7%	39,184	632	$670	$1.06	$660	$1.04
1 BR / 1 BA	44	21.0	41	93.2%	30,976	704	$675	$0.96	$672	$0.95
2 BR / 1 BA	60	28.6	57	95.0%	49,260	821	$765	$0.93	$771	$0.94
2 BR / 1.5 BA	10	4.8	10	100.0%	10,850	1,085	$790	$0.73	$810	$0.75
2 BR / 2 BA	10	4.8	10	100.0%	10,750	1,075	$830	$0.77	$827	$0.77
Total/Wtd. Avg.	210	100.0%	196	93.3%	153,500	731	$709	$0.97	$707	$0.96
(1)	As provided by the borrowers as of November 17, 2025.
(2)	Source: Appraisal.

The Markets. According to the appraisal, the Vista Oaks property is located in the Houston Area multifamily market. As of August 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 10.2%. According to the appraisal, the Vista Oaks property is located in the Greenspoint/Northborough/Aldine multifamily submarket. As of August 2025, the Greenspoint/Northborough/Aldine multifamily submarket average monthly asking rent per square foot was $1.18 and vacancy was 11.1%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Vista Oaks property was 19,343, 97,202 and 255,901, respectively. The estimated 2024 average household income within the same radii was $49,497, $58,184 and $68,233, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable multifamily rental properties to Vista Oaks property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Vista Oaks Apartments(2) 225 Aldine Bender Road Houston, TX	1977 / 2019	95.3%	256	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	607 728 925 1,018	$1.34 $1.20 $1.08 $1.03	$811 $871 $1,003 $1,054
Imperial Landing Apartments 16001 Cotillion Drive Houston, TX	1970 / 2018	90.0%	264	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	545 676 834 930	$1.54 $1.27 $1.16 $1.06	$839 $859 $969 $989
Sausalito Apartments 16250 Imperial Valley Drive Houston, TX	1978 / NAP	94.0%	189	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	610 740 930 1,070 1,170	$1.47 $1.24 $1.25 $1.28 $1.21	$899 $919 $1,160 $1,370 $1,420
Casa Verde 2 Goodson Drive Houston, TX	1971 / 2021	96.0%	384	Studio / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 2BA	484 620 660 670 755 780 885 782 940 990 1,027	$1.49 $1.58 $1.48 $1.46 $1.32 $1.41 $1.26 $1.44 $1.26 $1.11 $1.29	$723 $978 $980 $980 $1,000 $1,100 $1,117 $1,125 $1,183 $1,099 $1,325
Los Prados 125 Dyna Drive Houston, TX	1977 / 2017	94.0%	264	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA	538 632 751 895 924 1,054	$1.51 $1.42 $1.21 $1.37 $1.34 $1.26	$815 $900 $910 $1,230 $1,240 $1,325
Serena Heights 17103 Imperial Valley Drive Houston, TX	1979 / 2003	97.0%	310	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	527 531 571 607 617 631 643 664 840 817	$1.22 $1.29 $1.10 $1.13 $1.04 $1.03 $1.14 $1.17 $1.51 $1.36	$645 $687 $630 $687 $640 $652 $730 $774 $1,267 $1,110

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of November 17, 2025.

According to the appraisal, the Oaks at Nassau Bay property is located in the Houston Area multifamily market. As of August 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 10.2%. According to the appraisal, the Oaks at Nassau Bay property is located in the Clear Lake/Webster/League City multifamily submarket. As of August 2025, the Clear Lake/Webster/League City multifamily submarket average monthly asking rent per square foot was $1.43 and vacancy was 7.3%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Oaks at Nassau Bay property was 7,930, 65,155 and 142,896, respectively. The estimated 2024 average household income within the same radii was $153,352, $135,844 and $125,660, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable multifamily rental properties to the Oaks at Nassau Bay property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Oaks at Nassau Bay(2) 18100 Nassau Bay Drive Houston, TX	1965 / 2022	93.8%	162	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA	845 900 1,200 1,300	$1.14 $1.16 $1.03 $1.06	$965 $1,043 $1,231 $1,379
Regatta 1315 Nasa Parkway Houston, TX	1968 / 1994	96.0%	490	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 2BR / 2.5BA	658 685 700 853 880 919 1,079 1,183 1,190 1,227 1,190	$1.33 $1.31 $1.32 $1.18 $1.08 $1.14 $1.21 $1.08 $1.02 $1.08 $1.09	$874 $900 $921 $1,005 $953 $1,045 $1,308 $1,275 $1,217 $1,325 $1,301
The Sapphire Resort Apartments 2002 San Sebastian Houston, TX	1965 / 2019	94.0%	248	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA	690 800 900 975 1,100 1,200	$1.26 $1.15 $1.02 $1.03 $1.02 $0.94	$867 $918 $915 $1,006 $1,123 $1,123
506 South 506 South Austin Street Webster, TX	1965 / 2013	94.0%	180	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA 3BR / 2BA 2BR / 2BA	560 620 640 650 880 925 1,050 1,125 1,162 1,296	$1.52 $1.45 $1.49 $1.42 $1.19 $1.15 $1.11 $1.18 $1.23 $0.94	$850 $899 $955 $920 $1,049 $1,065 $1,165 $1,325 $1,425 $1,214
The Shore 501 Davis Road League City, TX	1984 / 2019	95.0%	176	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	655 682 900 1,000	$1.23 $1.22 $1.06 $1.06	$803 $833 $951 $1,055
CP Waterfront 451 Constellation Boulevard League City, TX	1984 / NAP	94.0%	264	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	689 733 742 871 1,000 1,152	$1.74 $1.58 $1.49 $1.60 $1.49 $1.50	$1,198 $1,158 $1,103 $1,390 $1,489 $1,733

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of November 17, 2025.

According to the appraisal, the Broadway Village Apartments property is located in the Houston Area multifamily market. As of August 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 10.2%. According to the appraisal, the Broadway Village Apartments property is located in the U of H/I-45 South multifamily submarket. As of August 2025, the U of H/I-45 South multifamily submarket average monthly asking rent per square foot was $1.18 and vacancy was 7.2%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Broadway Village Apartments property was 22,038, 113,424 and 313,367, respectively. The estimated 2024 average household income within the same radii was $65,311, $70,377 and $72,079, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable multifamily rental properties to the Broadway Village Apartments property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Broadway Village Apartments(2) 8400 Broadway Street Houston, TX	1973 / 2021	93.3%	210	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 2BA	520 632 704 821 1,085 1,075	$1.20 $1.04 $0.95 $0.94 $0.75 $0.77	$625 $660 $672 $771 $810 $827
Pebble Walk 8500 Broadway Street Houston, TX	1971 / NAP	97.0%	228	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA	543 630 655 912	$1.34 $1.19 $1.17 $1.04	$730 $750 $765 $950
Plaza at Hobby Airport 8501 Broadway Street Houston, TX	1979 / 2014	90.0%	328	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	565 615 630 720 912 964	$1.17 $1.15 $1.21 $1.09 $0.93 $0.97	$661 $705 $760 $788 $850 $938
Savannah Apartments 8800 Broadway Street Houston, TX	1975 / 2018	89.0%	306	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA	660 713 850 900 1,050 1,060	$1.09 $1.09 $1.08 $1.08 $1.09 $1.07	$718 $774 $920 $970 $1,140 $1,138
The Reserve at Bellfort 7987 Bellfort Street Houston, TX	1962 / 2019	94.0%	204	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA	735 735 1,055 1,055	$1.16 $1.43 $1.14 $1.38	$849 $1,049 $1,199 $1,459
Willow Tree 4910 Allendale Road Houston, TX	1971 / 2013	98.0%	203	1BR / 1BA 2BR / 1BA 2BR / 1.5BA 3BR / 2.5BA 3BR / 2.5BA 4BR / 2.5BA	680 830 930 1,175 1,300 1,275	$1.22 $1.03 $0.95 $1.02 $1.02 $1.02	$830 $855 $880 $1,195 $1,320 $1,295

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of November 17, 2025.

Appraisals. According to the appraisals, the Houston Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $54,900,000 as of September 18, 2025 and September 26, 2025. The table below shows the appraisals’ “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate(2)
Vista Oaks Apartments	Direct Capitalization Approach	$25,600,000	6.25%
Oaks at Nassau Bay	Direct Capitalization Approach	$16,200,000	6.00%
Broadway Village Apartments	Direct Capitalization Approach	$13,100,000	6.50%
(1)	Source: Appraisals.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated October 2, 2025, there was no evidence of any recognized environmental conditions at the Houston Multifamily Portfolio Properties except with regard to the Vista Oaks property, which Phase I environmental assessment revealed a REC related to groundwater impacts attributed to off-site dry cleaners. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the historical and current occupancy of the Houston Multifamily Portfolio Properties:

Historical and Current Occupancy(1)
Property	2022	2023	2024	Current(2)
Vista Oaks Apartments	98.0%	95.0%	95.0%	95.3%
Oaks at Nassau Bay	90.0%	94.0%	94.0%	93.8%
Broadway Village Apartments	91.0%	97.0%	93.0%	93.3%
Wtd. Avg.	93.6%	95.4%	94.1%	94.2%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of November 17, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Houston Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$5,372,191	$5,532,857	$5,832,887	$6,021,986	$6,728,556	$10,714	100.0%
Net Rental Income	$5,372,191	$5,532,857	$5,832,887	$6,021,986	$6,728,556	$10,714	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(706,570)	(1,125)	(10.5)
Other Income(3)	235,974	211,817	227,296	232,065	232,065	370	3.4
Effective Gross Income	$5,608,165	$5,744,675	$6,060,183	$6,254,051	$6,254,051	$9,959	92.9%
Real Estate Taxes	627,533	740,021	809,019	809,019	773,300	1,231	12.4
Insurance	162,306	166,229	192,180	203,467	339,747	541	5.4
Other Expenses(4)	1,358,193	1,400,880	1,516,454	1,541,173	1,541,173	2,454	24.6
Total Expenses	$2,148,032	$2,307,129	$2,517,653	$2,553,658	$2,654,220	$4,226	42.4%
Net Operating Income	$3,460,133	$3,437,546	$3,542,530	$3,700,393	$3,599,831	$5,732	57.6%
Capital Expenditures	0	0	0	0	188,400	300	3.0
Net Cash Flow	$3,460,133	$3,437,546	$3,542,530	$3,700,393	$3,411,431	$5,432	54.5%
(1)	TTM reflects the trailing 12 months ending September 30, 2025.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes laundry income, late fees, forfeited deposits and miscellaneous income.
(4)	Other Expenses includes management fees, utilities, repairs and maintenance, general and administrative and payroll and benefits.

The Borrowers. The borrowers are APT Broadway Village, LLC, APTONB, LLC and APTVO, LLC, each a Texas limited liability company and special purpose entity with a special purpose entity Delaware limited liability company serving as each borrower’s managing member with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Houston Multifamily Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Gary W. Gates, Jr., who owns and manages 47 multifamily properties totaling approximately 10,000 units primarily in the greater Houston, Texas area.

Property Management. The Houston Multifamily Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $273,986 for real estate taxes, (ii) $202,715 for insurance premiums and (iii) $709,000 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $76,373.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Collateral Term Sheet	BMO 2026-C14
No. 9 – Houston Multifamily Portfolio

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $28,312.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $15,700 for replacement reserves ($300 per unit annually).

Lockbox / Cash Management. The Houston Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. The Houston Multifamily Portfolio Whole Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the remainder of the Houston Multifamily Portfolio Whole Loan term. Following a Sweep Event Period, the borrowers are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Houston Multifamily Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Houston Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Houston Multifamily Portfolio Whole Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Houston Multifamily Portfolio Whole Loan documents; and (ii) commencing on or after May 19, 2026, the date on which the debt service coverage ratio (based on (the “DSCR”) is less than 1.15x based on the trailing 12 months.

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; and (b) clause (ii), upon the DCSR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

Park Center Plaza I, II, III
6100, 6150 and 6050 Oak Tree Boulevard
Independence, OH 44131
CLEVELAND
Downtown Cleveland 1 mile
Ohio City
Cleveland Clinic Lutheran Hospital
Cleveland Clinic Children's Hospital
Shaker Heights
Industrial Valley
Luke Easter Park
Kinsman Rd.
Clark Ave.
Union Ave.
Storer Ave.
MetroHealth Medical Center Main Campus
Steelyard Commons
Stockyards
Corlett
Lee Miles
Washington GC
Brookside Park
Dension Ave.
Harvard Ave.
Cleveland Metroparks Zoo
Memphis Ave.
Miles Ave.
Universal Steel Company
Cleveland-Hopkins Intl. Airport 7 miles
South Hills
Cuyahoga Heights
Garfield Park
Garfield Heights
Cleveland Clinic - Marymount Hospital
Brookview Shopping Ctr.
Brooklyn Heights
Amazon Distribution Center
Granger Rd.
Quarry Square
Snow Rd.
Maple Heights
Cleveland Clinic - Independence
Kent State College of Podiatric Medicine
Rockside Corners
Garfield Commons
Rockside Rd.
Ridgewood Dr.
Corporate Plaza Office Park
Parma
CUYAHOGA COUNTY
Ridgewood GC
Chestnut Rd.
Valley View
The Shoppes at Parma
Independence
CUYAHOGA VALLEY NATIONAL PARK
Astorhurst CC
Seven Hills
E. Pleasant Valley Rd.
Pleasant Valley Shopping Center
Tri-City Shopping Center
E. Sprague Rd.
E. Wallings Rd.
North Royalton
W. Wallings Rd.
Broadview Heights
Willow Frwy
Lake Erie
Lakewood
Euclid
Mentor
Parma
Strongsville
North Royalton
Brunswick
Hudson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,935,042	Property Type – Subtype:	Office – Suburban
% of IPB:	3.9%	Net Rentable Area (SF):	422,262
Loan Purpose:	Refinance	Location:	Independence, OH
Borrower:	Park Center Plaza LP	Year Built / Renovated:	1998-2001 / NAP
Borrower Sponsors:	Joseph Greenberg and Bradley Coven	Occupancy:	94.6%
Interest Rate:	6.90000%	Occupancy Date:	10/24/2025
Note Date:	11/13/2025	4th Most Recent NOI (As of):	$5,001,582 (12/31/2022)
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of):	$5,366,732 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$5,354,392 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$5,363,011 (TTM 7/31/2025)
Original Amortization Term:	276 months	UW Economic Occupancy:	95.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$9,928,704
Call Protection(2):	L(11),YM1(15),DorYM1(87),O(7)	UW Expenses:	$4,158,695
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,770,009
Additional Debt(1):	Yes	UW NCF:	$4,621,456
Additional Debt Balance(1):	$6,981,812	Appraised Value / Per SF:	$61,200,000 / $145
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/17/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$346,799	$86,700	N/A	Maturity Date Loan / SF:	$57
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.2%
Replacement Reserves:	$0	$7,741	N/A	Maturity Date LTV:	39.6%
Deferred Maintenance:	$6,875	$0	N/A	UW NCF DSCR:	1.66x
TI / LC Reserve:	$0	$212,971	N/A	UW NOI Debt Yield:	18.1%
Other(4):	$226,553	Springing	$2,500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$32,000,000	94.4%	Loan Payoff	$32,782,700	96.8%
Borrower Sponsor Equity	1,200,000	3.5	Upfront Reserves	580,227	1.7
Existing Debt Reserve	683,107	2.0	Closing Costs	520,180	1.5
Total Sources	$33,883,107	100.0%	Total Uses	$33,883,107	100.0%
(1)	The Park Center Plaza I, II, III Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of approximately $32,000,000 (the “Park Center Plaza I, II, III Whole Loan”). The financial information presented in the chart above is based on the Park Center Plaza I, II, III Whole Loan.
(2)	The lockout period will be at least 11 payment dates beginning with and including the first payment date on January 6, 2026. Defeasance of the Park Center Plaza I, II, III Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Park Center Plaza I, II, III Whole Loan to be securitized and (ii) November 13, 2028. In addition, on any business day after November 13, 2026, voluntary prepayment of the Park Center Plaza I, II, III Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in June 2035, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Park Center Plaza I, II, III Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BMO 2026-C14 securitization trust in February 2026. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other reserves include (i) an upfront deposit of $226,553 into an outstanding TI/LC reserve account and (ii) a springing monthly deposit into a Critical Tenant (as defined below) reserve with a cap of $2,500,000.

The Loan. The tenth largest mortgage loan (the “Park Center Plaza I, II, III Mortgage Loan”), is part of a fixed rate whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $31,916,853. The Park Center Plaza I, II, III Whole Loan is secured by the borrower’s fee interest in a 422,262 square foot office property in Independence, Ohio (the “Park Center Plaza I, II, III Property”). The Park Center Plaza I, II, III Whole Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

Date of approximately $24,935,042. The Park Center Plaza I, II, III Whole Loan was originated by Bank of Montreal (“BMO”) on November 13, 2025 and accrues interest at a rate of 6.90000% per annum. The Park Center Plaza I, II, III Whole Loan has a 10-year term, amortizes on a 23-year schedule and accrues interest on an Actual/360 basis. The scheduled maturity date of the Park Center Plaza I, II, III Whole Loan is December 6, 2035. The Park Center I, II, III Whole Loan is expected to be serviced pursuant to the pooling and serving agreement for the BMO 2026-C14 trust. See “Description of the Mortgage Pool – The Whole Loans – The Serviced Pari Passu Whole Loans” and “The Pooling and Service Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Park Center Plaza I, II, III Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,935,042	BMO 2026-C14	Yes
A-2(1)	$7,000,000	$6,981,812	BMO	No
Whole Loan	$32,000,000	$31,916,853
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Park Center Plaza I, II, III Property is a 422,262 square foot multi-tenant office property, comprised of three five-story, class A buildings, located in Independence, Ohio. The Park Center Plaza I, II, III Property is situated on a 20.01-acre site and was built from 1998 through 2001. As of October 24, 2025, the Park Center Plaza I, II, III Property was 94.6% occupied by 36 tenants. The Park Center Plaza I, II, III Property has 1,751 parking spaces between the covered and surface level parking, resulting in a ratio of approximately 4.15 spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are MAI Capital Management (“MAI”), United States of America General Services Administration Department of Veterans Affairs (“USA GSA Department of VA”), and Travelers Indemnity Company.

MAI (69,629 square feet; 16.5% of net rentable area; 17.5% of underwritten base rent) is a wealth management firm providing tailored financial planning and investment advisory services, founded in 1973 and based out of Cleveland, Ohio. MAI has been at the Park Center Plaza I, II, III Property since August 2022 and has current lease terms expiring August 31, 2028 (6,553 square feet, 1.7% of underwritten base rent) with one, four-year renewal option and no termination options, and August 14, 2032 (63,076 square feet, 15.8% of underwritten base rent) with two, five-year renewal options and no termination options.

USA GSA Department of VA (63,363 square feet; 15.0% of net rentable area; 9.8% of underwritten base rent) provides care for those who have served in the United States military and for their families, caregivers, and survivors. USA GSA Department of VA has been at the Park Center Plaza I, II, III Property since August 2010 and has a current lease that commenced in February of 2020 with a term through January 2035, with one, five-year renewal option. The USA GSA Department of VA may terminate its lease, in whole or in part, at any time on or after February 1, 2030 by providing no less than 90 days’ prior notice.

Travelers Indemnity Company (28,126 square feet; 6.7% of net rentable area; 8.2% of underwritten base rent) is a subsidiary of The Travelers Companies, Inc, an American insurance company that has provided coverage and service for over 170 years (“Travelers”). Travelers has more than 30,000 employees and over 15,000 independent agents and brokers in the United States, Canada, the United Kingdom and Ireland. Travelers Indemnity Company has been at the Park Center Plaza I, II, III Property since April 2007 and recently exercised a five-year extension option to extend its lease to December 31, 2029. Travelers Indemnity Company has one remaining five-year extension option and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

The following table presents certain information relating to the top 10 tenants by underwritten base rent at the Park Center Plaza I, II, III Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
MAI	NR/NR/NR	69,629	16.5%	$22.36	$1,556,749	17.5%	Various(3)
USA GSA Department of VA	NR/NR/NR	63,363	15.0%	$13.76	871,875	9.8%	1/31/2035(4)
Travelers Indemnity Company	NR/NR/NR	28,126	6.7%	$26.00	731,276	8.2%	12/31/2029
HQ Global Systems	NR/NR/NR	27,892	6.6%	$24.14	673,313	7.6%	6/30/2028
New York Life Insurance Company	NR/NR/NR	25,438	6.0%	$23.50	597,793	6.7%	11/30/2028
KeyFactor	NR/NR/NR	22,629	5.4%	$25.34	573,419	6.4%	1/31/2028
University Hospitals Health Systems Inc	NR/NR/NR	18,382	4.4%	$27.13	498,714	5.6%	6/30/2027
Orbis Education Services LLC	NR/NR/NR	15,706	3.7%	$24.65	387,153	4.3%	5/31/2030
Jackson Lewis, LLP	NR/NR/NR	14,037	3.3%	$24.90	349,521	3.9%	7/31/2027
Checkpoint Surgical Inc.	NR/NR/NR	13,771	3.3%	$23.61	325,133	3.6%	4/30/2028
Top 10 Tenant Occupied		298,973	70.8%	$21.96	$6,564,945	73.7%
Other Occupied		100,514	23.8%	$23.36	2,348,345	26.3%
Total Occupied		399,487	94.6%	$22.31	$8,913,290	100.0%
Vacant Space		22,775	5.4%
Totals/ Wtd. Avg.		422,262	100.0%
(1)	Based on the underwritten rent roll dated October 24, 2025, inclusive of rent steps through February 2027.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	MAI Capital Management has lease expiration dates of August 31, 2028 (6,553 square feet, 1.7% of underwritten base rent) and August 14, 2032 (63,076 square feet, 15.8% of underwritten base rent).
(4)	The USA GSA Department of VA may terminate its lease, in whole or in part, at any time on or after February 1, 2030 by providing no less than 90 days’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

The following table presents certain information relating to the lease rollover schedule at the Park Center Plaza I, II, III Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	22,775	5.4%	NAP	NAP	22,775	5.4%	NAP	NAP
2026 & MTM	5	8,038	1.9	192,321	2.2	30,813	7.3%	$192,321	2.2%
2027	4	34,968	8.3	911,387	10.2	65,781	15.6%	$1,103,709	12.4%
2028	9	110,577	26.2	2,670,215	30.0	176,358	41.8%	$3,773,923	42.3%
2029	4	38,062	9.0	907,555	10.2	214,420	50.8%	$4,681,478	52.5%
2030	8	40,474	9.6	982,657	11.0	254,894	60.4%	$5,664,135	63.5%
2031	3	29,706	7.0	700,806	7.9	284,600	67.4%	$6,364,941	71.4%
2032	4	74,299	17.6	1,676,474	18.8	358,899	85.0%	$8,041,415	90.2%
2033	0	0	0.0	0	0.0	358,899	85.0%	$8,041,415	90.2%
2034	0	0	0.0	0	0.0	358,899	85.0%	$8,041,415	90.2%
2035	1	63,363	15.0	871,875	9.8	422,262	100.0%	$8,913,290	100.0%
2036	0	0	0.0	0	0.0	422,262	100.0%	$8,913,290	100.0%
2037 & Beyond	0	0	0.0	0	0.0	422,262	100.0%	$8,913,290	100.0%
Total	38	422,262	100.0%	$8,913,290	100.00%
(1)	Based on the underwritten rent roll dated October 24, 2025, inclusive of rent steps through February 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The following table presents certain information relating to the historical occupancy of the Park Center Plaza I, II, III Property:

Historical and Current Occupancy(1)
2022(1)	2023(1)	2024(1)	Current(2)
95.7%	95.3%	95.7%	94.6%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated October 24, 2025.

Appraisal. According to the appraisal, the Park Center Plaza I, II, III Property had an “as-is” appraised value of $61,200,000 as of June 17, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$61,200,000	8.00%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Park Center Plaza I, II, III Property dated September 5, 2025 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the Park Center Plaza I, II, III Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

The Market. The Park Center Plaza I, II, III Property is located in Independence, Ohio, in the Cleveland metropolitan area office market and the Rockside Corridor office submarket, each within the Cleveland-Elyria, OH metropolitan statistical area “Cleveland MSA”. According to the appraisal, as of 2024, the Cleveland MSA has an estimated population of approximately 2.17 million people and a median annual household income of $68,279.

According to the appraisal, as of the first quarter of 2025, the Cleveland MSA office market has a total inventory of 111,290,224 square feet, with 9.2% vacancy and an asking rent of $19.35 per square foot, and the Rockside Corridor office submarket has a total inventory of 4,560,091 square feet, a vacancy rate of 16.6% and an asking rent of $21.74.

According to the appraisal, within a one-, three-, and five-mile radius of the Park Center Plaza I, II, III Property, the estimated 2024 population is 1,598, 51,945, and 207,508, respectively. Within these same radii, the estimated 2024 median annual household income is $124,151, $71,612 and $57,874, respectively.

The following table presents certain information relating to comparable office leases for the Park Center Plaza I, II, III Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (months)	Lease Type	Tenant SF	Rent PSF
Park Center Plaza I, II, III 6100, 6150 and 6050 Oak Tree Boulevard Independence, OH	1998-2001 / NAP	MAI Capital Management(2)	Aug-22(2)	120(2)	Modified Gross	69,629(2)	$22.36(2)
4141 Rockside Rd 4141 Rockside Road Seven Hills, OH	1984 / NAP	Confidential	June-25	126	Modified Gross	11,270	$25.00
Corporate Plaza II 6480 Rockside Woods Boulevard South Independence, OH	1991 / NAP	Everstaff International The Greater Cleveland Assoc.	May-25 Feb-25	64 60	Modified Gross Modified Gross	3,700 1,917	$20.50 $21.25
6100 Rockside Woods 6100 Rockside Woods Boulevard North Independence, OH	1980 / NAP	Suncrest Health Services Reztark Design Studio	Apr-25 Oct-24	96 84	Modified Gross Modified Gross	6,164 3,517	$25.05 $20.00
Corporate Plaza I 6450 Rockside Woods Boulevard North Independence, OH	1989 / NAP	Hickman, Lowder, Lidrbauch	Nov-24	124	Modified Gross	4,504	$20.50
Metro Center 6500 Rockside Road Independence, OH	1988 / NAP	Confidential	Sep-24	62	Modified Gross	2,688	$17.75
Freedom Square II 6000 Freedom Square Drive Independence, OH	1986 / NAP	Hobe & Lucas	Apr-24	75	Modified Gross	8,266	$19.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 24, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

The following table presents certain information relating to the operating history and underwritten cash flows of the Park Center Plaza I, II, III Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM July 2025	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$8,062,654	$8,669,616	$8,622,988	$8,699,471	$8,803,757	$20.85	84.9%
Rent Steps	0	0	0	0	109,533	0.26	1.1
Vacancy Lease-Up	0	0	0	0	512,438	1.21	4.9
Straight Line Rent	0	0	0	0	171,064	0.41	1.7
Total Base Rent	$8,062,654	$8,669,616	$8,622,988	$8,699,471	$9,596,791	$22.73	92.6%
Total Reimbursements	890,413	780,312	840,618	729,990	767,091	1.82	7.4
Net Rental Income	$8,953,067	$9,449,929	$9,463,606	$9,429,461	$10,363,882	$24.54	100.0%
Other Income(3)	60,667	77,803	76,610	77,260	77,260	0.18	0.7
(Vacancy/Credit Loss)	0	0	0	0	(512,438)	(1.21)	(4.9)
Effective Gross Income	$9,013,734	$9,527,732	$9,540,216	$9,506,721	$9,928,704	$23.51	95.8%
Management Fee	308,311	329,181	358,961	349,433	297,861	0.71	3.0
Real Estate Taxes	1,096,151	1,094,444	990,855	930,427	990,855	2.35	10.0
Insurance	53,286	53,286	51,854	54,738	60,867	0.14	0.6
Other Expenses(4)	2,554,404	2,684,088	2,784,154	2,809,112	2,809,112	6.65	28.3
Total Expenses	$4,012,152	$4,160,999	$4,185,824	$4,143,710	$4,158,695	$9.85	41.9%
Net Operating Income	$5,001,582	$5,366,732	$5,354,392	$5,363,011	$5,770,009	$13.66	58.1%
Total TI/LC, Capex/RR	0	0	0	0	1,148,553	2.72	11.6
Net Cash Flow	$5,001,582	$5,366,732	$5,354,392	$5,363,011	$4,621,456	$10.94	46.5%
(1)	Revenue-related figures are calculated as a % of Net Rental Income. All other line items are calculated as a % of Effective Gross Income.
(2)	Underwritten Rents in Place is based on the underwritten rent roll dated October 24, 2025, inclusive of rent steps through February 2027.
(3)	Other Income includes parking income, storage income and miscellaneous income.
(4)	Other Expenses include cleaning and janitorial, roads and grounds, repairs and maintenance, utilities, security, non-reimbursable, and general and administrative expenses.

The Borrower. The borrower for the Park Center Plaza I, II, III Whole Loan is Park Center Plaza LP, a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Park Center Plaza I, II, III Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Park Center Plaza I, II, III Whole Loan are Joseph Greenberg and Bradley Coven, principal and president, respectively, of Lee Cleveland (as defined below).

Property Management. The Park Center Plaza I, II, III Property is managed by Lee Cleveland Property Management, LLC (“Lee Cleveland”), an affiliate of the borrower sponsor. Lee Cleveland is a brokerage and property management services company specializing in the industrial, office and investment sectors of the Cleveland, Ohio commercial real estate market.

Escrows and Reserves. At origination of the Park Center Plaza I, II, III Whole Loan, the borrower deposited (i) approximately $346,799 into a real estate tax reserve account, (ii) $6,875 into a deferred maintenance reserve account and (iii) $226,553 into an outstanding TI/LC reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently equates to approximately $86,700.

Insurance Escrows – On each monthly payment date, if a blanket policy is not in place, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums that the lender estimates will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

payable for the renewal of coverage afforded by in place insurance policies at least 30 days prior to their expiration. As of origination, a blanket policy was in place for the Park Center Plaza I, II, III Property.

Replacement Reserves – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $7,741 into a replacement reserve account.

Outstanding TI/LC Reserve – The borrower is required to deposit (i) on each of the first four monthly payment dates, approximately $212,971 and (ii) on each monthly payment date thereafter approximately $87,971.

Critical Tenant Reserve – On each payment date upon the occurrence or continuance of a Critical Tenant Trigger Event (as defined below) in connection with a Critical Tenant, the borrower is required to deposit an amount equal to the excess cashflow generated by the Park Center Plaza I, II, III Property, provided that funds in the Critical Tenant reserve are equal to or less than $1,250,000 for each critical tenant ($2,500,000 total if a Critical Tenant Trigger Event has occurred with respect to both Critical Tenants, the “Critical Tenant Reserve Cap”).

A “Critical Tenant Trigger Event” means any of the following: (i) MAI or any guarantor of its lease at the Park Center Plaza I, II, III Property files for bankruptcy or becomes insolvent, (ii) a monetary event of default or other material non-monetary default by any Critical Tenant, (iii) (x) the occurrence of the last day of any period identified in the MAI lease within which MAI is eligible to exercise an extension or renewal option unless, on or prior to such date, MAI has provided written notice to the borrower of its exercise of such extension or renewal in accordance with the MAI lease and has otherwise satisfied all material conditions precedent to the exercise of such extension or renewal as required by the terms of the MAI lease, (y) the delivery by MAI of written notice of its intent to waive (or not exercise) any available extension or renewal option set forth in the MAI lease, or (z) the occurrence of the date that is 12 months prior to the expiration date of the MAI lease, (iv) (x) the termination of any Critical Tenant lease with respect to 10.0% or more of the premises subject to such Critical Tenant lease or (y) the delivery by any Critical Tenant of written notice of its intent to terminate the applicable Critical Tenant lease with respect to 10.0% or more of the applicable Critical Tenant leased space, and/or (v) any Critical Tenant permanently discontinues operations in (i.e., goes dark in), vacates, or is otherwise not in occupancy of 10.0% or more of the applicable Critical Tenant leased space.

A Critical Tenant Trigger Event will be cured, among other conditions as set forth in the Park Center Plaza I, II, III Whole Loan documents, so long as no other Critical Tenant Trigger Event has occurred or remains outstanding and upon (A), with respect to clause (i) above, any bankruptcy proceeding has been dismissed (or the applicable Critical Tenant lease has been affirmed in such proceeding) and the applicable Critical Tenant remains in occupancy of its lease space and is paying normal periodic rents or the applicable Critical Tenant lease has been terminated and replaced with an Approved Substitute Lease (as defined below), (B) with respect to clause (ii) above, the applicable Critical Tenant event of default has been cured or the applicable Critical Tenant lease has been terminated and replaced with an Approved Substitute Lease, (C) with respect to clause (iii) above, the (y)(a) the applicable Critical Tenant and the borrower have entered into an extension agreement, (b) all tenant improvement allowances, leasing commissions, free rent or other rent incentives, and all other material costs and expenses related thereto have been paid and satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender has been reserved with the lender, (c) the applicable Critical Tenant remains in occupancy of its lease space and is paying normal periodic rent, and (d) such Critical Tenant has provided to the lender an updated tenant estoppel certificate in form and substance reasonably acceptable to the lender, or (z) the applicable Critical Tenant lease has been terminated and replaced with an Approved Substitute Lease, (D) with respect to clause (iv) above, the Critical Tenant lease has been replaced with an Approved Substitute Lease and (E) with respect to clause (i) above, (x) the lender has been provided with evidence that the applicable Critical Tenant has resumed operations at the Park Center Plaza I, II, III Property, is paying normal periodic rent and is in compliance with terms in accordance with the applicable Critical Tenant lease, and has provided an updated tenant estoppel certificate acceptable to the lender, (y) if caused solely by the delivery of notice of intent to vacate, the applicable Critical Tenant has provided written notice rescinding such notice of intent to vacate, or (z) the applicable Critical Tenant lease has been terminated and the Approved Substitute Lease conditions have been satisfied with respect to such terminated Critical Tenant lease.

A “Critical Tenant” means, individually or collectively, (i) MAI, (ii) USA GSA Department of VA and (iii) any other tenant pursuant to an Approved Substitute Lease that is a Critical Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Collateral Term Sheet	BMO 2026-C14
No. 10 – Park Center Plaza I, II, III

An “Approved Substitute Lease” means, with respect to any Critical Tenant lease that has caused or is the subject of a Critical Tenant Trigger Event and for which the borrower is effecting a Critical Tenant Trigger Event cure, a new lease of space at the Park Center Plaza I, II, III Property with a third-party tenant (provided that if such space was other than all or a portion of the formerly occupied Critical Tenant leased space, then such other space was vacant immediately prior to becoming the subject of such lease) having an initial term that extends at least to the earlier of (a) five years from the commencement of such lease or (b) December 6, 2038, generating base rent equal to or greater than the base rent no longer being paid as a result of the applicable Critical Tenant Trigger Event (individually or, if the borrower has notified the lender that it will satisfy the Approved Substitute Lease conditions by providing multiple new leases that, in the aggregate, satisfy the conditions of this definition, in the aggregate with all other such new leases).

Lockbox / Cash Management. The Park Center Plaza I, II, III Whole Loan is structured with a hard lockbox and springing cash management. All funds received by the borrower or the property manager will be remitted directly to the lender-controlled lockbox account within two business days of receipt, and the borrower is required to direct all tenants to make direct rent deposits into the lockbox account. As long as a Trigger Period (as defined below) is not in effect, all funds in the lockbox account are required to be distributed to the borrower daily. During the continuance of a Trigger Period, all funds in the lockbox will be transferred on each monthly payment date to a lender-controlled cash management account to be disbursed in accordance with the Park Center Plaza I, II, III Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the Park Center Plaza I, II, III Whole Loan documents are required to be held by the lender in an excess cash flow reserve account, to be disbursed as follows: (A) first, if a Trigger Period has occurred solely due to the occurrence of a Critical Tenant Trigger Event, all funds remaining in the cash management account will be deposited in the Critical Tenant reserve account; (B) second, if a Trigger Period has occurred solely due to the occurrence of a Critical Tenant Trigger Event but further deposits to the Critical Tenant reserve account have reached the Critical Tenant Reserve Cap, then all funds remaining in the cash management account will be released to the borrower; and (C) finally, if a Trigger Period has occurred (other than a Trigger Period resulting solely from a Critical Tenant Trigger Event), all funds remaining in the cash management account will be deposited into the excess cash reserve account.

A “Trigger Period” means a period (A) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt yield being less than 13.0% on the last day of any calendar quarter, and (iii) a Critical Tenant Trigger Event; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the debt yield being greater than or equal to 13.0% for two calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the cure of the applicable Critical Tenant Trigger Event.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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